     As filed with the Securities and Exchange Commission on July 5, 2002

                                                     Registration No. 333-81298
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------


                              AMENDMENT NO. 3 TO

                                   FORM S-11
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               -----------------
                      FOUNDATION CAPITAL RESOURCES, INC.

            (Exact name of registrant as specified in its charter)

                               -----------------


         Georgia                      6798                     58-2557344
     (State or other       (Primary Standard Industrial     (I.R.S. Employer
     jurisdiction of        Classification Code No.)       Identification No.)
    Incorporation or
      organization)

                            733 North State Street
                          Jackson, Mississippi 39202
                                (601) 709-2105
  (Address and telephone number of Registrant's principal executive offices)

                               -----------------

                                 A.J. Braswell
                                 President and
                            Chief Executive Officer
                      Foundation Capital Resources, Inc.
                            733 North State Street
                          Jackson, Mississippi 39202
                                (800) 838-1786
           (Name, address and telephone number of agent for service)

                               -----------------

                                  Copies To:

                            Alonzo L. Llorens, Esq.
                             Robert F. Cook, Esq.
                     Womble Carlyle Sandridge & Rice, PLLC
                 1201 West Peachtree Street, N.E., Suite 3500
                            Atlanta, Georgia 30309
                                (404) 872-7000

                               -----------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ____________
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ____________
   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [_] ____________
   If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                               -----------------

   The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                             SUBJECT TO COMPLETION

                   PRELIMINARY PROSPECTUS DATED JULY 5, 2002


PROSPECTUS

                               UP TO $55,000,000
                    REDEEMABLE CERTIFICATES OF INDEBTEDNESS
                                (2002 Series A)

                      FOUNDATION CAPITAL RESOURCES, INC.

   Foundation Capital Resources, Inc. ("Foundation Capital") is a Georgia corporation that intends to qualify as a real estate investment trust, or "REIT." We invest primarily in the work of churches, colleges, schools and other non-profit organizations through making mortgage loans to such entities, purchasing mortgage loans to such entities and acquiring indebtedness secured by mortgages issued by such entities. The net proceeds from the sale of our Redeemable Certificates of Indebtedness ("Certificates") will fund the loans we make and the debt obligations we purchase.

   We are offering Certificates with maturities at either one, three, five, seven or ten years with current interest rates at 4.0%, 5.0%, 6.0%, 6.5% and 7.0%, respectively. Interest paid on the Certificates may be either simple or compound. Interest on the face value of simple interest Certificates will be paid semi-annually from the date of purchase until maturity. Interest on compound interest Certificates will accrue on the face value from the date of purchase, will compound semi-annually each year and will be paid at maturity. We may change interest rates on unsold Certificates offered in the prospectus. Investors are required to invest a minimum of $5,000. Once a Certificate is sold, its interest rate will not change during its term. The Certificates are redeemable, prior to maturity, only at the option of Foundation Capital.

   We have not yet identified the mortgages in which we intend to invest; therefore this offering is considered a blind pool real estate program. There will be no public market for the Certificates as they are not being listed on any securities exchange or NASDAQ. Also, Certificate holders may have difficulty selling their Certificates when they want to and they may have difficulty reselling Certificates at the price at which they were purchased. The offering will terminate approximately two years from the date of this offering or upon completion of the sale of all Certificates, whichever first occurs. Although an escrow account has been established, investors will not receive a refund of their investment irrespective of the amount of funds raised. See "Use of Proceeds."

   Foundation Capital will pay the Underwriter a sales commission ranging from 0.25% to 2% of the purchase price of the Certificates and a renewal fee equal to .5% of the aggregate gross amount of Certificates. Additionally, the Underwriters may enter into one or more Selected Dealer Agreements with other broker-dealer firms. See "Plan of Distribution." In this regard, the Underwriter may select California Plan of Church Finance, Inc., which is controlled by California Baptist Foundation, who currently own 18.57% of the Foundation Capital's stock and it would receive a sale commission that would be a percentage of the Underwriter's fees.

    Investing in our Certificates of Indebtedness involves a high degree of risk. See "Risk Factors" beginning on page 7.

   Risks relating to Foundation Capital and the offering include, but are not limited to, the following:

  . This is a "best efforts" offering which means the underwriter is not required to sell any specific number or dollar amount of securities. Accordingly, there is no assurance we will sell all of the Certificates.

  . We have a limited operating history, which may increase the risk of your investment in the Certificates.

  .  Our Manager has no experience in managing or operating a REIT.

  . We are authorized to incur indebtedness of up to 300% of our consolidated assets in order to increase our assets available for investment, which may adversely affect our ability to repay our Certificates.

  . We intend to pay our Manager its actual costs in connection with this offering and an annual management fee ranging from 1.25% to 1.5% of the Average Invested Assets.

  . If interest rates rise above the average interest rate our loans earn, our net income may be reduced or eliminated.

  . We may change our investment and other financing policies without notice or investor consent, which may increase the risk of loss on our investments.

  . Our success depends on our Manager whom we have no ownership interest in although certain of our executive officers do.

  . We may have certain conflicts with our Underwriter due to the compensation arrangement, which may incentivize the Underwriter to sell Certificates prior to our being able to deploy the resulting proceeds to fund mortgage loans or purchase bonds. Also, due to our affiliation with the Underwriter, we may be more inclined to utilize it rather than other broker-dealers. Finally, we may purchase the minimum amount of bond issuances underwritten by the Underwriter to enable funds to be released from escrow accounts, which could present a risk if the balance of the bond issue is not sold.

  . It may be necessary for us to raise additional funds in order to meet all of our financial obligations, however, there is no assurance that a financing source will be available in which event it might be necessary for us to sell all or a portion of our loan portfolio.

  . We face exposure and risks with respect to the various loans we make as follows. With respect to construction loans the land value may decline or the borrower may fail to complete the project which could adversely affect the borrowers ability to repay the loan; interim loans generally require a balloon payment within a short period of time, therefore, the borrower may be unable to repay the loan at maturity; if a permanent loan matures, before it is fully repaid, a substantial principal amount is probably required to be repaid at maturity, and the borrower is at risk of defaulting on the loan; mortgage bond loans generally depend upon the borrowers ability to make its sinking fund payments or pledge collateral with a value that is sufficient to secure the bonds; or where Foundation Capital invests in bond collateralized loans so that the minimum in the bond offering can be met and the proceeds can be released from escrow, if the bond issue is not fully sold, the value of the collateral could be adversely impacted.

  . Compound Certificate holders will be allocated income and realize taxable income obligations, but they will not receive cash distributions for payment of associated taxes which could result in the holder's inability to pay the taxes.

  . We may have certain conflicts of interest with our Manager relating to the compensation structure and its fairness to Certificate holders; the Manager has certain conflicts in allocating management time, services and functions among existing and future programs it is involved in which may result in less than satisfactory performance with respect to Foundation Capital; the independent directors of Foundation Capital must, by a majority vote, approve all actions of the Manager which may result in the Manager being less effective; the size of a loan could impact the amount of compensation earned by the Manager which could result in Foundation Capital investing in loans that may be detrimental to its investing strategy and the agreements between Foundation Capital and the Manager may not be the result of arm's-length negotiation.

  . We will have no employees as long as the Management Agreement remains in force and all of our officers, who are also employed by the Manager, will devote less than full time to our business.

  . There may be conflicts of interest arising out of our relationships with affiliated lender from whom we may purchase mortgage loans since the loans that are purchased may not be loans that can produce the best return or be of the highest quality.

                               -----------------

                                                               Total
                                                             ---------
         Price to public(1).................................
         Selling Commissions(1).............................
         Proceeds, before expenses, to Foundation Capital(1)

--------
(1) Assumes all Certificates are sold at par.


                               -----------------

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                             Rives, Leavell & Co.

                                         , 2002

                               TABLE OF CONTENTS


                                                                                      Page
                                                                                      ----
Questions and Answers................................................................   1
Prospectus Summary...................................................................   1
   Foundation Capital Resources, Inc.................................................   1
   Business Objectives and Policies..................................................   1
   Risk Factors......................................................................   2
   Use of Proceeds...................................................................   3
   Manager...........................................................................   3
   Tax Status of the Company.........................................................   3
   The Offering......................................................................   4
   Our Investment Objectives.........................................................   4
   Conflict of Interest..............................................................   5
   Investment Restrictions...........................................................   5
   Dividend Policy and Distributions.................................................   6
   Ratio of Earnings to Fixed Charges................................................   6
   Concurrent Private Offering.......................................................   6
Risk Factors.........................................................................   7
Forward-Looking Statements...........................................................  17
Escrow of Certificate Proceeds.......................................................  18
Use of Proceeds......................................................................  18
Capitalization.......................................................................  19
Dividend, Distributions and Redemptions..............................................  20
Selected Consolidated Financial Information..........................................  21
Management's Discussion and Analysis of Financial Condition and Results of Operations  22
   Overview..........................................................................  22
   Critical Accounting Policies......................................................  22
   Financial Condition and Results of Operations.....................................  23
   Liquidity and Capital Resources...................................................  23
   Related Party Transactions........................................................  24
   Quantitative and Qualitative Disclosures about Market Risk........................  25
Business.............................................................................  26
   General...........................................................................  26
   The Limited Partnerships..........................................................  26
   Competition and Market............................................................  27
   Investments.......................................................................  27
   Operating Restrictions............................................................  28
   Properties........................................................................  28
   Litigation........................................................................  28
   Employees.........................................................................  28
The Mortgage Loans...................................................................  29
   Loan Policies.....................................................................  29
   Loan Processing and Underwriting..................................................  30
   Loan Participations...............................................................  30
   Loan Servicing....................................................................  30
Investment Objectives and Policies...................................................  31
   General...........................................................................  31
   Acquisition Policies..............................................................  31
   Restrictions on Investments.......................................................  31
   Loan Limit Policies...............................................................  32

                                                                              Page
                                                                              ----
   Other Policies............................................................  32
   Our Property..............................................................  32
Management...................................................................  36
   General...................................................................  36
   Directors and Executive Officers of the Company...........................  36
   Committees of the Board of Directors......................................  38
   Meetings of Directors.....................................................  39
   Compensation of Directors.................................................  39
The Manager..................................................................  40
   The Management Agreement..................................................  40
   Compensation..............................................................  40
Compensation Table...........................................................  41
Principal Stockholders.......................................................  42
Fiduciary Responsibility of Directors and the Manager and Indemnification....  44
   General...................................................................  44
   Limitation of Liability and Indemnification...............................  44
Conflicts of Interest........................................................  45
   General...................................................................  45
   Competition for the Time and Service of the Manager.......................  45
   Process for Resolution of Conflicting Opportunities.......................  45
   Acquisitions from Affiliates of the Manager...............................
   Receipt of Compensation by the Manager....................................  45
   Non-Arm's-Length Agreements...............................................  45
   Compensation to the Underwriter and Conflicts of Interest.................  46
   Our Affiliates May Compete with Us........................................  46
   Legal Counsel for Foundation Capital and the Manager is the Same Law Firm.  46
Certain Transactions with Affiliates.........................................  46
Description of the Certificates..............................................  47
   Certificates of Indebtedness..............................................  47
   Interest Rates and Maturity Schedule......................................  47
   Changes in Rates..........................................................  47
   Payment of Principal and Interest.........................................  47
   Security for Certificates.................................................  48
   Certificate Payment Fund..................................................  48
   Redemption or Rollover of Certificates at Maturity........................  49
   Early Redemption of Certificates by Investors.............................  49
   Early Redemption of Certificates by Company...............................  49
   Registry and Transfer of Certificates.....................................  49
   Book-Entry Only Registration..............................................  49
   Purchase of Certificates by Payment to Escrow Agent.......................  50
   Investment Limits.........................................................  50
Trust Indenture..............................................................  50
   General...................................................................  50
   Default and Remedies......................................................  50
   Trustee, Paying Agent, Registrar and Escrow Agent.........................  53
   Modification..............................................................  56
   Release of Collateral.....................................................  57
   Redemption of Certificates by Company.....................................  57
Interest Reinvestment Plan...................................................  57
Federal Income Tax Consequences..............................................  58
   Tax Classification of the Certificates....................................  59

                                                             Page
                                                             ----
                  Tax Consequences to Certificate Holders...  59
                  Taxation as a REIT........................  60
                  Tax Classification of the Company.........  60
                  Requirements for Qualification as a REIT..  61
               State and Local Tax Considerations...........  63
               ERISA Investors..............................  63
               Summary of Organizational Documents..........  64
                  Certain Articles and Bylaws Provisions....  64
                  Board of Directors........................  64
                  Amendment of the Organizational Documents.  64
                  Dissolution or Termination of the Company.  64
                  Transactions with Affiliates..............  65
                  Restrictions on Borrowing.................  65
               Plan of Distribution.........................  66
                  Subscription Process......................  66
                  Suitability Standards for Investment......  67
               Experts......................................  67
               Legal Matters................................  67
               Where You Can Find Additional Information....  67
               Sales Literature.............................  67
               Glossary.....................................  68
               Index to Financial Statements................ F-1

                        QUESTIONS AND ANSWERS ABOUT THE
              FOUNDATION CAPITAL RESOURCES, INC. PUBLIC OFFERING

Q: What is Foundation Capital Resources, Inc.?

A: Foundation Capital intends to be a real estate investment trust, or a REIT.
   It was formed in 2000 to invest primarily in the work of churches, colleges, schools and other non-profit organizations through making mortgage loans to such entities, purchasing church mortgage loans to such entities and acquiring indebtedness secured by mortgages issued by such entities.

Q: What is a REIT?

A: In general, a REIT is a company that:

  . combines the capital of many investors to acquire real estate or provide financing for real estate transactions;

  .  offers benefits of a diversified portfolio under professional management;

  . typically is not subject to federal corporate income taxes on its net income, provided certain federal income tax requirements are satisfied. This treatment substantially eliminates the "double taxation" (taxation at both the corporate and stockholder levels) that generally results from investments in a corporation; and

  .  must pay distributions to investors of at least 90% of its taxable income.

Q: Do you have a reinvestment plan where I can reinvest my interest payments in additional Certificates?

A: Yes. We have adopted a reinvestment plan in which investors can elect to reinvest their interest distributions in the Certificates they originally purchased. For information on how to participate in our reinvestment plan, see the section of the prospectus entitled "Interest Reinvestment Plan."

Q: What kind of offering is this?

A: We are offering up to $55,000,000 in Certificates of Indebtedness on a "best efforts" basis.

Q: How does a "best efforts" offering work?

A: When Certificates are offered to the public on a "best efforts" basis, we are not guaranteeing that any minimum number of Certificates will be sold.

Q: Is there any minimum required investment for investors?

A: Yes. Investors are required to invest a minimum of $5,000.

Q: If I buy Certificates in the offering, how can I sell them?

A: At the time you purchase Certificates, they will not be listed for trading on any national securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the Certificates when you purchase them, and we cannot be sure if one will ever develop. As a result, you may find that if you wish to sell your Certificates, you may not be able to do so promptly or at a price equal to or greater than the offering price.

   If we list the Certificates on a national securities exchange or over-the-counter market, we expect that you will be able to sell your Certificates in the same manner as other listed Certificates.

Q: What will you do with the proceeds from this offering?

A: We plan to use the proceeds to make mortgage loans, to purchase church mortgage loans and to acquire indebtedness secured by mortgages.

Q: Is there a section in the prospectus where Foundation Capital explains the technical terms that are used in the document?

A: Yes. You can refer to the "Glossary" section of the prospectus for definitions of the various technical terms we use.

                                  [FLOW CHART]

[A flow chart showing the relationship between Foundation Capital, the Manager, the Underwriter and their affiliates].

                              PROSPECTUS SUMMARY

   The summary highlights selected information contained elsewhere in this prospectus. This summary may not contain all of the information you should consider before investing in our Certificates. You should read the entire prospectus carefully, including "Risk Factors" and the financial statements and any supplements, before making an investment decision.

                      FOUNDATION CAPITAL RESOURCES, INC.

   Foundation Capital was formed as a Georgia corporation on June 29, 2000, to invest primarily in the work of churches, colleges, schools and other non-profit organizations through making mortgage loans to such entities and acquiring indebtedness secured by mortgages issued by such entities. Foundation Capital intends to qualify as a REIT by the end of 2002 and to lend funds primarily to churches and other non-profit organizations as funds from the sale of the Certificates become available for such purpose. Although Foundation Capital has the authority, in its Second Amended and Restated Articles of Incorporation (the "Articles"), to engage in the business of buying, selling and leasing of real estate, Foundation Capital plans to focus its business activities on: (i) direct mortgage lending to churches and other non-profit organizations and purchasing church mortgage loans to such entities; and (ii) investing in mortgage bonds issued by churches and other non-profit organizations. Foundation Capital plans to use the proceeds of the offering to engage in the business activities mentioned above and to provide working capital for the operation of Foundation Capital. In addition, Foundation Capital may invest in real estate to be purchased or leased by churches and other non-profit organizations.

   Subject to the supervision of Foundation Capital's Board of Directors, the business of Foundation Capital is managed by One Capital Advisors, LLC, a Georgia limited liability company (the "Manager"), which is the manager. See "Management--The Manager."

   On June 30, 2000, Foundation Capital formed Foundation Capital Partners I, LLLP, a Georgia limited liability limited partnership ("FCPI"). On October 31, 2000, Foundation Capital formed Foundation Capital Partners II, LLLP, a Georgia limited liability limited partnership (individually, "FCPII" and collectively, along with FCPI the "Limited Partnerships") and it was funded on February 7, 2001. Each of the Limited Partnerships is operated as what is commonly called a "Down REIT." Foundation Capital is the sole general partner of the Limited Partnerships. See "The Business Limited Partnerships." Foundation Capital's financial statements are presented on a consolidated basis, which means they include the financial information of the Limited Partnerships. However, neither the Limited Partnerships nor their assets are subject to the claims of the Certificate holders.

   Foundation Capital's principal executive offices are located at 733 North State Street, Jackson, Mississippi 39202, and its telephone number is (601) 709-2105. Foundation Capital's fiscal year is the calendar year ending December
31. For further information regarding Foundation Capital or the offering, contact A. J. Braswell at Foundation Capital's executive offices.

                       BUSINESS OBJECTIVES AND POLICIES

   Foundation Capital's primary investment objective will be to maximize regular quarterly dividends (including capital gains dividends) to shareholders through increases in cash flow available for distribution. Foundation Capital earns income for distribution from the interest income on its mortgage loans and mortgage backed bonds less the costs of managing such funds. In addition, Foundation Capital will charge fees to borrowers to obtain loans. In no event will distributions constitute less than 90% of Foundation Capital's REIT taxable income. Certificate holders will not share in the distributions.

   Foundation Capital intends to provide investors preservation of capital through investment in mortgage-backed loans and securities and a higher level of income than attainable through an investment in guaranteed or government-backed fixed-income securities. Foundation Capital will seek to enhance returns to its shareholders by providing short-term interim and construction loans to churches and other non-profit organizations at rates higher than could be received on long-term mortgages.

   Foundation Capital has established policies and limitations regarding its investments that are contained in Foundation Capital's Bylaws and in adopted loan policies.

Risk Factors

   Prospective investors should carefully consider the matters discussed under "Risk Factors" prior to making an investment decision regarding the Certificates offered hereby. An investment in the Certificates is highly speculative and involves a high degree of risk, including the risk of loss of an investor's entire investment. Some of the additional considerations include:

  . Foundation Capital was organized on June 29, 2000 and has a limited earnings history.

  . The mortgage loans purchased or to be made by Foundation Capital are secured by real property; therefore, it is subject to all of the risks generally attendant to real estate investments.

  . There is currently no public trading market for the Certificates and no public market will develop as a result of this offering. Therefore, the Certificates are illiquid investments.

  . Fluctuations in interest rates or a default in payment by borrowers could adversely affect Foundation Capital's ability to repay the Certificates, to pay expected dividends to its shareholders and its ability to qualify as a REIT because Foundation Capital may not have the cash available to make required distributions of its net income.

  . Foundation Capital's success will depend, to a large extent, on the quality of management provided by our executive officers and directors. While our officers and the Manager have experience in lending money to churches and other non-profit organizations, they have no previous experience in managing a REIT.

  . Foundation Capital's ability to qualify as a REIT involves the application of technical and highly complex provisions of the Internal Revenue Code of 1986, as amended (the "IRS Code") to various factual matters and circumstances, which are often not within Foundation Capital's control. Also, our qualification as a REIT will depend upon our ability to meet, through actual operations, various tests imposed by the IRS Code, and there can be no assurance that operating results will allow Foundation Capital to satisfy the IRS Code requirements.

  . The Board of Directors has the ability to amend or revise the investment and financing policies of Foundation Capital without a vote of the shareholders or Certificate holders.

  . Taxation of Foundation Capital as a corporation, if it fails to qualify as a REIT, could adversely affect our ability to repay the Certificates or to make anticipated dividends to our shareholders.

  . We are authorized to incur indebtedness of up to 300% of our consolidated assets in order to increase our assets available for investment, which may adversely affect our ability to repay our Certificates.

  . We intend to pay our Manager its actual costs in connection with this offering and an annual management fee ranging from 1.25% to 1.5% of the Average Invested Assets.

  . Our success depends on our Manager whom we have no ownership interest in although certain of our executive officers do.

  . We may have certain conflicts with our Underwriter due to the compensation arrangement, which may incentivize the underwriter to sell Certificates prior to our being able to deploy the resulting proceeds to fund mortgage loans or purchase bonds. Also, due to our affiliation with the Underwriter, we may be more inclined to utilize it rather than other broker-dealers. Finally, we may purchase the minimum amount of bond issuances underwritten by the underwriter to enable funds to be released from escrow accounts, which could present a risk if the balance of the bond issue is not sold.

  . It may be necessary for us to raise additional funds in order to meet all of our financial obligations, however, there is no assurance that a financing source will be available in which event it might be necessary for us to sell all or a portion of our loan portfolio.

  . We face exposure and risks with respect to the various loans we make as follows. With respect to construction loans the land value may decline or the borrower may fail to complete the project which could adversely affect the borrowers ability to repay the loan; interim loans generally require a balloon payment within a short period of time, the borrower may be unable to repay the loan at maturity; if a permanent loan matures, before it is fully repaid, a substantial principal amount is probably required to be repaid at maturity, and the borrower is at risk of defaulting on the loan; mortgage bond loans generally depend upon the borrowers ability to make its sinking fund payments or pledge collateral with a value that is sufficient to secure the bonds; or where Foundation Capital invests in bond collateralized loans so that the minimum in the bond offering can be met and the proceeds can be released from escrow, if the bond issue is not being fully sold, the value of the collateral could be adversely impacted.

  . Compound Certificate holders will be allocated income and realize taxable income obligations but they will not receive cash distributions for payment of associated taxes which could result in the holder's inability to pay the taxes.

  . There may be conflicts of interest arising out of our relationships with affiliated lender from whom we may purchase mortgage loans since the loans that are purchased may not be loans that can produce the best return or be of the highest quality.

Use of Proceeds

   Foundation Capital will use the proceeds of the offering to make mortgage loans primarily to churches, colleges, schools and other non-profit organizations, to purchase mortgage loans made to such entities and to acquire indebtedness secured by mortgages issued by such entities and for general working capital and other corporate purposes. See "Use of Proceeds."

Manager

   The Manager of Foundation Capital is One Capital Advisors, LLC, a Georgia limited liability company. The Manager's principal place of business is located at 733 North State Street, Jackson, Mississippi 39202. The Manager will be compensated for managing the day-to-day operations and business of Foundation Capital and reimbursed for its out-of-pocket expenses in connection with the offering. The Manager will receive an annual asset management fee from Foundation Capital ranging between 1.25% and 1.50% of the Company's Average Invested Assets. Our success depends on our Manager and we will have no employees as long as the management agreement is in force. Additionally, all of our officers are employed by the Manager; therefore, they will devote less than full time to Foundation Capital. See "Management" and "Glossary."

Tax Status of the Company

   Foundation Capital expects to qualify and to make the election to be taxed as a REIT under Section 856(c) of the IRS Code, commencing with its taxable period ending December 31, 2002. As a REIT, Foundation Capital generally will not be subject to federal income tax on income it distributes to shareholders as long as it distributes at least 90% of its REIT taxable income currently and satisfies a number of organizational and operational requirements to which REITs are subject. If Foundation Capital fails to qualify as a REIT in any taxable year, it will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. See "Risk Factors" and "Federal Income Tax Considerations." Even if Foundation Capital qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income. See "Federal Income Tax Considerations."

                                 THE OFFERING

   Securities offered. This prospectus relates to up to $55,000,000 of Foundation Capital Resources, Inc.'s Redeemable Certificates of Indebtedness. The maximum principal amount outstanding at any time may not exceed 300% of the consolidated net assets of Foundation Capital and the limited partnerships.

   Offering Price.  100% of the principal amount per Certificate.

   Term. The Certificates are expected to be available for issuance on June 1, 2002 with maturities ranging from 12 to 120 months from the date of issuance.

   Minimum denominations.  $5,000.

   Interest. We will establish interest rates on the Certificates offered in this prospectus, from time to time, based on market conditions and our financial requirements. Foundation Capital reserves the right to issue Certificates at rates that are different from those initially set forth on the cover of this prospectus. Interest rates on Certificates issued prior to such an interest rate change will not be affected. Interest on the face value of simple interest Certificates is payable by check semi-annually from the date of purchase. Certificate holders may elect, however, to reinvest their interest payments in the original Certificates they purchased on a compounded basis. The Certificates will bear an additional 25 basis points to those Certificate holders that invested at least $100,000 in the same maturity date.

   Collateral. The Certificates will be collateralized by church loans and mortgage bond loans with a face amount equal to the amount of the outstanding Certificates (the "Pledged Assets"). The Pledged Assets will be collaterally assigned to the Trustee.

   The Trustee. Pursuant to the terms of an indenture, Reliance Trust Company shall serve as trustee and shall hold the Pledged Assets for the benefit of the Certificate holders.

   Redemptions. Certificates will be redeemed at the expiration of such Certificate's term by the payment of all principal and accrued and unpaid interest on the Certificate. Foundation Capital retains the right to redeem a Certificate prior to the date of its maturity.

   Form.  Book-entry only.

                           OUR INVESTMENT OBJECTIVES

   Our investment objectives are to: create a diversified portfolio of mortgage loans and church bonds that preserves the capital base of Foundation Capital and generates income for Foundation Capital for distribution to its shareholders. In selecting investments, Foundation Capital will focus on security, credit worthiness, yields and maturities to manage the interest rate and liquidity risks inherent in lending.

                             CONFLICT OF INTEREST

   A number of potential conflicts exist between, the Manager, the Underwriter and our Affiliates. These conflicts include:

    -- we are managed by our Manager;

    -- all of our officers are employees of the Manager;

    -- our Chairman is an employee of the Manager;

    -- agreements between us and the Manager were not negotiated at arm's-length;

    -- negotiations between us and the Manager during the organization and structuring of our operations were not at arm's-length;

    -- the Management Agreement was not negotiated at arm's-length;

-- we may be more inclined to utilize our affiliate, Rives, Leavell & Co., Inc. to perform broker-dealer services;

-- we may be more inclined to engage in transactions with the various Assembly of God entities or California Baptist Foundation due to their ownership interest in us;

    -- the compensation structure for our underwriter may present a conflict of interest; and

    -- our Affiliates may compete with us.

                            INVESTMENT RESTRICTIONS

   Foundation Capital will observe the following investment restrictions:

    -- not more than 10% of Foundation Capital's total assets will be invested in unimproved real property;

    -- not more than 20% of the dollar value of Foundation Capital's mortgage loans will be made to entities other than churches and non-profit organizations;

    -- we may not invest in commodities or commodity futures contracts;

    -- we can not invest in mortgage loans unless an appraisal of the underlying property is obtained from an independent, qualified appraiser;

    -- mortgage loans and construction loans are generally limited to 80% of the appraised value of the property;

    -- we may not make or invest in mortgage loans that are subordinate to any mortgage or equity interest of the Manager, and director or Affiliate thereof;

    -- we may not invest in any equity securities of any non-governmental company for a period in excess of eighteen months; and

    -- we will not make loans which exceed the greater of $5,000,000 or 10% of the total assets of Foundation Capital.

                       DIVIDEND POLICY AND DISTRIBUTIONS

   We intend to distribute substantially all of our net income, as computed for federal income tax purposes, each year, to our stockholders so as to qualify for the tax benefits accorded to a REIT under the IRS Code. Foundation Capital intends to pay regular quarterly dividends to its shareholders equal to at least 90% of Foundation Capital's REIT taxable income. During the 12 month period from July 1, 2000 to June 30, 2001, Foundation Capital paid dividends of 8.25% of equity capital. There is no assurance, however, that Foundation Capital will be able to pay dividends or make other distributions (such as capital gain dividends) at this or any level in the future. See "Dividends, Distributions and Redemptions."

                      RATIO OF EARNINGS TO FIXED CHARGES

   The following table shows our ratio of earnings to fixed charges for the periods indicated:

                                                                     Six Months        Fiscal Year
                                                                        Ended             Ended
                                                                  December 31, 2000 December 31, 2001
                                                                  ----------------- -----------------
Fixed Charges:
   Interest Expense..............................................    $        0        $        0
   Capitalized Expenses Related to Indebtedness..................             0                 0
       Total Adjusted Fixed Charges..............................             0                 0
Earnings:
   Net Earnings Before Preferred Payments to Limited Partnership
     Minority Interests and Preferred Shareholders...............     1,269,591         4,273,729
   Fixed Charges.................................................             0                 0
       Total Adjusted Earnings...................................     1,269,591         4,273,729
Ratio of Earnings to Fixed Charges...............................           N/M(1)            N/M(1)

--------
(1) Not meaningful. For the periods presented, we had no fixed expenses.

                               PRIVATE OFFERING

   Foundation Capital is conducting a private offering to sell 2,500,000 shares of common stock, $10 par value. Foundation Capital is offering the common stock at a price of $10 per share with a minimum purchase of ten shares. The private offering is being conducted on a "best efforts" basis, and Foundation Capital intends to use the net proceeds to provide working capital for the operation of Foundation Capital.

                                 RISK FACTORS

   You should carefully consider the risks described below before making an investment decision. You should also refer to the other information in this prospectus, including our financial statements and accompanying notes appearing elsewhere in this prospectus. The risk and uncertainties described below are those that we currently believe may materially affect Foundation Capital. Additional risks and uncertainties that we are unaware of or that we currently deem immaterial also may become important factors that affect Foundation Capital.

   This prospectus also contains forward looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus.

We have a limited operating history, which limits your ability to evaluate our business and may increase the risk of your investment.

   We were incorporated on June 29, 2000 and have a limited earnings history. At December 31, 2001, we had an accumulated deficit of $88,838. Our limited operating history makes the prediction of future results difficult, or impossible. We are subject to all the risks inherent in the establishment of a new business including the absence of an extensive operating history. Our likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a newly organized company in the competitive environment in which we will operate. Investors should be prepared to risk the loss of their investment in the Certificates offered hereby.

   Neither Foundation Capital nor the Manager has any experience either operating or managing a REIT. The officers of the Manager have experience in the business of lending to churches and other non-profit organizations. Certificate holders must rely upon the judgment of our Directors and the Manager for investment decisions. Our ability to accomplish our stated investment objectives will depend, in part, on the success of the Manager in locating and negotiating our mortgage loans to qualified churches and other non-profit organizations throughout the United States. Foundation Capital does not currently have and it does not anticipate hiring any employees within the next twelve months; therefore, it is completely dependent upon the Manager's personnel and its office space.

If the loans we make are not repaid, we may be unable to repay principal and interest on the Certificates.

   The loans made by Foundation Capital are made primarily to churches and other non-profit organizations whose ability to repay the loans depends mainly upon contributions from its members. Income of Foundation Capital may fluctuate from year to year. There is no assurance that sufficient contributions will be available. Thus, no assurance can be given that there will be amounts sufficient to pay the principal and interest on the outstanding Certificates as they mature.

We will use leverage to increase assets available for investment, which may increase our exposure or risk of loss.

   We plan to use leverage (borrowing of funds for lending purposes through issuance of these Certificates and other loans) to increase our assets available for investment. The resulting high level of debt obligations may increase our exposure or risk of loss. In order to repay such borrowing, we may be required to liquidate certain of our investments, which may have an adverse effect upon our operations. Our Board of Directors has authorized us to incur indebtedness not to exceed 300% of the consolidated net assets of Foundation Capital and limited partnerships. Our assets may be pledged to secure such indebtedness.

Investing in the Certificates may result in negative United States federal income tax consequences to you.

   Holders of compound interest Certificates will be required, for federal income tax purposes, to include amounts in income, as original issue discount, in advance of cash such holder receives on a Certificate and to accrue interest on a constant yield to maturity basis at a rate equal to the interest rate of the Certificate. Holders are urged to consult their own tax advisors as to the United States federal income tax consequences of acquiring, owning and disposing of the Certificates. See "Federal Income Tax Considerations." Additionally, Compound Certificate holders will be allocated income and realize taxable income obligations, but they will not receive cash distributions for payment of associated taxes which could result in the holder's inability to pay the taxes.

A lack of geographic diversity in loans could adversely affect our business.

   There are no limits on the geographic location of the loans we may make or acquire and currently we have a concentration of loans in Washington and California. To the extent that properties underlying such loans are located in the same geographical region, such loans may be subject to a greater risk of delinquency or default in the event of adverse economic, political or business developments and natural hazard risks that may affect such region.

There may be a delay in investing the proceeds of the offering which could impact our ability to pay the interest on the Certificates.

   All proceeds will be held and invested by Reliance pursuant to the terms of the Trust Indenture and the Escrow Agreement. Proceeds will be disbursed to pay the expenses of the offering. Additional proceeds in excess of the amount required to pay the expenses of the offering will be released to Foundation Capital. Before the proceeds can be released to Foundation Capital, however, it is required to collaterally assign and pledge to the Trustee for the benefit of the holders of the Certificates mortgage loans and other assets to secure the Certificates. Pending the funding of mortgage loans or the purchase of bonds the yield from the investment of the proceeds will be substantially less than the interest accruing on the Certificate.

Under certain circumstances that may be a limited number of loans in which to invest which would impact our ability to maximize our returns.

   Our earnings, and our ability to make payments on the Certificates, depends, in part, on our ability to make or purchase mortgage loans at favorable rates compared to our borrowing costs. In some instances, there may be a limit on the availability of loans in which to invest for some of the following reasons: (1) the loan would not meet our investment guidelines; (2) the loan may not be in a location that is geographically desirable at that time; or (3) general market conditions and perceived "high interest rates" may cause potential borrowers to defer borrowing activities. If there is a lack of availability of loans to invest in, then there can be no assurance that the favorable spreads we require can be attained.

We are obligated to redeem the Certificates only at maturity.

   You will have no right to require us to prepay or redeem any Certificate prior to its Maturity Date (as defined below). However, we may elect to redeem a Certificate, at your request, if you owned it for a period of not less than one year and upon a showing of exceptional need or hardship. Additionally, we have the right to call a Certificate for Redemption, without premium, at any time on thirty (30) days written notice to you by payment of the face amount or the principal balance, as applicable. Finally, in the event of an automatic rollover, you will have a period of thirty (30) days after the Maturity Date to notify us of your desire to redeem your rollover Certificate and we will forward you your principal and accrued interest within thirty (30) days after we receive your payment.

We face loss exposure due to the risks of lending which could adversely affect our ability to make timely payments on the Certificates.

   Construction Loans. A mortgage loan made to an owner or developer to finance a property that is being developed or under construction will generally involve greater risks than a loan to finance property that has been fully constructed. There can be no assurance that the improvements to be constructed can be accomplished with available funds or in a timely manner. Although a project is usually refinanced upon completion, sale of the completed project sometimes provides the funds for repayment of the construction loan. Since market value cannot be accurately determined until a property is sold in the marketplace, the appraised value of a proposed project may be less than the actual value upon completion. In addition to the above, construction lending poses additional risk in that:

  .  land value may decline;

  .  municipalities may place moratoriums on building; or

  .  developers may fail to complete the project.

Any of these conditions could negatively affect our financial conditions.

   Interim Loans. Interim loans made to an owner who has a short term or temporary need for capital will generally involve greater risks than a loan that amortizes or fully pays out during the term of the loan. Interim loans might be made for example to acquire undeveloped real property, to permit a borrower to commence construction while other financing (including a bond program) is being obtained, or to proceed with capital expenditures prior to receipt of other funds from the sale of property or pledges from members. Because an interim loan requires repayment in full (balloon payment) within a short period of time, unless the Borrower is successful in obtaining other financing, sales proceeds, pledges or other funds by the maturity date, the borrower may not be able to repay the loan at maturity which could negatively affect our financial condition.

   Permanent Loans. Permanent loans are made on completed buildings and require equal consecutive monthly payments of principal and interest over the term of the loan. Such loans may provide for an amortization period of from 10 to 30 years but often have maturities that are less than the amortization period. Because principal is being repaid with each monthly payment, the outstanding principal reduces over time. If the loan matures, before it is fully repaid, and a substantial principal amount must be repaid at maturity, the borrower may not be in a position to refinance the remaining principal balance or sell the real property and a risk of default is presented. If any of the above occurs, then it is unlikely that the borrower will be in a position to repay us, which could adversely affect our financial condition.

   Mortgage Bonds. A mortgage bond program is in effect a permanent fully amortizing loan with a term of from 15 to 25 years. The issuer pays monthly into a sinking fund maintained by the bond trustee and the bond trustee makes payments every six months (semi-annual payment date) of interest on simple interest bonds, interest and principal on compound bonds that mature on each semi-annual payment date, and principal on simple interest bonds that mature on each semi-annual payment date. The interest rate on the bonds often varies with the bonds having longer maturity dates bearing a higher interest rate. Foundation Capital intends to buy bonds with maturities of no more than approximately 11 years. Repayment of the bonds is dependent upon the ability of the issuer to make its sinking fund payments and the value of the collateral pledged to secure the bonds. A failure, on the part of the issuer, to make its sinking fund payments or if the value of the pledged collateral is inadequate to properly secure the bonds, the repayment of the bonds may be either delayed or may not occur at all. Any of these events could negatively affect our financial condition.

   Bond Collateralize Loans. A bond collateralized loan ("BCL") is very similar to the purchase of mortgage bonds. In a BCL, Foundation Capital, FCP I or FCP II will make a loan to a borrower which is secured by certain specific bonds (the "Pledged Bonds"). The BCL will bear interest, mature and require payments identical to the interest rates, maturity dates and payment terms of the Pledged Bonds. Foundation Capital intends to loan against bonds with maturities of no more than approximately 11 years.

   Foundation Capital may buy mortgage bonds or make a BCL to enable the issuer to meet the minimum escrow requirements for the bond issue. Since church bonds are normally sold on a "best efforts" basis, many states require that a minimum amount of the bonds be sold before any of the bond proceeds may be released from escrow to be used by the issuer. The minimum escrow amount varies from issue to issue and may be anywhere from 30% to 100%. Often the minimum is set at a level that will allow for purchase of real property, payment of existing indebtedness or accomplishment of the substantial purpose of the offering. If Foundation Capital invests, so that the minimum will be met, there is a risk that the balance of the bond issue might not be sold. In that event, the project for which the bonds were to be sold may not be completed and the value of the collateral for the bonds may be less than anticipated. Accordingly, there can be no assurance that the spread we anticipated will be attained.

We have not identified specific mortgages in which we will invest, and investors will have no means of recourse in the event that they disagree with the manager's investment decision.

   Other than the outstanding commitments, the Manager has not identified any mortgage loans in which there is a reasonable probability that we will invest. Substantially all of the proceeds of this offering will be invested in mortgage loans, mortgage bonds or other qualifying assets which have not been specifically identified. Such an offering is commonly referred to as a "blind pool" offering. As of May 22, 2002, however, there were fifteen outstanding commitments totaling $10,896,250, which consist of bond collateralized, construction and permanent loans. Investors must rely on the ability of the Manager with respect to such investments and will not have the opportunity to evaluate for themselves the relevant economic, financial and other information regarding the specific mortgage loans or other assets in which the proceeds of this offering will be invested. Accordingly, the risk of investing in the Certificates may be increased. No assurance can be given that we will close the loans for which there are outstanding commitments, that we will be successful in obtaining suitable investments or that our objectives will be achieved.

The risks and the general illiquidity of real estate investments may prohibit us from disposing of certain investments in response to changes in economic and other conditions.

   All real property investments are subject to some degree of risk. The mortgage loans and mortgage bonds in which we intend to invest are not insured by any governmental or other entity. The ability of borrowers to repay loans and our resulting ability to repay the Certificates and to pay estimated dividends to shareholders may be adversely affected by the general economic climate, local conditions, zoning or other regulatory restrictions and increased operating costs. Furthermore, real estate loans and bonds are relatively illiquid; therefore, we will have a limited ability to vary our portfolio promptly in response to changes in economic or other conditions.

General economic and financial conditions in mortgage and financial markets may negatively affect our results of operations and your investment.

   The performance of our mortgage loan portfolio will depend on, among other things, the level of net interest income generated by our mortgage loans, the market value of such mortgage loans and the supply of and demand for such mortgage loans. Prepayment rates, interest rates, borrowing costs and credit losses depend upon the nature and terms of the mortgage loans, the geographic locations of the properties securing the mortgage loans, conditions in financial markets, the fiscal and monetary policies of the United States government and the Board of Governors of the Federal Reserve System, international economic and financial conditions, competition and other factors, none of which can be predicted with any certainty.

In the event of foreclosure, we may not receive sufficient proceeds from the sale of single purpose properties, which are used as security for many of our mortgage loans, to recover outstanding principal and interest because of its limited marketability.

   A substantial portion of the properties or portions thereof that will secure the mortgage loans that we will make are designed as church and related facilities. In the event that we foreclose on any real property securing such loans, there is no assurance that a purchaser would pay a price equal to or greater than the outstanding balance of the loan or a price equal to its stated or appraised value because such facilities are generally single purpose facilities. As a result, the number of entities that would be interested in purchasing or leasing the facilities for other purposes could be extremely limited and our ability to lease or sell the facilities to a third party would be affected adversely. Therefore, there is no assurance that we could realize sufficient proceeds from foreclosures on any real property securing such loans and the sale of the facilities thereon to recover our investment or the anticipated earnings from such loans.

Changes in laws may adversely affect our operations.

   Increases in income taxes, service taxes or other taxes generally are not passed through to borrowers and may adversely affect our funds from operations and our ability to pay the Certificates to make distributions to Certificate holders.

Insurance on our real estate and real estate collateral may not cover all potential losses.

   The borrowers are generally required to maintain comprehensive liability, fire and extended coverage insurance with respect to each of the properties securing the mortgage loans with policy specifications, limits and deductibles customarily carried for similar properties. Certain types of losses, however, may be either uninsurable or not economically insurable, such as losses due to riots, acts of war or earthquakes. Should an uninsured loss occur, we could lose our cash flow from a mortgage loan, which could adversely affect our ability to pay the Certificates to make distributions to shareholders.

Environmental compliance costs and liabilities with respect to our real estate may affect our results of operations.

   Under various Federal, state and local laws, ordinances and regulations, an owner or operator of real property or a secured lender may be liable in certain circumstances for the cost of removal or remediation of certain hazardous or toxic substances or petroleum products disposed, stored, released, generated, manufactured or discharged from, on, at, into, below or in such property, as well as certain other potential costs relating to hazardous and toxic substances. Such laws often impose liability without regard to whether the owner knew of, or was responsible for, the presence of such contaminants. The presence of such contaminants, or the failure to properly remediate such contaminants, may adversely affect the owner's ability to sell or rent such property or to borrow using such property as collateral. The cost of any required remediation and the liability of the owner therefore as to any property is generally not limited under such environmental laws and could exceed the value of the property and/or the aggregate assets of the owner. Persons who arrange for the disposal or treatment of hazardous or toxic substances or petroleum products may also be liable for the costs of removal or remediation of such contaminants at a disposal or treatment facility, whether or not such facility is owned or operated by such person. Moreover, certain environmental laws impose liability for release of asbestos-containing materials ("ACMs") into the air and third parties may seek recovery from owners or operators of real properties for personal injury associated with ACMs. The improvements on the real property may also be operated in a manner that emits any number or amount of regulated substances into the air or storm water, thereby creating other potential liabilities for the owners and/or for us. In connection with the ownership (direct or indirect), operation, management and development of real properties, we may be considered an owner or operator of such properties or as having arranged for the disposal or treatment of hazardous or toxic substances or petroleum products and, therefore, potentially liable for removal or remediation costs, as well as certain other related costs, including governmental fines and injuries to persons and property. This is a changing area of law and courts have found both in favor and against lender liability in this area under various factual scenarios. Although Congress could enact legislation designed to limit or preclude mortgagee liability in this area, there can be no assurance that such legislation will become law or, if it does become law, that it will fully protect lenders from such liabilities.

In the event of borrower defaults or bankruptcies, we may not recover the principal and interest owed on the mortgage loan and our ability to repay the Certificates would be negatively affected.

   We are subject to the risk of loss due to borrower defaults and bankruptcies, to the extent there is any deficiency between the value of the mortgage collateral and insurance and the principal amount of the mortgage loans. In the event of a default by a borrower, it may be necessary for us to foreclose on the properties securing the mortgage loans or engage in negotiations which may involve further outlays to protect our investment. The mortgages securing our loans may be or become, in some cases, subordinate to mechanics' or materialmen's liens. In such cases, it may become necessary, in order to protect a particular investment, for us to make payments in order to maintain the current status of a prior lien or discharge it entirely. It is possible that the total amount we recover in such cases may be less than our total investment and would adversely affect our ability to repay the Certificates to make distributions to shareholders.

If our mortgage loan documentation is not sufficient, we may not be able to exercise all of the remedies needed to protect our interest and may be subject to legal action by borrowers.

   The mortgage loan documents may not be prepared by us and there is no guarantee that our mortgage loan documentation will comply with all laws and regulations or that a borrower will not have a cause of action based on improper loan documentation.

If interest rates rise above the average interest rates being earned by our loan portfolio, your investment may be adversely affected.

   We will be exposed to the risks inherent in fixed rate debt, including the risk that a general rise in interest rates would make our yield on a particular mortgage loan lower than prevailing rates at a given time, which, in turn, could negatively affect our value and consequently the value of our Certificates. We cannot predict the direction, the extent or duration of interest rate changes, however, we will attempt to reduce this risk by maintaining a balanced portfolio of short and medium-term loans, as well as some long-term mortgage loans. In addition, we will also attempt to reduce risk by offering variable or otherwise adjustable-rate loans to borrowers.

Statutes may limit or prevent a change of control even if a change of control would increase our ability to repay the Certificates.

   In order to maintain its qualification as a REIT under the IRS Code, not more than 50% in the value of the outstanding shares of our capital stock may be owned, directly or indirectly, by five or fewer persons. Persons are defined in the IRS Code to include certain exempt organizations. To ensure that we will not fail to qualify as a REIT under this test, the Articles provide that no person may own or be deemed to own by virtue of the attribution provisions of the IRS Code, more than 9.8% of the number of issued and outstanding stock of Foundation Capital. This ownership limit may discourage a change of our control.

If proceeds from this offering are less than we anticipate, our ability to execute our business plan and to repay the Certificates could be adversely affected.

   The Certificates are being sold on a "best efforts" basis whereby our underwriters are only required to use their best efforts to locate purchasers of the Certificates on our behalf. Therefore, no assurance can be given as to the amount of proceeds that will be available to us for investment. In the event that less than all of the Certificates are sold during the offering, we would have fewer cash assets to apply toward our business plan of providing mortgage financing to churches and other non-profit organizations. In such event, our fixed operating expenses, as a percentage of gross income, would be higher and consequently reduce the income available to repay the Certificates. In addition, our assets invested would be less diversified.

We depend on our Manager and may not find a suitable replacement if our Manager terminates the Management Agreement.

   We will be dependent upon the Manager for essentially all aspects of our business operations, including, but not limited to, mortgage loan underwriting and services, marketing and advertising, generation and follow-up of business leads, maintaining business relationships with other persons in the business in which we are engaged, maintaining our goodwill, managing our operations, including bookkeeping, filing reports with state, federal tax and other regulatory authorities, and providing reports to shareholders.

We may change our investment and other financing policies without notice and without investor consent which may increase the risk of loss on our investments.

   Our investment and other financing policies and our policies with respect to certain other activities, including acquisitions, capitalization, distributions, REIT status and operating policies, will be determined by our Board of Directors. Although our Board of Directors has no present intention to do so, it may amend or revise these policies from time to time without notice to our investors or a vote of our shareholders which could result in our making investments that are different from and possibly riskier than the investments described in the prospectus. A change in our investment strategy may increase our exposure to interest rate and real estate market fluctuations.

Our failure to qualify as a REIT would result in higher taxes and reduced cash available for investment and would adversely affect our ability to repay the Certificates.

   There are various federal income tax risks associated with an investment in us. Each potential investor is strongly urged to consult his or her own tax advisor concerning the effects of federal income tax law on an investment in us and on his or her individual tax situation. Investors should recognize that many of the advantages and economic benefits of an investment in us depend upon our treatment as a REIT for federal income tax purposes. If we are not taxed as a REIT, we will pay a corporate level tax on our income which would reduce our cash available for investment, repayments of the Certificates or distribution to shareholders. Our continued treatment as a REIT is dependent upon the law and regulations, which are subject to change, and on our ability to continue to satisfy a variety of objective tests set forth in the IRS Code. See "Federal Income Tax Considerations."

   We intend to operate so as to qualify as a REIT under the IRS Code. Although we believe that we will be organized and will operate in such a manner, no assurance can be given that we will be organized, or will be able to operate in a manner, so as to qualify or remain qualified as a REIT. We have not sought, nor do we intend to seek, a ruling from the Service with respect to our qualification as a REIT. See "Federal Income Tax Considerations."

   Qualification as a REIT involves the satisfaction of numerous requirements established under highly technical and complex IRS Code provisions, of which there are only limited judicial and administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within our control. In addition, no assurance can be given that legislation, regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification. We are not aware, however, of any proposal to amend the tax laws that would significantly and adversely affect our ability to operate as a REIT. See "Federal Income Tax Considerations."

   If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. In addition, unless entitled to relief under certain statutory provisions, we will also be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. Such disqualification would reduce our net earnings available for investment, repayment of the Certificates, or distribution to shareholders due to our additional tax liability for the year or years involved. In addition, dividends to shareholders would no longer be required to be made. Although we currently intend to operate in a manner designed to qualify as a REIT, it is possible that future economic, market, legal, tax and other considerations may cause our Board of Directors to revoke the REIT election. See "Federal Income Tax Considerations."

   Even if we qualify as a REIT, we will be subject to certain federal, state and local taxes on our income and property. See "Federal Income Tax Considerations" and " State and Local Tax Considerations."

REIT distribution requirements could require us to borrow funds or liquidate investments on adverse terms, which might adversely affect our profitability.

   We may be required from time to time, under certain circumstances, to accrue as income for tax purposes interest earned but not yet received. In such event, or if we are required to use available cash to pay liabilities, we could have taxable income without sufficient available cash to enable us to meet the distribution requirements of a REIT or to avoid being subject to a 4% excise tax. Accordingly, we could be required to borrow funds or liquidate investments on adverse terms in order to meet such distribution requirements. See "Federal Income Tax Considerations."

In the event that a borrower defaults and we are unable to recover amounts outstanding from a principal or an affiliate of a borrower that guaranteed the loan, we may be unable to recover the full amount of the loan, which would adversely affect our profitability.

   A small percentage of the loans we make may be guaranteed by individual members or directors of the non-profit or church organization to whom a loan is made. Since no financial statements of such individuals may be required, we may not know the ability of such guarantors to repay the loan in case of default. In the event it becomes necessary for us to foreclose upon the real estate securing a loan, such security would be sold at public or private sale as provided in the mortgage or deed of trust given to us. Should the proceeds from such sale be insufficient to pay in full the principal and interest upon the note together with all expenses of foreclosure, we may call upon the guarantors to pay any such deficiency pursuant to the terms of the guaranty agreement. Whether we would file suit against any or all of the individual guarantors of the note would depend upon certain factors existing at such time, including, but not limited to the following: the amount of deficiency, if any, existing after the individual guarantors were called upon to pay the same, the availability of the guarantors for judicial process, and the financial condition of the guarantors.

We may make interim loans, which carry more risk of not being repaid on time and more risk that we will not recover our investment in such loans.

   We intend to make interim loans to churches and other non-profit organizations which will have relatively short maturities and require little or no principal payments until maturity. Interim loans may be made to facilitate the acquisition of real property, the commencement of construction, or for other reasons pending the issuance of mortgage bonds, closing of permanent financing or realization of pledges from members.

   If an interim loan is made in anticipation of a bond offering of the borrowers, the proceeds from the sale of the bonds would be used to repay our interim loan. The timely repayment of these interim loans is primarily dependent upon the success of the borrower and/or its broker-dealer in selling its bonds. Since these bonds are generally sold on a best efforts basis, with no firm underwriting or commitment by the broker-dealer to purchase any of the bonds, there is no assurance that bonds in sufficient amounts will be sold in order to timely repay our interim loans.

   The timely repayment of these interim loans is often dependent upon the success of the borrower in obtaining gifts from its members or supporters. There is no assurance that a sufficient amount of gifts will be received by the borrower in order to timely repay our interim loans.

   If sufficient bonds have not been sold by the maturity date of the interim loan or sufficient gifts have not been received by the maturity date, the borrower may be forced to find other sources to repay the principal and interest of the loan. There is no assurance that such funds will be available. Should the borrower be unable to repay the interim loan, we would have the option to either foreclose on the real property or the mortgage bonds securing the interim loan, or to extend the term of the loan over a longer period.

There is no assurance that the Certificates may be resold since they will not be traded in the public market.

   The offering price of the Certificates and the interest rates were based on, among other factors, our expected results of operations, estimates of our future business potential and earnings prospects and the current state of the church mortgage lending and the economy as a whole. One of the factors that may influence the price of the Certificates will be the annual interest rate on the Certificates as compared with the yields on alternative investments. Any significant increase in market interest rates could lead purchasers and holders of Certificates to demand a higher annual yield through other investments. An increase in market interest rates would probably decrease the price of the Certificates. Moreover, numerous other factors, such as governmental regulatory action and tax laws, could have a significant impact on the future price of the Certificates.

   An investment in the Certificates should be considered as a long-term investment. Investors may not be able to liquidate their investments in the event of an emergency or other circumstance. We are not obligated to repurchase Certificates at the request of an investor. Investors may not be able to sell any Certificates purchased should they need to do so for emergency purposes or otherwise.

If our commitment to make loans exceeds our cash on hand, we could be subject to claims from borrowers to whom we have made commitments.

   We believe that the funds available to us from this offering and future sales of our Certificates, any lines of credit and available cash flows from the our operations will enable us to meet our obligations under our commitments. The availability of cash flows from our operations is, however, dependent upon the ability of the borrowers to repay loans. In the event that a significant portion of our outstanding mortgage loans were to become delinquent, we might be unable to meet our obligations under our outstanding commitments without additional financing, the terms and availability of which cannot be predicted. Should additional financing be unavailable, we would be required to liquidate certain of our investments, which could have an adverse effect upon our operations. Our loan commitments are enforceable obligations and if not timely funded, would subject us to claims for damages by borrowers to whom such commitments were made but not funded.

It may be necessary for us to raise additional funds in order to meet all of our financial obligations and such funds may not be available on acceptable terms or at all.

   It may be necessary for us to raise additional funds in order to meet all of our financial obligations including the funds needed to pay the Certificates on their scheduled maturity dates. There is no assurance that we would be able to do so, in which event it might be necessary for us to sell a portion of our loan portfolio or investment portfolio. In the event it became necessary for us to sell a portion of our loan portfolio or investment portfolio, it might be necessary that such assets be sold at a discount, which would reduce our equity to the detriment of our shareholders. The extent, if any, which we would have to discount our loan portfolio or investment portfolio cannot be determined at this time. In addition, our ability to raise funds through borrowing may require the granting of security interest in certain of our assets.

We are not currently supervised or regulated.

   We are not supervised or regulated by any federal or state authority or regulatory agency. In addition, we are not insured or guaranteed by any federal or state authority or regulatory agency.

Our Certificates are unrated and your investment decision must be made without rating agency input.

   No rating agency or other third party has reviewed this transaction for the purpose of assessing the likelihood of our repaying the Certificates.

Remedies specified in loan agreements and mortgages may be either limited or unavailable, therefore, we may be unable to recover amounts we invest in our mortgage loans.

   Certain limitations apply to the remedies provided in mortgages. The practical realization of the value from mortgaged properties upon any default will depend upon the exercise of various remedies specified by the loan agreements and the mortgages. These and other remedies, in many respects, may require judicial actions, which often are subject to discretion and delay. Under existing law, the remedies specified by the loan agreements and the mortgages may not be available or may be limited. A court may decide not to order the specific performance of the covenants contained in the loan agreements and mortgages.

   In addition, the various security interests established under the loan agreements and the mortgages will be subject to other claims and interests. Examples of such claims and interests are: (i) statutory liens; (ii) rights arising in favor of the United States or any agency thereof; (iii) constructive trusts, equitable liens or other rights impressed or conferred by any state or federal court in the exercise of its equitable jurisdiction; and (iv) federal bankruptcy laws affecting amounts earned by the borrower after institution of bankruptcy proceedings by or against the borrower.

There may be certain conflicts of interest between the Company, Manager, lenders and Affiliates.

   Foundation Capital will be subject to various conflicts of interest arising out of its relationships with lenders from whom it will purchase mortgage loans and vendors from which it may purchase services. The mortgage loans purchased by Foundation Capital from affiliated lenders may not be loans that can produce the best possible return and the services purchased from affiliated vendors may not be at prices that are competitive with unaffiliated third parties.

   Conflicts of interest exist among our officers and directors and the officers and directors of the Manager. A.J. Braswell and Roland Leavell own 66.67% and 33.33% of One Capital Source, LLC, respectively, which owns 100% of the Manager.

   Foundation Capital will also be subject to various conflicts of interest arising out of its relationship with the Manager. One-twelfth of an annual asset management fee ranging between 1.25% and 1.50% per annum of the Average Invested Assets of Foundation Capital will be paid monthly to the Manager. The Manager will receive the fees and payments for services rendered to Foundation Capital irrespective of whether the Certificates are paid and shareholders receive distributions. The Manager has certain conflicts in allocating management time, services and functions among existing and future programs it is involved in which may result in less than satisfactory performance with respect to Foundation Capital; the size of a loan could impact the amount of compensation earned by the Manager which could result in Foundation Capital investing in loans that may be detrimental to its investing strategy and the agreements and arrangements between Foundation Capital and the Manager may not be the result of arm's-length negotiation.
   We have agreed to indemnify the Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever in respect to or arising from any acts or omissions of the Manager undertaken in good faith and pursuant to the authority granted to the Manager under the management agreement and does not constitute bad faith, misconduct or gross negligence.

   A.J. Braswell indirectly owns 60% interest in the Underwriter who will receive commissions from Foundation Capital based upon its participation in this offering. Accordingly, Mr. Braswell has a controlling interest in the Underwriter and he is the Chief Executive Officer of Foundation Capital, which could result in a conflict of interest. For example, Mr. Braswell may be more inclined to utilize the Underwriter rather than other broker-dealers.

Our success depends on our Board of Directors and our Manager

   The Board will be responsible for adoption of policies and procedures and for supervision of the Manager. The success of Foundation Capital will depend to a large extent on the quality of the management provided by the Manager and its employees and service providers. Foundation Capital is dependent for the selection, structuring and monitoring of its mortgage loans on the diligence and skill of the Manager. The officers of the Manager have experience in the business of lending to churches and other non-profit organizations, but have no previous experience in managing a REIT. See "Management."

   Holders of Certificates have no right or power to take part in the management of Foundation Capital or to approve any changes of policies. Thus, an investor should not purchase any Certificates unless the investor is willing to entrust all aspects of the management of Foundation Capital to the Board of Directors.

If we should cease to qualify for an Investment Company Act exemption, our ability to use leverage and to conduct our business would be materially adversely affected as would our ability to make timely payments on the Certificates.

   We at all times intend to conduct our business so as not to become regulated as an investment company under the Investment Company Act. Accordingly, we do not expect to be subject to the restrictive provisions of the Investment Company Act. The Investment Company Act exempts entities that are "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate." We are presently covered by this exemption but if we should cease to qualify for this or another exemption in the future, our ability to use leverage would be substantially reduced and we would be unable to conduct our business as described in the prospectus. Any such failure to continue to qualify for exemption could have a material adverse effect on our business.

                          FORWARD-LOOKING STATEMENTS

   This prospectus contains certain forward-looking statements, including or related to our future results, including certain projections and business trends. Assumptions relating to forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. When used in this prospectus, the words "estimate," "project," "intend," "believe" and "expect" and similar expressions are intended to identify forward-looking statements. We believe that assumptions underlying the forward-looking statements are reasonable, however, any of the assumptions could prove inaccurate, and we may not realize the results contemplated by the forward-looking statement. Management decisions are subjective in many respects and susceptible to interpretations and periodic revisions based on actual experience and business developments, the impact of which may cause us to alter our business strategy or capital expenditure plans that may, in turn, affect our results of operations. In light of the significant uncertainties inherent in the forward-looking information included in this prospectus, you should not regard the inclusion of such information as our representation that we will achieve any strategy, objectives or other plans. The forward-looking statements contained in this prospectus speak only as of the date of this prospectus as stated on the front cover, and we have no obligation to update publicly or revise any of these forward-looking statements.

   These and other statements, which are not historical facts, are based largely on management's current expectations and assumptions and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by such forward-looking statements. These risks and uncertainties include, among others, the risks and uncertainties described in "Risk Factors."

                        ESCROW OF CERTIFICATE PROCEEDS

   Foundation Capital has established an Escrow Account with Reliance Trust Company, a Georgia corporation ("Reliance") as Escrow Agent, into which all the proceeds of this offering will be deposited. All proceeds will be held and invested by the Escrow Agent pursuant to the terms of the Trust Indenture and Escrow Agreement. Proceeds will be disbursed to pay the expenses of the offering. Any additional proceeds in excess of the amount required to pay the expenses of the offering will be released by the Escrow Agent to Foundation Capital for the purposes described in this prospectus; provided, however, that prior to the release of any proceeds to Foundation Capital, it is required to collaterally assign and pledge to the Trustee for the benefit of the holders of the Certificates mortgage loans and other assets to secure the Certificates. See "Description of Certificates--Security for Certificates."

                                USE OF PROCEEDS

   The net proceeds to Foundation Capital from the issuance of the Certificates (assuming the maximum amount of Certificates are sold), after deducting estimated offering expenses, are estimated to be approximately $54,038,000. The principal purpose of the offering is to use the proceeds to make mortgage loans to fund the acquisition of mortgage loans, to retire any borrowing incurred to acquire mortgage loans and for general working capital and other corporate purposes. Pending use of the proceeds for such purposes, the net proceeds will be invested in short-term obligations, such as Treasury bills and money market funds. A portion of the assets purchased with net proceeds may be included in the collateral for the Certificates. There is no minimum amount of Certificates that must be sold.

   The following table sets forth certain information concerning the estimated use of proceeds from the issuance of the Certificates, assuming all of the Certificates are sold.

                                                       Percentage of
                                             Amount     Total Funds
                                           ----------- -------------
            SOURCE OF FUNDS:
               Gross Offering Proceeds(1). $55,000,000       100%
            USE OF FUNDS:
               Selling Commissions(2)..... $   742,500      1.35%
               Offering Expenses(3)....... $   250,000      .004%
               Funding of Loans........... $54,007,500     98.20%

--------
(1) The amounts assume issuance of the full amounts of Certificates permitted under the Indenture.
(2) We will pay the underwriters a commission of 0.25% of the Certificates due June 1, 2003, 1% of the purchase price of certificates due June 1, 2005, 1.5% of the purchase price of Certificates due June 1, 2007, 2% of the purchase price of Certificates due June 1, 2009 and 2% of the purchase price of Certificates due June 1, 2012. The exact amount of commissions we will pay upon the sale of Certificates cannot be determined but is estimated based on the average rate of the commissions for all of the maturities.
(3) The figures are our best estimates of the legal, accounting, printing, filing fees and other expenses attendant to this offering. All of such fees and expenses have been or will be paid to independent professionals and service providers.

                                CAPITALIZATION


   The following table summarizes our capitalization as follows:



                                                                           December 31,   March 31,
                                                                               2000         2002
                                                                           ------------ ------------
                                                                                         (unaudited)
BORROWINGS:
Certificates of Indebtedness.............................................. $        --  $         --
Total Borrowings..........................................................          --            --
LIMITED PARTNERSHIP MINORITY INTEREST.....................................  81,289,161   118,069,498
STOCKHOLDERS' EQUITY:
Class I preferred stock, 7.25% cumulative and .50% Noncumulative; $10 par value; authorized 10,000,000 shares; issued and outstanding 2001--200
  shares, 2000--0 shares..................................................       2,000         2,000
Common Stock; $10 par value; authorized 10,000,000 shares; issued and
  outstanding 2001--143,876.3 shares, 2000--150...........................   1,438,763     1,502,263
Excess Stock; $10 par value; authorized 20,000,000 shares; none issued and
  outstanding.............................................................          --            --
Additional paid-in capital (deficit)......................................    (160,000)     (160,000)
Retained earnings (deficit)...............................................     (88,838)      (96,733)
                                                                           -----------  ------------
   Total stockholders' equity............................................. $ 1,191,925  $  1,247,530
                                                                           -----------  ------------
Total stockholders' equity and borrowings................................. $82,481,086  $119,317,028
                                                                           ===========  ============

   The Company has 50,000,000 shares of its capital stock authorized.

                    DIVIDEND, DISTRIBUTIONS AND REDEMPTIONS

   Foundation Capital intends to pay regular quarterly dividends to shareholders in an amount equal to at least 90% of Foundation Capital's REIT taxable income. We intend to make dividend distributions quarterly. During the 12 month period from July 1, 2000 to June 30, 2001, Foundation Capital paid dividends of 8.25% of the par value to holders of Foundation Capital's common stock. During such period, there were no shares of Foundation Capital's Class I preferred stock issued and outstanding. Dividend amounts will be estimated for the first three quarters of each fiscal year and adjusted annually based upon Foundation Capital's audited year-end financial report. The estimate of the prospective dividend rate is based on management's current estimate of cash available for dividends for the 12 months following the offering. The actual return that Foundation Capital will realize may vary significantly from the estimate and will be affected by a number of factors, including gross income received from borrowers, operating expenses of Foundation Capital and the ability of borrowers to meet their obligations. No assurance can be given that Foundation Capital's estimate will prove accurate.

   Once Foundation Capital becomes a REIT, dividends to the extent of its current and accumulated earnings and profits for federal income tax purposes, other than capital gains dividends, generally will be taxable to shareholders as ordinary dividend income. Capital gains dividends generally will be taxable as long-term capital gain for federal income tax purposes. Distributions in excess of earnings and profits generally will be treated as a non-taxable reduction of the shareholder's basis in the common stock to the extent thereof, and thereafter as taxable gain unless properly designated by Foundation Capital as capital gains dividends. Shareholders who participate in Foundation Capital's dividend reinvestment program will recognize taxable dividend income in the amount they would have received had they not elected to participate, even though they receive no cash. These deemed dividends will be treated as actual dividends from Foundation Capital to the participating shareholders and will retain the character and tax effects applicable to all dividends.

   Dividends of Foundation Capital will be at the discretion of the Board of Directors and will depend on the amount of funds from operations of Foundation Capital, its financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the IRS Code and other factors that the Board of Directors deem relevant.

   Foundation Capital has no obligation, and does not intend, to redeem the common stock. See "Redemption or Rollover of Certificates at Maturity," "Early Redemption of Certificates by Investors" and "Early Redemption of Certificates by Company."

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION


   Our selected combined financial information set forth below should be read in conjunction with our Management's Discussion and Analysis and consolidated financial statements, including the Certificates thereto. The statement of income data for the year ended December 31, 2001 and the six months ended December 2000, and the balance sheet data as of December 31, 2001 and 2000, have been derived from, and are qualified by reference to, our financial statements audited by BKD, LLP, independent public accountants. The March 31, 2002 data is unaudited.



                                                 As of and    As of and   As of and for
                                                for the six  for the year   the three
                                                months ended    ended     months ended
                                                December 31, December 31,   March 31,
                                                    2000         2001         2002
                                                ------------ ------------ -------------
                                                                           (unaudited)
Interest Income................................ $ 1,488,852  $ 5,112,217  $  1,824,846
Provision for Loan Losses......................      39,698       92,085            --
Net Income.....................................       8,430       31,995        (7,895)
Preferred Payments to Limited Partnership......   1,249,785    4,437,621     1,571,400
Total Assets...................................  39,584,599   82,661,093   119,458,664
Limited Partnership Minority Interest..........  38,547,427   81,289,161   118,069,498
Number of Shares of Common Stock Outstanding...         150    143,876.3     150,226.3
Number of Shares of Preferred Stock Outstanding     105,100          200           200

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   The following discussion should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from the results anticipated in these forward-looking statements as a result of factors including, but not limited to, those under "Risk Factors" and elsewhere in this prospectus.

Overview

   Foundation Capital Resources, Inc. was formed as a Georgia corporation on June 29, 2000, to invest primarily in the work of churches, colleges, schools and other non-profit organizations through making mortgage loans to such entities and acquiring indebtedness secured by mortgages issued by such entities. Foundation Capital intends to qualify as a REIT and to lend funds primarily to churches and other non-profit organizations as funds from the sale of the Certificates become available for such purpose. Although the Company has the authority, in its Articles, to engage in the business of buying, selling and leasing of real estate, Foundation Capital plans to focus its business activities on: (i) direct mortgage lending to churches and other non-profit organizations and purchasing church mortgage loans to such entities and (ii) investing in mortgage bonds issued by churches and other non-profit organizations. In addition, Foundation Capital may invest in real estate to be purchased or leased by churches and other non-profit organizations.

   If we qualify as a REIT, our REIT status will allow us to avoid corporate income taxes since we will be permitted to deduct dividend distributions to our shareholders so long as we distribute to our shareholders an amount equal to at least 90% of taxable income. Otherwise, Foundation Capital must continue to meet the REIT qualification requirements.

Critical Accounting Policies

   "Management's Discussion and Analysis of Financial Condition and Results of Operations" are based upon the Company's consolidated financial statements and the notes thereto, which have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP"). The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported periods. On an on-going basis, management evaluates its estimates and judgments.

   Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. There can be no assurance that actual results will not differ from those estimates.

   The Company has identified the following significant estimate and judgment below as critical to its business operations and the understanding of its results of operations. For a detailed discussion on the application of this significant estimate and judgment and our accounting policies, also see Note 1 of the Consolidated Financial Statements.

  Allowance for Loan Losses

   The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

   The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

   A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price or the fair value of the collateral if the loan is collateral dependent.

   The above listing is not intended to be a comprehensive list of all of our estimates and judgments or accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by generally accepted accounting principles, with no need for management's judgment in their application. There are also areas in which management's judgment in selecting any available alternative would not produce a materially different result. See our audited consolidated financial statements and notes thereto which contain accounting policies and other disclosures required by generally accepted accounting principles.


   Due to the fact Foundation Capital did not begin operations until June 2000, the discussion set forth below is limited to a comparison of the fiscal year ended December 31, 2001 to the six months of operations in 2000, and the three months ended March 31, 2002 to the three months ended March 31, 2001. The March 31, 2002 and 2001 data is unaudited.


Financial Condition and Results of Operations


  Three Months Ended March 31, 2002 Compared to Three Months Ended March 31,
  2001



   Interest Income



   Interest income was $1,824,846 for the three months ended March 31, 2002 compared to $1,009,446 for the three months of operations ended March 31, 2001. This increase in interest income was primarily due to interest income from new loans closed since March 31, 2001.



   Allowance for Loan Losses



   The allowance for loan losses and unamortized discounts has increased $468,167 from $505,405 on March 31, 2001 to $973,572 on March 31, 2002. This
increase is due to $431,910 of discounts on bond-collateralized loans and a $36,257 provision for loan losses. We have recognized no losses on loans since we began business in June 2000.



   Net Income



   Net income decreased from $23,340 for the three months of operations ended March 31, 2001 to $(7,895) for the three months ended March 31, 2002. The decrease primarily results from a decrease in the overall rate of return on loans.

  Fiscal Year Ended December 31, 2001 Compared to Six Months Ended December 31, 2000

   Interest Income

   Interest income was $5,112,217 for the fiscal year ended December 31, 2001 compared to $1,488,852 for the six months of operations ended December 31, 2000. This increase in interest income was primarily due to interest income from new loans closed during the period.

   Allowance for Loan Losses

   The allowance for loan losses and unamortized discounts has increased $517,750 from $397,426 on December 31, 2000 to $915,176 on December 31, 2001.
This increase is due to $425,665 of discounts on bond-collateralized loans and a $92,085 provision for loan losses. We have recognized no losses on loans since we began business in June 2000.

   Net Income

   Net income increased from $8,430 for the six months of operations ended December 31, 2000 to $31,995 for the fiscal year ended December 31, 2001. The annualized increase results from an increase in income producing assets and an increase in the overall rate of return on such assets.

Liquidity and Capital Resources

   The net proceeds of the offering will provide funds to enable Foundation Capital to purchase and make mortgage loans to churches and other non-profit organizations and to invest in mortgage bonds issued by such entities. Foundation Capital expects that the cash to be generated from the mortgage loans acquired and made by Foundation Capital will be adequate to pay operating expenses and provide distributions to shareholders. The Manager is not aware of any known trends or uncertainties, other than national economic conditions, which have had or which may be reasonably expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition of the mortgage loans.

   Foundation Capital's income from the mortgage loans purchased or made, bond interest income, lease income and the profit or loss from the sale of real property by Foundation Capital should provide cash flow to Foundation Capital, which it intends to use to meet its investment objective of the payment of regular dividends to its shareholders. Nevertheless, we believe that it may be desirable, if not necessary, to sell additional debt or equity shares of Foundation Capital in order to enhance our capacity to make mortgage loans on a continuous basis. There can be no assurance that we will be able to raise additional capital on favorable terms. Foundation Capital may procure lines of credit with financial institutions and may draw down on the lines of credit, from time to time, if necessary to maintain Foundation Capital's liquidity. Foundation Capital has not entered into any such arrangements but plans to procure lines of credit within the next 12 months.


   Net cash used in operating activities totaled $98,555 for the three months ended March 31, 2002 compared with net cash used by operating activities of $220,387 for the three months ended March 31, 2001. Net cash used in operating activities totaled $675,801 for the fiscal year ended December 31, 2001 compared with net cash used by operating activities of $126,347 for the six months ended December 31, 2000. The increase of $549,454 primarily reflects increases in total management, audit, and legal fees due to the growth in total assets and increases in interest receivable on loans.



   Net cash used in investing activities totaled $2,369,820 for the three months ended March 31, 2002 compared with net cash used in investment activities of $4,453,447 for the three months ended March 31, 2001. The decrease in cash usage was primarily due to a decrease in the volume of loans funded. Net cash used in investing activities totaled $36,723,384 for the fiscal year ended December 31, 2001 compared with net cash used in investment activities of $10,513,946 for the six months ended December 31, 2000. The increase in cash usage was primarily due to an increase in the volume of loans funded and other investments purchased.

   Net cash provided by financing activities totaled $36,843,837 for the three months ended March 31, 2002 compared with net cash provided by financing activities of $15,072,074 for the three months ended March 31, 2001. The increase was primarily due to increases in the minority interest. Net cash provided in financing activities totaled $42,821,234 for the fiscal year ended December 31, 2001 compared with net cash provided in financing activities of $12,262,807 for the six months ended December 31, 2000. The increase was primarily due to increases in the minority interest.


   Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since a portion of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Each customer's creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management's credit evaluation of the counterparty. Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment and commercial real estate.


   At March 31, 2002, the Company had outstanding commitments to originate loans aggregating approximately $20,021,750, all at fixed rates of interest. The commitments extended over varying periods of time with the majority being disbursed within a one-year period.At December 31, 2001, the Company had outstanding commitments to originate loans aggregating approximately $5,376,000, all at fixed rates of interest. The commitments extended over varying periods of time with the majority being disbursed within a one-year period. There were no outstanding commitments to originate loans at December 31, 2000.


Related Party Transactions


   Foundation Capital does not have any employees and instead has contracted with the Manager to manage its operations. The Chief Executive Officer of Foundation Capital has an indirect ownership interest in both the Manager and the Underwriter. The Manager has in turn contracted with an entity that directly and indirectly own common shares of Foundation Capital to perform certain of the administrative duties. Foundation Capital recognized $272,812 and $170,041 of expense related to these arrangements during the three months ended March 31, 2002 and the three months ended March 31, 2001, respectively. Foundation Capital recognized $718,735 and $152,308 of expense related to these arrangements during the year ended December 31, 2001 and the six months ended December 31, 2000, respectively. The amount due to the Manager at December 31, 2001, $37,765.


Quantitative and Qualitative Disclosures about Market Risk

   Market risk includes risks that arise from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market sensitive instruments. We are a party to commercial mortgage loans that are subject to market risk.

   Our loan portfolio is also subject to real estate market risk. Some of our loans provide for either monthly payments of interest only and a payment of principal in full at the end of the loan term, principal and interest payments with a balloon payment at the end of the loan term. A significant increase in interest rates could, however, make it more difficult for our borrowers to sell or refinance their respective properties. This could have a material adverse effect on us, either through loan defaults or the need to grant extensions of the maturity dates, thereby delaying repayment. If real estate values were to decline, borrowers might find it difficult, if not impossible, to repay some or all of the principal and accrued interest in connection with a sale or refinancing of the underlying properties. A number of factors could lead to a real estate market decline including, but not limited to, a slowdown in the growth of the economy, increasing commercial interest rates and supply and demand factors. It is not possible for us to quantify the potential loss in earnings or cash flows that might result from a real estate market decline.

   The table below illustrates the expected maturities of financial instruments at December 31, 2001:

                                   December 31,
                  ---------------------------------------------                                        Estimated 2000
Maturities of        2002       2003        2004        2005        2006      Thereafter     Total       Fair Value
Financial Assets  ----------  --------  -----------  ----------  ----------  -----------  -----------  --------------
Adjustable rate
 mortgage
 loans........... $  698,125  $181,750    2,700,000  $1,422,488          --  $22,804,394  $27,806,757   $28,920,000
Weighted
 average rate....       8.44%     8.50%        7.40%       8.69%         --         8.40%        8.32%
Fixed rate
 mortgage
 loans........... $5,031,338  $107,500   $1,927,736  $   18,750  $1,898,195  $ 2,114,843  $11,098,362   $11,543,000
Weighted
 average rate....       7.67%     8.25%        7.78%       8.25%       8.67%        8.91%        8.10%
Fixed rate church
 bond loans...... $1,138,750  $257,500   $  102,000  $2,436,500  $2,319,000  $26,757,250  $33,011,000   $34,333,000
Weighted
 average rate....       8.03%     8.53%        9.50%       7.83%       8.89%        9.24%        9.06%
Fixed rate
 construction
 loans........... $  982,500  $149,750           --          --          --           --  $ 1,132,250   $ 1,178,000
Weighted
 average rate....       8.25%     8.25%          --          --          --           --         8.25%
Fixed rate other
 loans...........         --  $160,000           --          --          --           --  $   160,000   $   166,000
Weighted
 average rate....         --      7.88%          --          --          --           --         7.88%

                                   BUSINESS

General

   Foundation Capital was formed to engage primarily in the business of making various types of mortgage loans to churches and other non-profit organizations throughout the United States. Foundation Capital plans to generate income for dividends to its shareholders primarily from net cash flow from the mortgage loans and the assessment of loan fees. Foundation Capital's net cash flows result primarily from the difference between the interest income on Foundation Capital's mortgage loans and mortgage backed bonds and the costs incurred to acquire and manage the mortgage loans. Foundation Capital's business strategy is to purchase church mortgage loans originated by and owned by other entities, originate its own loans, invest in mortgage bonds issued by churches and work with church bond broker-dealers to make interim loans or loans secured by church bonds to churches that are issuing mortgage bonds. Foundation Capital intends to invest in permanent, construction and interim loans, church bonds with varying maturities, and loans secured by church bonds with varying maturities.

   Construction loans typically are made to finance the construction of new facilities and renovation of existing facilities and generally have a maturity of 1 year to 18 months. Permanent loans are made either upon the completion of construction or for the refinancing of an existing facility, and normally have a term of 1 to 20 years with payments based upon up to a 30-year amortization schedule. Foundation Capital plans to offer both fixed and adjustable interest rate loans. Foundation Capital intends to make interim loans that will be repaid from the receipt of pledged gifts. Foundation Capital also intends to make interim loans in connection with bond offerings of churches and other non-profit organizations that will be repaid from the proceeds of such bond offerings. Foundation Capital intends to spread its investments throughout the United States where favorable yields prevail.

   Foundation Capital will seek to enhance the return on its loans by focusing on the origination of short (1-3 years) to medium-term (3-10 years) loans and on loans secured by first mortgage bonds. Such loans may be made with a fixed or variable interest rate. Origination fees and discount points increase the yield on short-term loans, mid-term loans and bond collateralized loans. Except for loans in connection with bond offerings, most medium-term loans and long-term loans are subject to call by Foundation Capital every 3 to 5 years. The Company will generally charge additional fees for the renewal of any loans.

   As of January 31, 2002, Foundation Capital (directly or indirectly through FCPI and FCPII) has an aggregate principal amount of loans outstanding of $73,854,622.36 to churches and other non-profit organizations.

The Limited Partnerships

   On June 30, 2000, Foundation Capital formed FCPI, which is operated as what is commonly called a "Down REIT." Foundation Capital is the sole general partner, and Foundation Ministries Loan Fund ("FMLF") is the sole limited partner of FCPI. FMLF initially contributed $27,255,620 in loans and $204,500 in reserves to FCPI in exchange for units in FCPI valued at $10.00 per unit. The number of units received by FMLF was determined by the value of outstanding principal, plus accrued interest, as of the date of the transfer. Since July 1, 2000, FMLF has made $9,000,000 in additional capital contributions to FCPI to entitle FMLF to additional limited partnership distributions. FMLF's ownership interest, based upon contributions of loans, revenues and cash, in FCPI entitles FMLF to receive a payment equal to the dividend paid by Foundation Capital to the holders of Class I Preferred Stock, which shall only be paid when the Board declares a dividend to preferred stock holders. If FCPI does not have adequate funds to make the payment, Foundation Capital is required to provide funds to FCPI to enable it to do so. Any excess funds remaining in FCPI are distributed to Foundation Capital.

   FMLF was organized in 1998 as a wholly charitable trust. The loans transferred to FCPI by FMLF consisted of first mortgage loans primarily to churches located in the northwest United States. Certain past due information regarding the loans transferred to Foundation Capital since the organization of FMLF is as follows:

                                                          Greater than
         Date             Current   30-59 Days 60-89 Days   90 Days
         ----           ----------- ---------- ---------- ------------
         July 1, 2001.. $27,029,282  $430,838  $       -- $         --
         March 31, 2000  31,006,031   230,451      --          --
         March 31, 1999  19,273,512   646,100      --          --

   On October 31, 2000, Foundation Capital formed FCPII, which is also operated as what is commonly called a "Down REIT." Foundation Capital is the sole general partner and the Ministers Benefit Association ("MBA") is the sole limited partner of FCPII. During the first ten months of 2001, MBA contributed $20,000,000 to FCPII in exchange for units valued at $10.00 per unit. MBA's ownership interest in FCPII entitles MBA to receive a payment equal to the dividend paid by Foundation Capital to the holders of common stock.

   Foundation Capital's financial statements are presented on a consolidated basis, which means they include the financial information of the limited partnerships. However, neither the limited partnerships nor their assets are subject to the claims of the Certificate holders.

Competition and Market

   Foundation Capital believes that it has a competitive advantage in the church finance business because of its directors', officers' and the Managers' experience in the church lending business and due to established relationships with other lenders, denominational loan funds and church bond brokers.

   The real estate financing industry is generally highly competitive, although competition in Foundation Capital's more narrow area of specialization is somewhat limited. Foundation Capital will compete with a variety of financial institutions including banks, savings and loan associations, REITs, denominational funds, broker-dealers and other financial institutions many of whom have greater resources or lower costs of operations than Foundation Capital, larger staffs than Foundation Capital and more extensive operating histories than Foundation Capital.

   Management estimates that there are over 400,000 churches in the United States. It is also projected, by management, that the number of churches increases by approximately 5% to 10% annually. Sources active in the church financing industry estimate that between $6 billion and $10 billion in church financing is closed annually. The market for church financing is both broad and fragmented with no one firm having a dominant position in the marketplace.

   According to The National Association of Securities Dealers, Inc. (the "NASD"), over $365 million was raised in church and non-profit offerings that were filed with the NASD in 1995, the last year for which data is available. The $365 million in offerings in 1995 represented over 366 offerings. According to the NASD, over 90% of the non-profit offerings processed by the NASD were church bond offerings.

Investments

   Foundation Capital plans to invest primarily in mortgage loans either acquired from others or originated by Foundation Capital, and loans secured by church bonds and in church bonds. In addition, Foundation Capital may invest in any other class of investment consistent with its REIT status. Such investments might include, but would not be limited to, real property, commercial or residential mortgages, shares of other REITs and government securities.

   Foundation Capital's investment strategy is to create a diversified portfolio of mortgage loans and church bonds that preserves the capital base of Foundation Capital and generates income for Foundation Capital for distribution to its shareholders. Foundation Capital's ability to sell its assets for gain is restricted by the REIT provisions of the IRS Code. Some of our investments are based upon referrals from organizations who may have board members who are part of our management team.

Operating Restrictions

   Foundation Capital intends to qualify as a REIT for federal income tax purposes. Foundation Capital has adopted certain compliance guidelines which include restrictions on the acquisition, holding and sale of assets. Prior to the acquisition of any asset, Foundation Capital determines whether such asset will constitute a qualified REIT asset. Substantially all of the assets that Foundation Capital acquires for investment are expected to be qualified REIT assets. Foundation Capital plans to closely monitor its purchases of assets and the income from such assets so as to ensure at all times that it maintains its qualification as a REIT and its exemption under the Investment Company Act.
This policy limits the investment strategies that Foundation Capital may employ.

   Any revisions to the operating policies require the approval of the Board of Directors, including a majority of the independent directors. Except as otherwise restricted, the Board of Directors has the power to modify or alter the operating policies without the consent of shareholders.

Properties

   Foundation Capital does not own any real property, but its primary place of business at 733 North State Street, Jackson, Mississippi 39202 is owned by the Manager and fees associated with our use of the space is included in the management fees. Management believes that such leased property is adequately covered by insurance.

Litigation

   Management is not aware of any pending or threatened litigation against Foundation Capital and it is not a party to any litigation.

Employees

   Foundation Capital has no employees and does not anticipate having any employees within the next 12 months since its business will be operated by the Manager.

                              THE MORTGAGE LOANS

   The types of mortgage loans to be made by Foundation Capital will be as follows:

   Construction loans. Construction loans typically are made to finance the construction of new worship, educational, fellowship, activity or other related ministry facilities. Such loans normally have a maturity of 12 to 18 months. Construction loans may also be made to finance the renovation of existing facilities. Construction loans are typically interest only on the outstanding balance drawn for construction.

   Permanent loans. Permanent loans are made for the acquisition of property, the purchase of existing facilities or the completion of construction, or for the refinancing of existing loans. Permanent loans may have a maturity of up to 20 years with payments made on up to a 30-year amortization. Foundation Capital may retain the right to recall the loan after the first two, three or five years and periodically thereafter as determined by the loan committee.

   Mortgage Bonds. Churches have for many years issued bonds secured by first or second mortgages on church property. Church bonds are issued pursuant to a trust indenture and mature serially over a period of from six months to twenty years. The bonds are issued in various denominations (normally $250 or more) and pay either simple or compound interest at varying rates with the earliest maturing bonds having the lowest rates. From time to time, Foundation Capital may invest in church mortgage bonds which have maturities and interest rates which are attractive to Foundation Capital. All purchases will be made with the intent to hold the bond until maturity and not with a view to resell the same.

   Bond Collateralized Loans. Since most church bond issues are offered on a "best efforts" basis, a church may be reluctant to engage in a bond offering without assurances that sufficient proceeds from the sale of the bonds will be available when needed for its construction or other purposes. In addition, the laws of many states require that a specified minimum amount of bonds be sold ("minimum escrow requirement") before any proceeds may be released to the church. Foundation Capital intends to make loans to churches secured by bonds which will assure the church that the required funds are available for its needs or to meet the "minimum escrow requirement," which presents a risk that the balance of the bond issue might not be sold and that could cause the value of the collateral for the bonds to be less than anticipated. Such loans may be structured as a "co-first" loan where the recorded mortgage secures both Foundation Capital's loan and the bonds, or a portion of the bonds may be pledged to Foundation Capital as collateral. If bonds are pledged as collateral, they may be sold by the church with the proceeds being applied to repay Foundation Capital's loan. Alternatively, in some cases, the collateralized bonds are not sold, but remain as collateral and the principal and interest paid under the bonds is applied to repay the church's loan from Foundation Capital.

Loan Policies

   Loans will be made primarily to churches and other non-profit organizations for the purchase of land, for construction of new facilities or renovation, lines of credit for ministry related purposes, acquisition of existing facilities or refinancing of existing loans or bond programs. Loans will normally be secured by a first or second priority mortgage lien (or in the case of interim bond loans a first collateral interest in specific mortgage bonds).

   Foundation Capital plans to offer loans with fixed and variable interest rates. The terms offered to borrowers regarding interest rates, maturities, points and fees will be determined from time to time by the directors of Foundation Capital based upon current market conditions, expenses of Foundation Capital, expenses incurred in arranging the loans and such other factors as the directors believe are relevant in determining the interest rates, fees and terms of the loans.

   Foundation Capital will charge each borrower an origination fee and a loan processing fee at the inception of the loan. These fees may be paid in cash or they may be added to the principal of the loan at the discretion of Foundation Capital. In addition, Foundation Capital may charge an additional fee for each loan renewal with rates varying based upon the then current interest rates, the applicable maturity date and the creditworthiness of the borrower.

   Loan payments shall generally be made monthly. Other repayment schedules, including weekly, quarterly, or semi-annually may be made available as may be determined to be appropriate. Late payments will generally result in the charging of a penalty. Current policy permits borrowers to prepay their loans prior to maturity, in whole or in part, without premium or penalty.

   Loans are normally limited to no more than 80% of the value of the property securing the loan, plus any additional pledges or guarantees that may be acceptable to Foundation Capital, including, but not limited to, hypothecated shares of Foundation Capital or other acceptable securities. An appraisal is normally required for purposes of determining the value of real property including land, existing or proposed facilities.

   Although Foundation Capital will not always require the normal due diligence and protections afforded commercial lenders, it is Foundation Capital's policy to generally require the normal due diligence and protections afforded church and other non-profit organization lenders. It is generally required, with respect to permanent loans, that title insurance, real estate surveys, appropriate resolutions of borrowers, appraisals of the property and fire and extended coverage be obtained. Payment and performance bonds are not required on construction loans. Under certain circumstances some or all of these prerequisites may be waived at the discretion of Foundation Capital. The mortgage loan documents are consistent with those currently in use in the state in which the mortgaged property is located.

Loan Processing and Underwriting

   Mortgage loan applications will be prepared and verified by the Manager. Applications will normally include, but will not be limited to, the following unless waived by the loan committee: (i) a completed application form as provided by the Manager with all required exhibits; (ii) corporate organizational documents including Articles of Incorporation, Bylaws and any applicable ecclesiastical governing documents; (iii) financial statements in a form acceptable to Foundation Capital; (iv) a certified real estate appraisal;
(v) a survey, in a form acceptable to Foundation Capital, and certified to the borrower and Foundation Capital; (vi) preliminary title report or title commitment; (vii) evidence of all relevant insurance coverages including builders' risk (if applicable) and (viii) copies of all material contracts affecting the church or organization, including, if applicable, architectural, construction and engineering contracts.

   The Credit Committee delegates to a loan committee the authority to approve completed loan applications. Before a loan is approved by a loan committee, it must meet the standards set forth in Foundation Capital's loan policy guidelines. The amount of a loan that can be approved by those that have been delegated authority is dictated by the Credit Committee. The Manager together with Foundation Capital's officers and legal counsel will be responsible for the supervision of the loan closing, including the preparation of the loan documents and the forwarding of funds. It is the policy of Foundation Capital to require the borrower to pay all the expenses of the loan including Foundation Capital's legal expenses. These costs are usually deducted from the loan proceeds. To protect against loss of income as a result of the failure of a borrower to close after a loan commitment is issued, Foundation Capital requires that, prior to the issuance of a loan commitment, an application fee be paid to Foundation Capital by the borrower. This deposit is considered earned in full upon the issuance of the loan commitment.

Loan Participations

   Foundation Capital may grant participations to other lenders or investors. In addition, Foundation Capital may take participations in loans originated by other lenders, as long as such loans in their entirety, would otherwise meet the minimum requirements of Foundation Capital for similar loans. Foundation Capital may also transfer and assign loans, which it has acquired or originated at a premium or a discount, in order to further the investment objectives of Foundation Capital.

Loan Servicing

   The Manager provides Foundation Capital with loan administration and servicing for most loans consistent with appropriate loan servicing practices.

                      INVESTMENT OBJECTIVES AND POLICIES

General

   The following is a discussion of Foundation Capital's investment objectives and policies. Foundation Capital's policies with respect to these activities have initially been determined by Board of Directors and may be amended or revised from time to time at the discretion of the Board of Directors without notice to, or a vote of, the shareholders of Foundation Capital, except that certain policies with respect to conflicts of interest must be consistent with legal requirements.

Acquisition Policies

   Foundation Capital may, from time to time, and as funds permit, purchase additional church mortgage loans from non-profit organizations, banks, mortgage companies, trust companies and other REITs, as well as originating its own loans. Prior to purchasing a loan from the Manager or any Affiliate or Sponsor, Foundation Capital will obtain an appraisal of the fair market value from a qualified independent appraiser selected by a majority of the independent directors in order to determine whether the purchase price is fair, competitive, and commercially reasonable. In addition, Foundation Capital may, to the extent such purchases are consistent with the requirements of the IRS Code to qualify as a REIT, purchase and hold other investments such as church bonds. Foundation Capital will only invest in mortgage loans and mortgage bonds that meet the credit and other standards established by the Board of Directors.

Restrictions on Investments

   The investment policies set forth in the Bylaws were approved by the Board of Directors. In addition to other investment restrictions imposed by the Board of Directors from time to time, that are consistent with Foundation Capital's objective to qualify as a REIT, Foundation Capital will observe the following restrictions on its investments as set forth in its Bylaws:

      (i) Not more than 10% of Foundation Capital's total assets will be invested in unimproved real property. For purposes of this paragraph, "unimproved real property" does not include properties under construction, under contract for development or plan for development within one year.

      (ii) Not more than 20% of the dollar value of Foundation Capital's mortgage loans will be made to entities other than churches and non-profit organizations.

      (iii) Foundation Capital may not invest in commodities or commodity futures contracts. Such limitation is not intended to apply to interest rate futures, when used solely for hedging purposes.

      (iv) Foundation Capital may not invest in or make mortgage loans unless, in cases in which a majority of the independent directors so determine and in all cases in which the transaction is with the Manager, Board of Directors, or Affiliates thereof, an appraisal of the underlying property is obtained from an independent, qualified appraiser. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained. Foundation Capital may not invest in real estate contracts of sale otherwise known as land sale contracts, unless those contracts of sale are in recordable form and are appropriately recorded in the chain of title.

      (v) Foundation Capital may not make or invest in mortgage loans, including construction loans, on any one property, if the aggregate amount of all mortgage loans outstanding on the property, including the loans of Foundation Capital, would exceed an amount equal to 80% of the appraised value of the property as determined by an independent appraisal. However, Foundation Capital may make or invest in mortgage loans on any one property if substantial justification exists because of the presence of other underwriting criteria such as the net worth of the borrower, the credit rating of the borrower based on historical financial performance, or collateral adequate to justify waiver from application of the foregoing requirements; provided, that such loans would in no event exceed the appraised value of the property at the date of the loans.

      (vi) Foundation Capital may not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of the Manager, any director or Affiliate thereof.

      (vii) Foundation Capital may not invest in the equity securities of any non-governmental company, including other REITs or limited partnerships, for a period in excess of eighteen months and any such investments in entities affiliated with the Manager, Initial Investors or Affiliates thereof will only be permitted if accomplished in accordance with Foundation Capital's conflict of interest requirements.

Subject to the above restrictions, a majority of the independent directors may alter the investment policies if they determine that such change is in the best interest of Foundation Capital.

Loan Limit Policies

   Foundation Capital makes loans to churches and other non-profit organizations in amounts ranging from approximately $50,000 to $5,000,000. Foundation Capital will not make any loan which exceeds the greater of $5,000,000 or 10% of the total assets of Foundation Capital without prior approval of the Board of Directors. Foundation Capital's loan policies are subject to change from time to time. As the assets of Foundation Capital grow, the average size of the loans may also grow.

Other Policies

   Foundation Capital may, although it does not currently intend to, make acquisitions and investments other than as previously described. Foundation Capital has authority to issue senior securities and it intends to offer its Certificates to the public. Foundation Capital also has authority to offer its shares of common stock or other equity or debt securities in exchange for property and to repurchase or otherwise reacquire its common stock or any other securities and may engage in such activities in the future. Foundation Capital will not engage in trading, underwriting, or the agency distribution or sale of securities of other companies. At all times, Foundation Capital intends to make investments in such a manner as to be consistent with the requirements of the IRS Code to qualify as a REIT unless, because of the circumstances or changes in the IRS Code (or the regulations promulgated thereunder), the Board of Directors determines that it is no longer in the best interests of Foundation Capital to continue to have Foundation Capital qualify as a REIT. Foundation Capital's policies with respect to such activities may be reviewed and modified from time to time by Foundation Capital's Board of Directors without notice to, or the vote of, the shareholders.

Our Property (PORTFOLIO)

   As of January 31, 2002, we had 119 mortgage loans aggregating $73,854,622.36 in principal amount. Of the loans outstanding, 49% of the loans are permanent, 1.3% of the loans are interim, 5.4% of the loans are construction and 45% of the loans are bond-collateralized. Additionally, 12% of the loans are short-term (less than one year), 6% of the loans are medium-term (one to three years) and 82% of the loans are long-term (over three years). As of May 22, 2002, there were fifteen outstanding commitments totaling $10,896,250, which consist of bond-collateralized, construction and permanent loans. Foundation Capital or the Manager originated $53,446,129.29 of the loans outstanding and $19,814,426.15 of the loans were contributed by FMLF which is the sole limited partner of FCPI. See "Limited Partnership."

   As of January 31, 2002, three (3) loans were more than 30 days past due. The table below identifies the borrowing institutions and certain key terms of the loans comprising our loan portfolio on January 31, 2002.

                                                         Interest  Maturity
          Borrowing Institution             Loan Amounts   Rate      Date      Collateral
          ---------------------             ------------ --------  --------    ----------
Bethany Community Church, Laurel, MD.......   302,000.00   8.76%   3/15/2021 Mortgage Bonds
Family Life Church, Kingwood, TX...........   122,000.00   9.50%   3/15/2013 Mortgage Bonds
Bethany Community Church, Laurel, MD.......   192,500.00  10.00%   7/10/2018 Mortgage Bonds
Bethany Hills Baptist Church, Raleigh, NC..   500,000.00   9.63%   9/01/2009 Mortgage Bonds
Bethany Lutheran Church, Austin, TX........ 1,225,000.00  10.50%  11/27/2010 Mortgage Bonds
Capital City Baptist Church, Sacramento, CA   666,750.00   9.50%    7/1/2020 Mortgage Bonds

                                                                 Interest  Maturity
          Borrowing Institution                     Loan Amounts   Rate      Date      Collateral
          ---------------------                     ------------ --------  --------    ----------
Carrolton Christian Fellowship AOG, Carrollton, TX.   220,000.00   8.25%    8/1/2006 Mortgage Bonds
Family Life Church, Kingwood, TX...................   247,500.00   9.50%   11/1/2011 Mortgage Bonds
First Baptist Church, Maumelle, AR.................   247,000.00  10.00%    9/1/2012 Mortgage Bonds
First Baptist Church, Woodland, CA................. 1,079,750.00   9.50%  11/30/2019 Mortgage Bonds
First Assembly of God, Arcadia, FL.................    72,000.00  10.50%   7/25/2011 Mortgage Bonds
Highland Hills Baptist Church, Henderson, NV....... 1,309,500.00   9.50%   3/28/2020 Mortgage Bonds
House of Prayer Baptist Church, Worcester, MA......   275,000.00   8.25%   9/16/2006 Mortgage Bonds
La Vina En Los Angeles, Los Angeles, CA............   326,000.00   8.35%   10/1/2013 Mortgage Bonds
Lincoln City Church, Lincoln, NE...................   123,750.00   9.50%    4/1/2006 Mortgage Bonds
Marlton Assembly of God, Marlton, NJ...............   417,000.00   9.50%  11/25/2010 Mortgage Bonds
Pacific Christian Center, Tacoma, WA............... 1,295,250.00   8.60%    6/5/2013 Mortgage Bonds
Temple Baptist Church, Fayetteville, NC............   765,000.00  10.00%   9/15/2020 Mortgage Bonds
Tree of Life AOG, Lancaster, NY....................   299,750.00   8.40%   7/20/2014 Mortgage Bonds
Bascomb UMC, Woodstock, GA.........................   572,750.00   8.25%    8/7/2002 Mortgage Bonds
Berean Baptist Church of Orange Park, FL........... 1,500,000.00   9.50%  12/20/2007 Mortgage Bonds
Calvary Temple Church, Belingham, WA...............   419,750.00   9.50%   9/20/2014 Mortgage Bonds
Campus Baptist Church, Fresno, CA..................   406,500.00   9.63%   3/15/2011 Mortgage Bonds
Cleveland Community Church, Garner, NC.............   600,000.00   8.50%    6/8/2010 Mortgage Bonds
Contra Costa County Harvest Church, CA............. 2,725,000.00   9.50%   6/30/2020 Mortgage Bonds
Emmanuel Baptist Church, Milpatas, CA.............. 2,156,000.00   8.75%   7/15/2013 Mortgage Bonds
Estrella Mountain Church, Goodyear, AZ.............   982,500.00   7.50%   5/24/2002 Real Estate
Family Christian Center, Orangevale, CA............   666,500.00   9.50%  10/15/2020 Mortgage Bonds
First Baptist Church, Gainesville, VA..............   149,250.00   9.75%    5/1/2012 Mortgage Bonds
First Indian Baptist Church, Phoenix, AZ...........   115,000.00   9.65%    8/1/2012 Mortgage Bonds
Good Stewards Church, Rowland Heights, CA.......... 1,540,000.00   9.24%  12/15/2019 Mortgage Bonds
Hanareum Church, Los Angeles, CA...................   628,500.00   9.50%   4/27/2020 Mortgage Bonds
Las Brisas Bible Fellowship, Murrieta, CA.......... 1,132,500.00   9.50%   6/27/2020 Mortgage Bonds
Lincoln City Church, Lincoln, NE...................   145,000.00   9.75%  10/15/2013 Mortgage Bonds
Logos Evangelical Church, Pasadena, CA.............   184,750.00   9.50%   4/15/2014 Mortgage Bonds
New Song Community Church, Oceanside, CA...........   447,500.00   9.50%  11/15/2012 Mortgage Bonds
Orange Avenue Church of Christ, FL.................   327,250.00   8.50%   5/25/2011 Mortgage Bonds
Park Lake Baptist Church, Sachse, TX...............   220,250.00   9.72%  11/15/2019 Mortgage Bonds
Pines Baptist Church, Pembroke Pines, FL...........   212,000.00   8.25%   7/10/2011 Mortgage Bonds
Pines Baptist Church, Pembroke Pines, FL...........   198,500.00   9.75%  11/15/2013 Mortgage Bonds
Redemption World Outreach Center, Raleigh, NC......   275,000.00   9.50%   8/27/2002 Real Estate
Rio West Community Church, Rio Rancho, NM..........   232,000.00   9.50%    9/1/2013 Mortgage Bonds
Riverside Baptist Church, Parker, CO............... 1,017,750.00   9.50%   3/15/2020 Mortgage Bonds
Tacoma New Life Church, Tacoma, WA.................   500,500.00   8.50%   7/15/2013 Mortgage Bonds
Trinity Sam Sung Presbyterian, La Habra Heights, CA 1,499,750.00   9.50%    2/1/2019 Mortgage Bonds
Vineyard Christian Fellowship, Clovis, CA..........   433,250.00   8.31%   10/1/2012 Mortgage Bonds
Cornerstone Baptist Church, Phoenix, AZ............   134,223.25  10.50%  12/13/2005 Real Estate
Lincoln City Church, Lincoln, NE...................   264,719.73  10.50%   1/25/2011 Real Estate
Fellowship Church at Anthem, AZ....................    45,718.87   8.50%    1/1/2006 Real Estate
Fellowship Church at Anthem, AZ....................   505,939.93  10.50%   1/11/2006 Real Estate
Myong Song Presbyterian Church, Shoreline, WA......   488,314.29  10.00%   1/31/2021 Real Estate
Palm Vista Southern Baptist Church, Surprise, AZ... 1,392,286.76   8.00%   9/28/2006 Real Estate
River of Glory, Plano, TX.......................... 1,500,000.00   7.75%    9/9/2004 Real Estate
Daystar Assembly of God, Prattville, AL............ 2,502,214.99  10.50%   11/6/2020 Real Estate
First Assembly of God, Bayonne, NJ................. 1,490,265.79   8.75%    9/1/2020 Real Estate
School of Urban Missions, Oakland, CA.............. 1,327,211.26   8.95%   11/8/2007 Real Estate
Trinity Church Assembly of God, Sacramento, CA.....   485,476.29   8.50%    2/1/2025 Real Estate

                                                                 Interest  Maturity
           Borrowing Institution                    Loan Amounts   Rate      Date      Collateral
           ---------------------                    ------------ -------- ---------- --------------
Lakeview Assembly of God, Stockton, CA............. 2,798,632.20   8.40%    1/1/2024 Real Estate
New Life Worship Center, Toppenish, VA.............   208,301.86   7.90%   6/14/2020 Real Estate
Blue Mountain Assembly of God, Dayton, WA..........    26,275.66   8.65%    6/8/2013 Real Estate
South Pacific Samoan A/G, Burien, WA...............   142,328.40   8.15%   6/16/2025 Real Estate
New Harvest A/G, WA................................   147,690.23   8.25%   6/29/2020 Real Estate
Camas Assembly of God, Camas, WA...................   635,131.46   8.90%    2/1/2026 Real Estate
North Seattle Christian, Seattle, WA...............   741,337.26   8.50%    6/1/2005 Real Estate
Idaho City Christian Center, Idaho City, ID........    34,617.08   8.50%    8/1/2003 Real Estate
Ahtanum Valley A/G, Yakima, WA.....................   150,905.54   8.50%    9/1/2003 Real Estate
Spanaway Assembly of God, Tacoma, WA...............   554,797.28   8.50%    9/1/2005 Real Estate
Coupeville Good Shepherd A/G, Coupeville, WA.......   154,211.90   8.50%    4/1/2019 Real Estate
Ukrainian Pentecostal A/G, Kent, WA................   376,146.70   8.40%   12/1/2023 Real Estate
North Thurston Life Center, Lacey, WA..............   536,816.65   8.40%    3/1/2019 Real Estate
Connell Christian Center, Connell, WA..............    18,298.15   7.90%    5/1/2009 Real Estate
Winlock Assembly of God, Winlock, WA...............    62,400.71   7.90%    5/1/2019 Real Estate
Maple Grove Assembly of God, Battle Ground, WA.....   275,465.11   8.40%    6/1/2019 Real Estate
Valley Christian A/G, Fall City, WA................   307,288.14   8.15%    6/1/2019 Real Estate
Riverside Assembly of God, Orofino, ID.............    30,294.46   7.65%    6/1/2019 Real Estate
Yelm Prairie Christian Center, Yelm, WA............   125,355.40   8.50%    6/1/2014 Real Estate
Eastridge Christian Assembly, Issaquah, WA......... 1,355,934.27   7.90%    7/1/2024 Real Estate
Lakewood Mountain View A/G, Arlington, WA..........    77,296.37   8.40%    8/1/2014 Real Estate
Cedar Park Assembly of God, Bothell, WA............ 3,105,609.21   8.15%   11/3/2020 Real Estate
Calvary Assembly of God, West Richland, WA.........   128,233.26   7.65%   8/15/2019 Real Estate
Faith Family Church Assembly, Hilton, WA...........   534,128.37   7.90%    8/1/2014 Real Estate
Suncrest Family Worship Center, Nine Mile Falls, WA   261,383.53   8.50%   10/1/2019 Real Estate
Eastern Washington Bible Camp, Medical Lake, WA....   236,686.88   7.40%   10/1/2019 Real Estate
South Tacoma Assembly of God, Tacoma, WA...........   216,945.69   8.50%    9/1/2009 Real Estate
Word of Life Christian Fellowship, Tacoma, WA......   440,128.83   7.40%   10/1/1029 Real Estate
Woodside New Life Assembly, Marysville, WA.........   373,701.60   7.90%   10/1/2024 Real Estate
Neighborhood Church Assembly of God, La Conner,
  WA...............................................    26,881.64   8.50%   11/1/2021 Real Estate
Bethel Assembly of God, Chehalis, WA...............   834,213.87   7.90%   11/1/1024 Real Estate
New Life Assembly of God, Ilwaco, VA...............    95,762.70   8.50%   12/1/2019 Real Estate
Eatonville Living Word A/G, Eatonville, WA.........    64,012.84   8.65%    2/1/2020 Real Estate
Woodland Assembly of God, Woodland, WA.............   105,596.67   8.75%    1/1/2020 Real Estate
Maltby Christian Assembly of God, Snohomish, WA....   453,789.51   8.15%    4/1/2020 Real Estate
Maranatha Assembly of God, Maple Valley, WA........   470,178.74   7.65%    4/1/2025 Real Estate
Bethlehem Chapel Assembly of God, Ephrata, WA......    91,250.76   8.65%    6/1/2015 Real Estate
Sound Life Assembly of God, Tacoma, WA.............   247,839.78   8.50%   4/30/2003 Real Estate
South Pacific Samoan A/G, Burien, WA...............   201,250.53   8.15%    6/1/2025 Real Estate
Shores Fellowship Church A/G, Ocean Shores, WA.....   181,373.45   7.65%    6/1/2020 Real Estate
Love Tabernacle Assembly of God, West Palm Beach,
  FL............................................... 1,378,004.08   8.65%   7/19/2020 Real Estate
Abundant Life Christian Fellowship, Groveland, NJ..    72,750.00   7.87%   7/01/2015 Mortgage Bonds
Calvary Chapel of Rancho Cucamonga, CA.............   267,500.00   9.15%  12/15/2021 Mortgage Bonds
Calvary Chapel of Rancho Cucamonga, CA.............   332,500.00   8.12%  12/15/2014 Mortgage Bonds
First Assembly of God, Eagle Lake, FL..............   155,000.00   7.50%   11/5/2002 Mortgage Bonds
First Southern Baptist Church, Scottsdale, AZ......   450,000.00   7.38%   6/20/2006 Mortgage Bonds
Gold Creek Community Church, Mill Creek, WA........   400,000.00   9.00%  10/22/2021 Mortgage Bonds
Gold Creek Community Church, Mill Creek, WA........   559,000.00   8.33%  10/22/2013 Mortgage Bonds

                                                                 Interest  Maturity
           Borrowing Institution                   Loan Amounts    Rate      Date      Collateral
           ---------------------                   ------------- -------- ---------- --------------
La Vina En Los Angeles, Los Angeles, CA...........    240,000.00   9.00%   10/1/2021 Mortgage Bonds
Lasung World Evangelical Church, Los Angeles,
  CA..............................................  1,016,250.00   9.27%    9/1/2019 Mortgage Bonds
Park Springs Presbyterian Church, Coconut Creek,
  FL..............................................    582,250.00   7.95%   12/8/2014 Mortgage Bonds
Pflugerville Community Church, Pflugerville, TX...    431,250.00   7.95%  12/15/2014 Mortgage Bonds
University City Presbyterian Church, Charlotte, NC  1,000,000.00   7.60%   6/10/2012 Mortgage Bonds
Hillcrest Baptist Church, Jackson, MS.............    100,000.00   7.50%   5/13/2002 Unsecured
Stockton Christian Life Center, Stockton, CA......  2,303,000.00   7.50%   6/30/2002 Real Estate
Church on the Word, Glendale, AZ..................    461,050.86   7.50%   5/16/2002 Real Estate
Calvary Temple Church of God in Christ, Oakland,
  CA..............................................    428,191.27   7.90%  12/29/2005 Real Estate
Faith, Victory and Freedom Ministries, Sanford,
  NC..............................................    523,925.59   8.00%  11/29/2008 Real Estate
Life Church of God in Christ, Riverside, CA.......  3,885,459.68   7.50%  12/27/2002 Real Estate
Victory Christian Church, Mesa, AZ................  2,680,594.07   7.40%    1/1/2005 Real Estate
Fairview Baptist Church, Apex, NC.................    500,000.00   8.25%   8/24/2006 Real Estate
Southeast Valley Baptist Church, Chandler, AZ.....    149,532.96   7.75%   1/18/2005 Real Estate
                                                   -------------
                                                   73,854,622.36

                                  MANAGEMENT

General

   Foundation Capital operates under the direction of the Board of Directors, which is responsible for management and control of Foundation Capital's affairs. However, the Board of Directors has retained the Manager to manage Foundation Capital's day-to-day affairs, subject to the Board's supervision.

   Investment policies of Foundation Capital, as well as its fees and expenses are established, reviewed and approved by the Board of Directors (including a majority of the independent directors) not less often than annually and with sufficient frequency to determine that they are in the best interest of the shareholders. The Board is responsible, as a result of their fiduciary duties, for determining the reasonableness of Foundation Capital's fees and expenses in light of Foundation Capital's investment experience and the fees and expenses of comparable management companies in supervising the relationship of Foundation Capital with the Manager. Each such determination, and the basis therefore, shall be set forth in the minutes of the Board of Directors.

   The independent directors shall determine, from time to time, but not less often than annually, that the compensation which Foundation Capital contracts to pay to the Manager is reasonable in relation to the nature and quality of the services performed and that such compensation is within the limits prescribed by applicable state regulatory authorities. The independent directors shall also supervise the performance of the Manager and the compensation paid to it by Foundation Capital to determine that the provisions of the Management Agreement are being carried out. Each such determination shall be based on the factors set forth below and all other factors that the independent directors may deem relevant. The findings of the independent directors, on each such factor, shall be recorded in the minutes of the Board. Such factors include: (i) the size of the management fee in relation to the size, composition and profitability of Foundation Capital's portfolio; (ii) the success of the Manager in generating opportunities that meet the investment objectives of Foundation Capital; (iii) the rates charged to other REITs and charged to Companies other than REITs by managers performing similar services;
(iv) the quality and extent of service and advice furnished by the Manager; (v) the performance of the investment portfolio of Foundation Capital, including income, conservation or appreciation of capital and (vi) the quality of the portfolio of the Company in relationship to the investments generated by the Manager for its own account. See "Fiduciary Responsibility of Directors and the Manager and Indemnification" and "The Manager--The Management Agreement."

Directors and Executive Officers of the Company

   The Board of Directors is currently comprised of seven individuals whose terms of office expire in 2002. Executive officers of Foundation Capital serve at the pleasure of the Board of Directors. The following table sets forth certain information concerning the Board of Directors and executive officers of Foundation Capital:

                Name              Age                Position
                ----              ---                --------
   A. J. Braswell 3490........... 60  President, Chief Executive Officer and
    Bowling Green Way                   Director
    Atlanta, Georgia 30340

   James LeRoy Roberts........... 63  Director
    1812 Hunting Ridge Road
    Raleigh, North Carolina 27615

   Wayne Shirley................. 57
    6201 104th Avenue, N.E.           Director
    Kirkland, Washington 98033

                     Name              Age           Position
                     ----              ---           --------

         Kenneth C. Bray.............. 50  Director
          P.O. Box 1569
          Duluth, Georgia 30096

         Dr. K. Milton Higgins........ 64  Director
          945 West Alamos
          Fresno, California 93705

         Sally M. Hill................ 55  Director
          3871 South Lexington Court
          Springfield, Missouri 65807

         Clay Corvin.................. 54
          3939 Gentilly Blvd.              Director and Secretary
          New Orleans, LA 70126

         Barry S. Winford............. 35  Vice President and Treasurer
          620 Eastwyck Drive
          Ridgeland, Mississippi 39157

--------

   Information regarding the business background and experience of Foundation Capital's directors and executive officers follows:

   A. J. Braswell is a founder of Foundation Capital and serves as its President, Chief Executive Officer and a Director. Mr. Braswell attended Augusta College and Southern Technical Institute and majored in electrical engineering technology. For approximately 12 years, Mr. Braswell worked in the area of telecommunications engineering technology for Western Electric and for Collins Radio Company. In 1975, Mr. Braswell acquired the predecessor of Reliance Trust Company, a Georgia corporation ("Reliance"). Thereafter, Mr. Braswell transformed Reliance into a nationally recognized state-chartered bank and trust company specializing in (i) trust and fiduciary services to churches issuing bonds, (ii) services to church loan funds, and (iii) personal and corporate trusts, asset management and retirement plan administration. In 1996, Mr. Braswell sold his ownership interest in Reliance. Since 1996, Mr. Braswell has served as Managing Principal of Reliance Institutional Capital, Inc. (formerly known as Reliance Financial Corporation) in order to focus on maintaining its existing church and non-profit business and on developing additional business for Reliance. Mr. Braswell is Chairman of the Board of the Christian Stewardship Association and is the Secretary and Treasurer for the National Association of Church and Institutional Financing Organizations. Mr. Braswell also serves as the President, Chief Executive Officer and a Director of the Manager.

   James LeRoy Roberts serves as a Director of Foundation Capital. Mr. Roberts received a Bachelor of Arts degree from Southwest Missouri State University. Mr. Roberts has served two terms as President of the National Association of Church and Institutional Financing Organization, Inc., and has participated in the placement of over $300 million in church loans. Mr. Roberts has been the President of American Funding, Inc., a North Carolina corporation, since 1979 and is a frequent lecturer, speaker and workshop facilitator at church finance and building conferences.

   Wayne Shirley serves as a Director of Foundation Capital. Mr. Shirley attended Northwest College and Southern California College. Since 1975, Mr. Shirley has worked in the areas of real estate sales and mortgage insurance. Mr. Shirley is currently Vice President and sales manager for Home Mortgage Corporation. Prior to joining Home Mortgage, Mr. Shirley was a Vice President and sales manager for Washington Mutual Bank where he began working in 1992. Mr. Shirley has also worked with Freddie Mac as an account manager where he marketed loan products and Freddie Mac purchase certificates to banks, savings and loans and mortgage companies in the northwest and Northern California. Mr. Shirley is currently the Secretary of the Northwest College Foundation Board and is a member of the Board of Directors of FMLF.

   Kenneth C. Bray serves as a Director of Foundation Capital. Mr. Bray received a Bachelor of Arts degree in Accounting from the University of West Florida. Mr. Bray has been an auditor with the Internal Revenue Service and was a senior partner in Bray, Marsh & McConnell, P.C., an accounting firm. Mr. Bray became the Chief Executive Officer of Brayson Homes, Inc. on May 1, 2000. Mr. Bray is also a member of the American Institute of Certified Public Accountants, the Georgia Society of Certified Public Accountants and the Home Builders Association.

   Dr. K. Milton Higgins serves as a Director of Foundation Capital. Dr. Higgins received a Bachelor of Arts degree from Baylor University, a Bachelor of Divinity degree from Golden Gate Baptist Seminary and a Doctor of Ministry degree. Dr. Higgins served as the Executive Vice President of California Baptist Foundation from 1991 to 1996. Dr. Higgins currently serves as the President and Chief Executive Officer of California Baptist Foundation, where he has served in such capacity since 1997 and is a member of the Southern Baptist Convention Annuity Board.

   Sally M. Hill serves as a Director of Foundation Capital. Ms. Hill is certified in Human Resource Management by the Management Development Institute at Southwest Missouri State University and she has served as the Director of Human Resources for AGFSG since 1997. In 1998, Ms. Hill assumed responsibility for facilities management at AGFSG, and in 2000 she added Director of Operations to her responsibilities. Ms. Hill is a frequent speaker and teacher on motivational and inspirational topics, as well as presentations on human resource management. Ms. Hill is the author of a Bible study "Living from the Life of Christ," that has been published and circulated throughout the United States, translated into several languages and distributed throughout the world.

   Clay Corvin serves as a Director of Foundation Capital. Mr. Corvin received a Bachelor of Science degree from the University of Alabama and a Master of Religious Education Degree from New Orleans Baptist Theological Seminary. From 1995 to the present, Mr. Corvin has served as Executive Director, Providence Educational Foundation, a Professor of Administration at the New Orleans Baptist Theological Seminary and since 1979, to the present, he has served as Vice President - Business Affairs of the New Orleans Baptist Theological Seminary.

   Barry S. Winford serves as a Director of Foundation Capital. Mr. Winford received a Bachelor of Business Administration degree from Mississippi State University. Mr. Winford has worked in the field of real estate finance since 1992 as a Commercial Real Estate Lender with Deposit Guaranty National Bank in Jackson, Mississippi and Compass Bancshares headquartered in Birmingham, Alabama. From 1996 to 2000, Mr. Winford served as a Commercial Mortgage Banker for Capital Advisors based in Charlotte, North Carolina. Mr. Winford is currently the Vice President of the Manager.

Committees of the Board of Directors

   Audit Committee. The Board has established an Audit Committee consisting of three Directors, including two independent directors. The Audit Committee is composed of Kenneth C. Bray, Chairman, Clay Corvin, and K. Milton Higgins. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, reviews the adequacy of Foundation Capital's internal accounting controls, monitors management's efforts to correct deficiencies described in an audit and communicates risk management concerns to the Board of Directors.

   Executive Committee. The Board has established an Executive Committee consisting of four Directors, including two independent directors. The Executive Committee is composed of Wayne Shirley, Kenneth C. Bray and Sally M. Hill. The Executive Committee acquires, disposes of and finances investments for Foundation Capital, executes contracts and agreements, including those related to the lending of money by Foundation Capital, establishes or approves policies and procedures required for the daily operation of Foundation Capital, monitors the status of all threatened or pending litigation, coordinates the work of all other committees of the Board of Directors and generally exercises all other powers of the Board of Directors, except as prohibited by law.

   Credit Committee. The Board has established a Credit Committee consisting of three Directors, including two independent directors. The Credit Committee is composed of A. J. Braswell, Chairman, Kenneth C. Bray and Wayne Shirley. The Credit Committee reviews Foundation Capital's lending policies and monitors compliance with such policies, verifies that management follows appropriate procedures to recognize adverse lending trends, to take corrective actions, and to maintain an adequate allowance for loan losses, determines that risk controls are in place governing compliance with loan related, or other applicable, laws and regulations, evaluates credit applications and assists with credit decisions to the extent that proposed loans exceed the approval level of Foundation Capital's officers established by Foundation Capital's policies and procedures.

   Administrative Committees. In addition to Board Committees, administrative committees may be established from time to time in accordance with Foundation Capital's policies and procedures. Administrative committees shall administer the business of Foundation Capital and carry out the policies of the Board of Directors. Administrative committees shall consist of members of the Board of Directors, officers of Foundation Capital, employees of Foundation Capital and such other individuals as the Board shall determine.

Meetings of Directors

   The Board of Directors meets on a quarterly basis to review the performance of Foundation Capital, its borrowing and other matters.

Compensation of Directors

   Foundation Capital pays a per meeting fee of $500 to its Board members. In addition, Foundation Capital will reimburse Board of Directors for travel expenses incurred in connection with their activities on behalf of Foundation Capital.

                                  THE MANAGER

The Management Agreement

   The Manager is a Georgia limited liability company formed for the purpose of managing Foundation Capital. Under the terms of the Management Agreement, the Manager generally has responsibility for the day-to-day operations of Foundation Capital, administers the Company's bookkeeping and accounting functions, serves as Foundation Capital's consultant in connection with policy decisions to be made by the Board of Directors, manages or causes to be managed Foundation Capital's assets and renders other services as the Board of Directors deem appropriate. The Manager is subject to the supervision of the Board of Directors and has only such functions as are delegated to it.

   The Manager bears the expenses incurred by it in connection with performance of its duties under the Management Agreement, including, employment expenses of its personnel, rent, telephone, and equipment expenses to the extent such expenses relate to the office maintained by the Manager and miscellaneous administrative expenses incurred in its performance under the Management Agreement. The Manager will receive reimbursement for certain expenses it incurs. Foundation Capital bears its own expenses for functions not required to be performed by the Manager under the Management Agreement, which generally include capital raising and financing activities, corporate governance matters, audits and other activities. The Manager has three affiliates (i.e., One Capital Advisors, LLC, Rives Leavell & Co. and American Funding, Inc.), however, none of them engage in any lending activities.

   The Management Agreement, which was entered into by Foundation Capital with the unanimous approval of the independent directors, is for a one-year term subject to successive automatic one-year renewals. The Management Agreement may be terminated by a majority of the independent directors of Foundation Capital or the Manager, as the case may be, upon 60 days' written notice. In the event of the termination of the Management Agreement, the Manager will cooperate with Foundation Capital and take all reasonable steps requested to assist the Board of Directors in making an orderly transition of the Manager function.

   The Manager will receive an annual management fee, payable monthly, and based upon Average Invested Assets as follows: 1.5% for Average Invested Assets less than $50 million; 1.4% for Average Invested Assets greater than or equal to $50 million and less than $75 million; 1.3% for Average Invested Assets greater than or equal to $75 million and less than $100 million; and 1.25% for Average Invested Assets greater than or equal to $100 million. However, for any year in which Foundation Capital qualifies as a REIT, the Manager must reimburse Foundation Capital to the extent that the Total Operating Expenses (including the management fee) paid during the previous calendar year exceed the greater of (i) 2% of Foundation Capital's Average Invested Assets for the calendar year, or (ii) 25% of Foundation Capital's Net Income for that calendar year.

   Many REITs which are listed on national exchanges or markets are considered "self-administered," since the employees of the REIT perform all significant management functions. In contrast, REITs that are not self-administered, like Foundation Capital, typically engage a third-party to perform management functions on its behalf, such as a manager or advisor. In the future, it may be in Foundation Capital's best interest to become self-administered. In this event, if the independent directors of Foundation Capital determine that Foundation Capital should become self-administered, the Management Agreement permits the Manager thereof to merge into the Company and for Foundation Capital to allow such merger. In the event the Manager is merged into Foundation Capital, certain key employees of the Manager will become employees of Foundation Capital. The Manager may receive as merger consideration cash or shares of stock in Foundation Capital in an amount which would be determined at that time, based upon the value of all fees given up or waived by the Manager through the merger.

   Foundation Capital has agreed to indemnify the Manager with respect to acts or omissions of the Manager, except if such liability or loss was due to the bad faith, misconduct or gross negligence of Manager.

Compensation

   Foundation Capital was formed on June 29, 2000 and has not paid any cash compensation to its executive officers as of the date of this prospectus. None of the officers, including the Chief Executive Officer of Foundation Capital, will receive compensation as an officer in Foundation Capital.

                              COMPENSATION TABLE

   The following table discloses the compensation which may be received from the Manager by Foundation Capital. The following aggregate amounts of the annual compensation and fees payable to the Manager by Foundation Capital are not subordinated to the return to the shareholders of Foundation Capital.

  Type of Compensation      Method of Compensation     Estimated Dollar Amount
  --------------------      ----------------------     -----------------------

Upon Completion of
  Offering:

Reimbursable Expenses      The Manager will be        Actual amounts to be
                           reimbursed for its actual  reimbursed are not
                           costs incurred in          determinable at this time.
                           connection with the
                           offering on behalf of
                           Foundation Capital.

Operational Stage:

Manager REIT Management    An annual management fee   Actual amounts are
  Fee                      of between 1.25% and       dependent upon results of
                           1.50% of the Average       operations and,
                           Invested Assets. The fee   therefore, cannot be
                           will be payable monthly    determined at the present
                           in an amount equal to      time. Under no
                           1/12th of the appropriate  circumstances, however,
                           percentage of the Average  will the amount exceed 2%
                           Invested Assets of         of Foundation Capital's
                           Foundation Capital, as of  Average Invested Assets.
                           the last day of the
                           immediately preceding
                           month, pursuant to the
                           Management Agreement. For
                           any year in which
                           Foundation Capital
                           qualifies as a REIT, the
                           Manager must reimburse
                           Foundation Capital: (i)
                           to the extent that the
                           management fee plus Total
                           Operating Expenses paid
                           during the previous
                           calendar year exceed 2%
                           of Foundation Capital's
                           Average Invested Assets
                           for that calendar year,
                           or 25% of the Net Income
                           of Foundation Capital for
                           the calendar year. See
                           "The Manager--The
                           Management Agreement"

   Although no management fees will be payable to the Manager solely as a result of issuance of the Certificates, to the extent that proceeds of the offering are invested in making mortgage loans, the size of Foundation Capital's mortgage portfolio will be increased with a corresponding effect on the Manager's base fee.

   Fees actually paid during the six months of operations in 2000 were $187,516 and for 2001 were $817,726.

                            PRINCIPAL STOCKHOLDERS

   The following table provides information concerning beneficial ownership of our capital stock as of December 31, 2001, by:

  . each stockholder that we know owns more than 5% of our outstanding common stock;

  .  each of our named executive officers;

  .  each of our directors; and

  .  all of our directors and executive officers as a group.

   The table also lists the applicable percentage of beneficial ownership based upon a private offering by Foundation Capital, being conducted concurrently with this offering, for 2,500,000 shares of common stock.

                                                                 Number of Shares       Percentage
                                  Number of                       of Common Stock      Ownership of
                                  Shares of       Percentage        and Class I        Common Stock
                                Common Stock     Ownership of     Preferred Stock      and Class I
                                 and Class I     Common Stock    Held Directly and   Preferred Stock
                               Preferred Stock    and Class I    Indirectly After   Held Directly and
                                Held Directly   Preferred Stock     the Common     Indirectly After the
                               and Indirectly  Held Directly and  Stock Offering       Common Stock
                                 Before the    Indirectly Before  Assuming Fully    Offering Assuming
 Name and Address of Owner        Offering       the Offering          Sold             Fully Sold
 -------------------------     --------------- ----------------- ----------------- --------------------
A. J. Braswell................       685.40(1)           *              685.40(1)             *
 3490 Bowling Green Way
 Atlanta, Georgia 30340

James LeRoy Roberts...........     2,657.35(2)        1.88%           2,657.35(2)             *
 1812 Hunting Ridge Road
 Raleigh, North Carolina 27615

Wayne Shirley.................           --             --                  --               --
 6201 104th Avenue, N.E.
 Kirkland, Washington 98033

Kenneth C. Bray...............       105.70(3)           *              105.70(3)             *
 P. O. Box 1569
 Duluth, Georgia 30096

Dr. K. Milton Higgins.........    26,221.79(4)       18.57%(7)       26,221.79(4)             *
 945 West Alamos
 Fresno, California 93705

Sally M. Hill.................           --             --                  --               --
 3871 South Lexington Court
 Springfield, Missouri 65807

Clay Corvin...................           --             --                  --               --
 3939 Gentilly Blvd.
 New Orleans, LA 70126

D. Wesley Chance..............       510.40(5)           *              510.40(5)             *
 440 Fairfield Drive
 Madison, Mississippi 39110

Barry S. Winford..............       510.40(6)           *              510.40(6)             *
 620 Eastwyck Drive
 Ridgeland, Mississippi 39157

Assemblies of God Loan Fund...    27,221.88          19.27%(7)       27,221.88             1.03%
 1661 North Boonville Avenue
 Suite B
 Springfield, Missouri 65803

                                                                     Number of Shares       Percentage
                                      Number of                       of Common Stock      Ownership of
                                      Shares of       Percentage        and Class I        Common Stock
                                    Common Stock     Ownership of     Preferred Stock      and Class I
                                     and Class I     Common Stock    Held Directly and   Preferred Stock
                                   Preferred Stock    and Class I    Indirectly After   Held Directly and
                                    Held Directly   Preferred Stock     the Common     Indirectly After the
                                   and Indirectly  Held Directly and  Stock Offering       Common Stock
                                     Before the    Indirectly Before  Assuming Fully    Offering Assuming
 Name and Address of Owner            Offering       the Offering          Sold             Fully Sold
 -------------------------         --------------- ----------------- ----------------- --------------------

Assemblies of God Financial           27,097.74          19.19%(7)       27,097.74             1.03%
  Services Group..................
 1661 North Boonville Avenue
 Suite B
 Springfield, Missouri 65803

Assemblies of God Foundation......    27,099.07          19.19%(7)       27,099.07             1.03%
 1661 North Boonville Avenue
 Suite B
 Springfield, Missouri 65803

Ministers Benefit Association.....    27,099.07          19.19%(7)       27,099.07             1.03%
 1661 North Boonville Avenue
 Suite B
 Springfield, Missouri 65803

California Baptist Foundation.....    26,221.79          18.57%(7)       26,221.79                *
 7120 North Whitney Avenue
 Fresno, California 93720

All officers and Board of
  Directors as a group (8 persons)    30,691.04          20.45%          30,691.04               * %

--------
 *  Indicates less than one percent ownership.
(1) Includes 100 shares of Foundation Capital's Class I Preferred Stock owned by Mr. Braswell, 75 shares of Foundation Capital's Common Stock owned by Mr. Braswell and 510.40 shares of Foundation Capital's Common Stock held by the Manager. Mr. Braswell, as an officer of the Manager, may be deemed to beneficially own the Manager's shares.
(2) Does not include 2,657.35 shares of Foundation Capital's Common Stock held by Mr. Roberts' wife, Jeanine Roberts.
(3) Does not include 105.70 shares of Foundation Capital's Common Stock held by Mr. Bray's wife, Cynthia B. Bray.
(4) Includes 26,221.79 shares of Foundation Capital's Common Stock held by the California Baptist Foundation. Dr. Higgins, as an officer of the California Baptist Foundation, may be deemed to beneficially own the Foundation's shares.
(5) Includes 510.40 shares of Foundation Capital's Common Stock held by the Manager. Mr. Chance, as an officer of the Manager, may be deemed to beneficially own the Manager's shares.
(6) Includes 510.40 shares of Foundation Capital's Common Stock held by the Manager. Mr. Winford, as an officer of the Manager, may be deemed to beneficially own the Manager's shares.
(7) In order to qualify as a REIT, Foundation Capital an amount of shares held by Assemblies of God Financial Services Group, Assemblies of God Loan Fund, Assemblies of God Foundation, Ministers Benefit Association and California Baptist Foundation such that they do not own more than 9.8% of its Common Stock. These entities will then use the cash they receive to acquire membership interest in FCP II, LLLP.

                   FIDUCIARY RESPONSIBILITY OF DIRECTORS AND
                        THE MANAGER AND INDEMNIFICATION

General

   Consistent with the duties and obligations of, and limitations on, the Board of Directors as set forth in the Articles and Bylaws and under the laws of the State of Georgia, the Directors are accountable to the shareholders as fiduciaries and are required to perform their duties in good faith and in a manner each Director believes to be in the best interest of Foundation Capital and the shareholders, with such care, including reasonable inquiry, as a prudent person in a like position would use under similar circumstances. In addition, the independent directors must review at least annually the relationship of Foundation Capital with the Manager and the Manager's performance of its duties under the Management Agreement and must determine that the compensation paid to the Manager is reasonable in relation to the nature and quality of the services performed. The Manager also has a fiduciary duty to Foundation Capital and its shareholders.

Limitation of Liability and Indemnification

   The liability of the Board of Directors and officers of Foundation Capital is limited by the Articles, Bylaws and the Georgia Code. The Board of Directors and officers shall not be liable to Foundation Capital or its shareholders if such officer or Director acted in a manner he believed in good faith to be in or not opposed to the best interests of Foundation Capital and with respect to any criminal proceeding if he had no reasonable cause to believe his conduct was unlawful. Foundation Capital will not indemnify any Director or officer in connection with any proceeding by or in the right of Foundation Capital in which said person was adjudged liable to Foundation Capital or in which he was adjudged liable on the basis that personal benefit was improperly received by him. To the extent that a Director or officer has been successful on the merits or otherwise in the defense of any proceeding to which he was a party Foundation Capital shall indemnify him against expenses actually and reasonably incurred by him in connection therewith. Except where an officer or Director has been successful on the merits or otherwise in the defense of any proceeding and except as ordered by the court, Foundation Capital shall not indemnify any Director or officer unless authorized by the Bylaws and a determination has been made that indemnification of the Director or officer is proper in the circumstances because he has met the applicable standard of conduct. Reasonable expenses (including attorneys' fees) incurred by a Director or officer who is a party to a proceeding shall be paid by Foundation Capital in advance of the final disposition of such proceeding if the Director or officer furnishes Foundation Capital with a written affirmation of his good faith belief that he has met the applicable standard of conduct and the Director or officer furnishes Foundation Capital with a written undertaking to repay any advances if it is ultimately determined that he is not entitled to indemnification.

   Foundation Capital plans to purchase and maintain insurance for officers and Directors against any liability asserted against such officer or Director whether or not Foundation Capital would have the power to indemnify him against such liability under Foundation Capital's Bylaws.

   TO THE EXTENT THAT THE INDEMNIFICATION MAY APPLY TO LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, FOUNDATION CAPITAL HAS BEEN ADVISED THAT, IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS CONTRARY TO PUBLIC POLICY AND, THEREFORE, UNENFORCEABLE.

                             CONFLICTS OF INTEREST

General

   Foundation Capital will be subject to various conflicts of interest arising out of its relationship with its affiliates: the Manager (One Capital Advisors, LLC) and the Underwriter (Rives, Leavell & Co.). Our Chief Executive Officer directly owns 66.67% of the Manager, which owns 90% of the Underwriter. All agreements and arrangements, including those relating to compensation, between Foundation Capital and the Manager are not the result of arm's-length negotiations. The limitations on the Manager described below have been adopted to control when Foundation Capital enters into transactions with the Manager. With respect to the conflicts of interest described herein, the Manager will endeavor to balance the interests of Foundation Capital with the interests of the Manager in making any determination. Occasions may arise when our interests would be in conflict with those of one or more of the directors, our Manager or their affiliates.

Competition for the Time and Service of the Manager

   Foundation Capital will rely on the Manager for the daily operation of Foundation Capital and the management of its assets. The Manager will have conflicts of interest in allocating management time, services and functions among its existing business affairs and any future real estate programs or other entities which it may organize or serve, as well as other business ventures in which it is involved. The Manager believes it is fully capable of discharging its responsibilities in connection with Foundation Capital and its other business ventures.

   The compensation paid to the Manager under the Management Agreement will be on terms no less favorable to Foundation Capital than those customary for similar services performed by independent firms in the relevant geographic area, but in no event more than 2% of the Average Invested Assets. See "Compensation Table."

Process for Resolution of Conflicting Opportunities

   The independent directors must, by a majority vote, approve all actions by the Manager which present potential conflicts with Foundation Capital. See "The Manager--The Management Agreement."

Receipt of Compensation by the Manager

   In connection with the offering and operations of Foundation Capital, the Manager will receive the compensation as described in the "Compensation Table." The compensation is not dependent on the Manager's performance. As the size of a loan could impact the amount of compensation earned by the Manager, a conflict of interest could arise since the acquisition or disposition of a particular loan could be advantageous to the Manager, but detrimental to Foundation Capital, or vice-versa. For example, the acquisition of a large loan by Foundation Capital may be advantageous to the Manager since its potential compensation is higher. However, that same loan may end up being detrimental to Foundation Capital, if it does not provide for the type of return that a different, perhaps smaller, loan may provide. Also such Compensation is payable notwithstanding the lack of cash available to make distributions to the Certificate holders. The Manager recognizes that it has a fiduciary duty to Foundation Capital and the Certificate holders, and represents that its actions and decisions will be made in the manner most favorable to Foundation Capital and its Certificate holders, so as not to breach its fiduciary duty.

Non-Arm's-Length Agreements

   The agreements and arrangements, including those relating to compensation, between Foundation Capital and the Manager are not be the result of arm's-length negotiations, but are expected to approximate the terms of arm's-length transactions.

   The Manager is not prohibited from providing services to, and otherwise dealing or doing business with, persons who deal with Foundation Capital. Except as disclosed in this prospectus, there are no present arrangements with respect to any such services. See "Certain Transactions With Affiliates." However, the Manager may not participate in any reciprocal business arrangements which would have the effect of circumventing any of the provisions of the Management Agreement.

Compensation to the Underwriter and Conflicts of Interest

   We will pay the underwriter commissions based on the gross amount of the certificates it sells on our behalf in the offering. A conflict of interest could arise from this compensation arrangement, as the underwriter may be incentivized to sell Certificates prior to our being able to deploy the resulting proceeds to find mortgage loans or purchase bonds. We may also invest in bond issuances, that may not provide for the greatest amount of return, if the Underwriter is underwriting the transaction. Additionally, due to Foundation Capital's affiliation with the Underwriter, Foundation Capital may be more inclined to utilize it rather than other broker-dealers.

Our Affiliates May Compete with Us

   Any of our directors or officers may have personal business interests that conflict with our interests and may engage in the lending business or any other business. A director or officer may have an interest in an entity we engage to render advice or services and may receive compensation from such entity in addition to compensation received from us.


Legal Counsel for the Company and the Manager is the Same Law Firm

   Womble Carlyle Sandridge & Rice, PLLC is acting as counsel to Foundation Capital and the Manager upon all legal matters related to the offering. Womble Carlyle Sandridge & Rice, PLLC is not acting as counsel for any potential investor.

                     CERTAIN TRANSACTIONS WITH AFFILIATES

   AGFSG owns 100% of National Loan Services, LLC, a Missouri limited liability company (the "Servicer"). The Manager has entered into a Loan Servicing Agreement with the Servicer to provide Foundation Capital and the Limited Partnerships with loan administration, processing and collection services. The Servicer has entered into a subservicing agreement with AGFSG.

   Foundation Capital anticipates entering into loan transactions in connection with church bond issues offered by Rives, Leavell & Co. who is the Underwriter on this transaction as the original broker-dealer, some of which have a direct or indirect ownership in Foundation Capital or Affiliates of Foundation Capital or the Manager. For example, loans will be made to churches, none of whom will be affiliates of the Company; Foundation Capital may potentially buy bonds from California Baptist Foundation; it may participate in bond collateralized loans; it may make construction loans; and it may also participate in transactions with non-affiliate broker-dealers.

   In approving any transaction or series of transactions between Foundation Capital and a direct or indirect owner or an Affiliate, a majority of the Board of Directors not otherwise interested in such transaction, including a majority of the independent directors must determine that the transaction is fair, competitive, and commercially reasonable and no less favorable to Foundation Capital than transactions between unaffiliated parties under the same circumstances.

   Reliance will be compensated by Foundation Capital between .5 and 1 percent for any loans it refers to Foundation Capital. Additionally, the Manager has entered into contracts with Reliance and with Leawell, LLC, a Mississippi limited liability company ("Leawell"), for the lease of office space and for certain administrative services. A. J. Braswell is a minority member of Leawell.

   Foundation Capital anticipates that certain broker-dealers, denominational entities and others referring loans to Foundation Capital may invest in Foundation Capital's capital stock. Such persons or institutions may also sell loans to Foundation Capital, underwrite church bonds which serve as security for loans made by Foundation Capital, or underwrite church bonds which are purchased by Foundation Capital.

                        DESCRIPTION OF THE CERTIFICATES

Certificates of Indebtedness

   We are offering $55,000,000 in Redeemable Certificates of Indebtedness at various interest rates, as set forth below, with maturities of one, three, five, seven and ten years from the date of issue. We will issue the Certificates of Indebtedness under an indenture between us and Reliance Trust Company, as trustee. See "Trust Indenture." The Certificates will be sold at par with minimum purchase requirements of $5,000 and they will be collateralized by an assignment of certain mortgage assets of the Company. Interest on the face value of simple interest Certificates will be paid semi-annually on July 1 and January 1 from the date of issuance (i.e. the date of purchase) until maturity. Interest on compound interest Certificates will accrue on the face value from the date of issuance (i.e. the date of purchase), will compound semi-annually on July 1 and January 1 of each year and will be paid at maturity. See "Payment of Principal and Interest."

Interest Rates and Maturity Schedule

   The Certificates will bear interest and mature on the dates and at the rates set forth in the following table:

                          Interest                            Total
             Maturity       Rate    Simple(1)  Compound(1)  Amount(2)
             --------     -------- ----------- ----------- -----------
          January 1, 2003   4.0%   $ 5,000,000 $        0  $ 5,000,000
          January 1, 2005   5.5%    12,500,000          0   12,500,000
          January 1, 2007   6.0%     8,000,000  4,500,000   12,500,000
          January 1, 2009   6.5%     8,000,000  4,500,000   12,500,000
          January 1, 2012   7.0%     6,500,000  6,000,000   12,500,000

--------
(1) Represents the amount of simple and compound Certificates that may be sold at the respective maturity dates.
(2) Represents the maximum of Certificates that may be sold at the respective maturity dates.

   Certificates will bear an additional 25 basis points where the initial investment was at least $100,000 of the same maturity date.

Change in Rates

   Foundation Capital reserves the right to issue Certificates at rates that are different from those initially set forth above. Interest rates thus may be either increased or decreased as required by market conditions. Interest rates on Certificates issued prior to such an interest rate change (the "Change Date") will not be affected. Any Change Date shall be on the first day of the month and notice of the change shall be provided to the Trustee prior to the change. Potential purchasers will be notified, by a sticker to this prospectus, of the current interest rate.

   In establishing its interest rates, Foundation Capital will consider current market conditions, interest rate yields (both on competing investments and the mortgage loans and other investments it intends to make) and the requisite margin required to pay its operating expenses, including debt service on these Certificates and other indebtedness, and generate income to provide for projected dividends to its shareholders.

Payment of Principal and Interest

   Each Certificate represents the right of the Certificate holder to be paid the face amount or principal balance thereof plus accrued interest at the rate provided. Principal shall be paid at the maturity date or earlier redemption at the corporate trust office of the Trustee in Atlanta, Georgia, or to its successors in trust, or at the duly designated office of any paying agent. Interest will accrue from the date of issuance (i.e. the date of purchase which shall be the date on which the Registrar receives a fully executed subscription agreement and good funds). Interest on the Certificates will be computed on the basis of a 360-day year consisting of twelve 30-day months.

   With respect to simple interest Certificates, interest shall be paid semi-annually on July 1 and January 1 until maturity or earlier redemption. Simple interest Certificate holders, with a minimum investment of $20,000, may elect to have interest paid monthly. With respect to compound interest Certificates, interest will be compounded semi-annually on July 1 and January 1 of each year until maturity and will be paid at maturity or early redemption.

   Interest and principal on the Certificates is payable to the persons appearing as the registered owners of the Certificates in the Certificate Register at the close of business on the 15th calendar day of the month immediately preceding each scheduled interest payment date. It is the obligation of each Certificate holder to keep the Registrar informed, at all times, as to his/her current mailing address to receive interest and/or principal payments, any redemption notice and to receive annual tax reporting information.

   Funds on deposit with the Trustee and/or the Paying Agent, for paying principal and interest on the Certificates that remain unclaimed after five years following the latest date monies are provided to pay any indebtedness secured by the Indenture, will be paid over to the State of Georgia by escheat, as provided in the Indenture.

Security for Certificates

   Certificates will be collateralized by mortgage loan assets of Foundation Capital, which will execute and deliver to the Trustee a collateral assignment of mortgage loans, bond collateralized loans and/or mortgage bonds. The face amount of Pledged Assets shall, at all times, be not less than the face amount of the outstanding Certificates (the "Minimum Pledge"). The Minimum Pledge shall be made up of "Qualified Assets" which shall mean mortgage loans, bond collateralized loans, mortgage bonds, government obligations or cash. A loan or bond shall not be a Qualified Asset if an event of default in the payment has occurred with respect to such loan or bond and continues for 90 days. In the event any Pledged Asset should cease to be a Qualified Asset, Foundation Capital shall promptly substitute other Qualified Assets as collateral. A cumulative report will be provided by Foundation Capital to the Trustee on a quarterly basis specifying the face amount of outstanding Certificates and the face amount of the Pledged Assets, and confirming that the Pledged Assets are Qualified Assets and that the face amount of the Pledged Assets is not less than the Minimum Pledge. The Company reserves the right to substitute Pledged Assets, from time to time, provided that the Minimum Pledge of Qualified Assets is met.

   In the event of a default of the Certificates, the Trustee will be responsible for obtaining possession of and legal title to the Pledged Assets, collecting and/or selling the underlying loans and bonds, and distributing the proceeds to the Certificate holders. If the Pledged Assets are insufficient to pay the Certificates, then Foundation Capital will remain liable for any deficiency.

Certificate Payment Fund

   In order to facilitate the payment of principal and interest on the Certificates, Foundation Capital covenants and agrees that, so long as any Certificates issued under the Indenture, or a supplemental indenture, are outstanding, it will make payments into a bond payment fund sufficient to pay the principal and interest as it becomes due and payable on the Certificates. Such payments, into the bond payment fund, will be due prior to each payment due date.

   Minimum payments for the Certificates, if all the Certificates are sold, will be required as follows:

     Beginning Date            Semi-Annual Payments          Beginning Date            Semi-Annual Payments
-------------------------    -------------------------  -------------------------    -------------------------
   June 1, 2003                             $1,171,250     June 1, 2008                               $487,500
   December 1, 2003                         11,171,250     December 1, 2008                            487,500
   June 1, 2004                              1,071,250     June 1, 2009                                487,500
   December 1, 2004                          1,071,250     December 1, 2009                         15,252,939
   June 1, 2005                              1,071,250     June 1, 2010                                227,500
   December 1, 2005                         11,071,250     December 1, 2010                            227,500
   June 1, 2006                                727,500     June 1, 2011                                227,500
   December 1, 2006                            727,500     December 1, 2011                            227,500
   June 1, 2007                                727,500     June 1, 2012                                227,500
   December 1, 2007                         14,749,515     December 1, 2012                         18,530,408

Redemption or Rollover of Certificates at Maturity

   Approximately forty-five (45) days prior to the maturity of your Certificate (the "Maturity Date"), we will notify you of the Maturity Date and whether you will be entitled to automatically renew your Certificate. If we are offering renewal of Certificates, we will provide you an opportunity to automatically rollover your maturing Certificate for a extended term equal to the original term and at the then current interest rates being offered on Certificates of such term and duration as the maturing Certificate. Unless we receive notice from you at least ten (10) business days prior to the Maturity Date, we will renew your Certificate. If you notify us prior to the Maturity Date that you do not want the Certificate renewed, we will forward you your principal and accrued interest by check on the Maturity Date. In the event of an automatic rollover, you will have a period of thirty (30) days after the Maturity Date to notify us of your desire to redeem your rollover Certificate and we will forward you your principal and accrued interest within thirty (30) days after we receive your request. If your Certificate is rolled over, compounded interest and interest being reinvested under the IRP will also be included in the rollover Certificate. The investor's opportunity to renew will be subject to any limitations imposed by federal law or applicable state law.

Early Redemption of Certificates by Investors

   Certificates may not be redeemed by the investors prior to their Maturity Date, except that, Foundation Capital may elect to redeem Certificates at the request of an investor after the investor has owned a Certificate for a period of not less than one year and upon a showing of exceptional need or hardship. Foundation Capital, however, will have no legal obligation to redeem the Certificate. Additionally, there is no assurance that this practice will continue. In such instances of early redemption, an early withdrawal penalty may be imposed that is equal to six months interest on the principal amount of the Certificate.

Early Redemption of Certificates by Company

   Foundation Capital reserves the right to call any Certificate for redemption, without premium, at any time on 30 days prior written notice to the investor by payment of the face amount or the principal balance, as applicable, plus accrued interest. From and after the effective date of such redemption, no interest will be paid or accrued on the principal balance of such Certificate.

Registry and Transfer of Certificates

   The Registrar of the Certificates, Reliance, will prepare and maintain at its office a Certificate register that shows the names, addresses, and amounts of all Certificates issued in this offering. No transfer of any Certificates will be valid unless a transfer and assignment duly signed by the registered owner or by his attorney duly authorized in writing is presented to the Registrar. Upon presentation for transfer of ownership, the Registrar will be entitled to charge the holder a transfer fee and to require compliance with such reasonable regulations as Registrar may prescribe.

Book-Entry Only Registration

   The Certificates will be registered in book-entry form (without delivery of a separate negotiable certificate) in denominations of $5,000 or any integral multiple of $1,000 in excess of $5,000 at the office of the Trustee, Reliance. Principal is payable at the corporate trust office of the Trustee in Atlanta, Georgia, or to its successors in trust, or at the duly designated office of any paying agent.

   Investors will not receive certificates representing the Certificates.

Purchase of Certificates by Payment to Escrow Agent

   The Certificates will be offered at par, subject to availability, and will be offered only in those states where this offering is permitted. Persons who desire to purchase a Certificate will execute a Subscription Agreement covering the certificate(s) being purchased. Checks in payment for Certificates will be made payable to RELIANCE TRUST COMPANY FBO Foundation Capital Resources, Inc. as Escrow Agent. All funds received by Foundation Capital, will be promptly transmitted to Reliance. A copy of the Subscription Agreement will be mailed to the Registrar, who will provide the registered owner with the certification confirmation that confirms book-entry. A receipt (confirmation) acknowledging payment will be issued for the purchase and will be delivered by First Class Mail within six weeks after purchase. If the Certificate confirmation for the purchase is not received within this time period, the investor should notify the Trustee.

Investment Limits

   From time to time Foundation Capital may impose investment limits on the size of a single investment or the amount of aggregate investments from any one investor. Potential investors will be notified of the imposition of such limits and must receive written approval from Foundation Capital prior to making an investment in Foundation Capital that exceeds that limit.

                                TRUST INDENTURE

General

   In connection with the offering, Foundation Capital executed a Trust Indenture under which the Trustee, Paying Agent, Escrow Agent and Registrar exercise certain responsibilities on behalf of Foundation Capital and Certificate holders regarding the registration of the Certificates and the payment of principal and accrued interest by Foundation Capital. In the following discussion of the Trust Indenture, capitalized terms not otherwise defined shall have the general meaning suggested by such terms as qualified by the specific meaning ascribed to them in the Trust Indenture. The following summarizes certain provisions of the Trust Indenture.

Default and Remedies

   The Trust Indenture sets forth the procedure to be followed by the Trustee on behalf of the Certificate holders in the event that Foundation Capital defaults under the Trust Indenture. The following are Events of Default under the Trust Indenture:

      (1) if Foundation Capital shall default in the payment when and as due of any installment of principal of or interest on any Certificate;

      (2) if Foundation Capital shall breach, or default in the due observance or performance of, any other of its covenants in the Indenture, and such Default shall continue for a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee, or to Foundation Capital and the Trustee by the Holders of Certificates representing more than two-thirds of the aggregate Principal Amount, a written notice specifying such Default and requiring it to be remedied and stating that such notice is a "Notice of Default;"

      (3) if any representation or warranty of Foundation Capital made in the Trust Indenture or any certificate or other writing delivered pursuant hereto or in connection therewith shall prove to be incorrect in any material respect as of the time when the same shall have been made and, within 30 days after there shall have been given, by registered or certified mail, written notice thereof to the Company by the Trustee, or to Foundation Capital and the Trustee by the Holders of Certificates representing more than two-thirds of the aggregate Principal Amount, the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured;

      (4) the entry of a decree or order for relief by a court having jurisdiction in respect of Foundation Capital in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Foundation Capital or of any substantial part of its property, or ordering the winding up or liquidation of the affairs of Foundation Capital and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

      (5) the commencement by Foundation Capital of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or the consent by Foundation Capital to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Foundation Capital or of any substantial part of its property or the making by Foundation Capital of an assignment for the benefit of creditors or the failure by Foundation Capital generally to pay its debts as such debts become due or the taking of corporate action by Foundation Capital in furtherance of any of the foregoing.

   Should an Event of Default occur and continue, the Trustee or the holders of two-thirds of the aggregate principal sum of the Certificates then outstanding may declare the principal of all Certificates then outstanding hereunder, together with all accrued interest thereon to be immediately due and payable. Notwithstanding the foregoing, if at any time after the principal of the Certificates is declared due and payable and before the sale of any of the collateral has been made, all defaults under the Trust Indenture have been cured and all amounts in default under the Trust Indenture together with the expenses and reasonable charges of the Trustee and reasonable attorneys' fees have been paid, then the Trustee or holders of more than a majority of the aggregate Principal Amount may waive such default and its consequences.

   If an Event of Default shall have occurred and be continuing and the Certificates have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Trustee may do one or more of the following:

      (1) institute Proceedings for the collection of all amounts then payable on the Certificates, or under the Trust Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from Foundation Capital moneys adjudged due;

      (2) sell the Pledged Assets or any portion thereof or rights or interest therein, at one or more public or private Sales called and conducted in any manner permitted by law;

      (3) institute legal or other proceedings from time to time for the complete or partial foreclosure of the Trust Indenture with respect to the Pledged Assets; and

      (4) exercise any remedies of a secured party under the Uniform Commercial Code and take any other appropriate action to protect and enforce the rights and remedies of the Trustee or the Holders of the Certificates.

   The Trustee will be permitted to take possession, hold, operate and manage the collateral conveyed in the Trust Indenture for the Certificates; however, the Trustee will not be obligated to take possession in the event of default.

   In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, composition or other judicial Proceeding relative to Foundation Capital or any other obligor upon any of the Certificates or the property of Foundation Capital or of such other obligor or their creditors, the Trustee (irrespective of whether the Certificates shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on Foundation Capital for the payment of any overdue principal or interest) shall be entitled and empowered, by intervention in such Proceeding or otherwise to: file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Certificates and file such other papers or documents and take such other actions as it deems necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the holders allowed in such Proceeding; and collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, liquidator or sequestrator (or other similar official) in any such Proceeding is hereby authorized by each holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee.

   The Trustee is not authorized to consent to or accept or adopt on behalf of any holder any plan of reorganization, arrangement, adjustment or composition affecting any of the Certificates or the rights of any Holder thereof, or to vote in respect of the claim of any Holder in any such Proceeding.

   All rights of action and claims under the Trust Indenture or any of the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the holders of the Certificates in respect of which such judgment has been recovered. Any surplus shall be available for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

   If the Certificates have been declared due and payable following an Event of Default and such declaration and its consequences have not been rescinded and annulled, any money collected by the Trustee with respect to the Certificates and any monies that may then be held or thereafter received by the Trustee with respect to the Certificates shall be applied for the benefit of the Persons entitled to such payments, after payment to the Trustee of such amounts as may be payable to it, in the order, at the date or dates fixed by the Trustee and, in case of the distribution of the entire amount due on account of principal of, and interest on, such Certificates as follows:

      First: To the payment of amounts then due and unpaid to any servicer of the Pledged Assets, provided that such servicer is not Foundation Capital and such amounts are payable pursuant to the terms of a written servicing agreement;

      Second: To the payment of amounts of interest and principal then due and unpaid upon the Outstanding Certificates; and

      Third: To the payment of the remainder, if any, to Foundation Capital or any other Person legally entitled thereto.

   No holder of a Certificate shall have any right to institute any Proceedings, judicial or otherwise, with respect to the Trust Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

      (1) such holder has previously given written notice to the Trustee of a continuing Event of Default;

      (2) holders of Certificates representing more than two-thirds of the aggregate Principal Amount of the Certificates shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

      (3) holder or holders have offered to the Trustee indemnity in full against the costs, expenses and liabilities to be incurred in compliance with such request;

      (4) Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding; and

      (5) direction inconsistent with such written request has not been given to the Trustee during such 60-day period by the holders of Certificates representing more than one-third of the aggregate Principal

   Amount; it being understood and intended that not one or more holders of Certificates shall have any right in any manner whatever by virtue of, or by availing themselves of, any provision of the Trust Indenture to affect, disturb or prejudice the rights of any other holders of Certificates or to obtain or to seek to obtain priority or preference over any other holders or to enforce any right under the Trust Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Certificates.

   The Holders representing more than two-thirds of the aggregate principal amount of the Certificates shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, however, that
(i) such direction shall not be in conflict with any rule of law or with the Trust Indenture; and (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

   The holders of Certificates representing more than a majority of the aggregate Principal Amount of the Certificates may on behalf of the holders of all the Certificates waive any past Default hereunder and its consequences, except a Default (i) in the payment of any installment of principal of, or interest on, any Certificate; or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding Certificate affected.

Trustee, Paying Agent, Registrar and Escrow Agent

   Foundation Capital has retained Reliance to serve in multiple capacities, including Trustee, Paying Agent, Registrar and Escrow Agent as described in the Trust Indenture. Reliance's offices are located at 3300 N.W. Expressway, Building 1, Suite 200, Atlanta, Georgia 30341. Reliance is not a guarantor or surety and does not in any way guarantee or act as surety for payment of the Certificates. Reliance makes no representations or warranties regarding the accuracy or truthfulness of any information contained in this prospectus, including, without limitation, the status of title to the collateral, the value of collateral, the adequacy of the proceeds for the purposes stated herein, cost estimates, the ability of Foundation Capital to pay the Certificates, or the accuracy or reliability of the financial information herein.

  Duties of Trustee.

   If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Trust Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in the Trust Indenture and no others and no implied covenants or obligations shall be read into the Trust Indenture; and, in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of the Trust Indenture. The Trustee shall, however, examine such certificates and opinions to determine whether they conform to the requirements of the Trust Indenture. The Trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the requisite number of Certificate holders requiring the Trustee to take certain actions.

   The Trustee shall not be deemed to have notice or knowledge of certain Events of Default unless one of its officers assigned to and working in the Trustee's corporate trust department has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or default is received by the Trustee at its corporate office, and such notice references the Certificates generally, Foundation Capital, the Pledged Assets or the Trust Indenture.

   No provision of the Trust Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

  Notice of Default.

   Within 90 days after the occurrence of any Event of Default known to the Trustee, the Trustee shall transmit by mail to all holders of Certificates notice of each such Event of Default, unless such Default shall have been cured or waived; provided, however, that in certain cases, the Trustee shall be protected in withholding such notice if and so long as it, in good faith, determines that the withholding of such notice is in the interests of the holders of the Certificates.

  Rights of Trustee.

   In performing its duties and responsibilities under the Trust Indenture, the Trustee shall be entitled to the following protections:

      (1) the Trustee may request and rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, Certificate or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

      (2) any request or direction of Foundation Capital mentioned herein shall be sufficiently evidenced in writing from an authorized officer of Foundation Capital, and any resolution of the board of directors may be sufficiently evidenced by a written resolution;

      (3) whenever in the administration of the Trust Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an officers' certificate;

      (4) the Trustee may consult with counsel, and the written advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

      (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Trust Indenture at the request or direction of any of the holders pursuant to the Trust Indenture, unless such holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

      (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, Certificate, note or other paper or document, but the Trustee, in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, on reasonable prior notice to Foundation Capital, to examine the books, records and premises of Foundation Capital, personally or by agent or attorney, during the Company's normal business hours; provided that the Trustee shall and shall cause its agents to hold in confidence all such information except to the extent disclosure may be required by law and except to the extent that the Trustee, in its sole judgment, may determine that such disclosure is consistent with its obligations hereunder;

      (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed and supervised with due care by it hereunder; and

      (8) the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

   The recitals contained in the Trust Indenture and herein shall be taken as the statements of Foundation Capital, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations with respect to the Pledged Assets or as to the validity or sufficiency of the Indenture or of the Certificates. The Trustee shall not be accountable for the use or application by Foundation Capital of the Certificates or the proceeds thereof or any money paid to Foundation Capital or upon Foundation Capital's order.

   Foundation Capital has agreed to pay the Trustee from time to time reasonable compensation for all services rendered by it (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in connection with the performance of its duties under the Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and to indemnify the Trustee and its employees, directors, officers and agents for, and to hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on their part, arising out of, or in connection with, the acceptance or administration of the Trust, including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties. A prior lien, superior to the interest of the Certificate holders is imposed by Foundation Capital in favor of the Trustee upon the assets of the Trust.

   The Trustee may resign, be removed by Foundation Capital (provided no Event of Default has occurred and continues) or be removed by owners of Certificates representing a majority of the principal amount of Certificates outstanding. In the event of resignation of the Trustee, a successor trustee may be appointed by Foundation Capital (if no Event of Default continues) or by owners of Certificates representing a majority of the principal amount of the Certificates outstanding. If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, Foundation Capital, or the any Certificate Owner, who has been a bona fide owner of a Certificate for at least six months, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

   Paying Agent. Foundation Capital has appointed Reliance as Paying Agent for the Certificates. Paying Agent will receive all payments made by Foundation Capital or any successor, and will disburse therefrom all payments of principal and interest on the Certificates, Trustee's fees and such other sums as provided in the Trust Indenture as referenced. Paying Agent may hold said funds in trust, commingled with similar funds of other Companies, but will maintain detailed records to reflect the shares thereof attributable to each Company. Paying Agent may invest such funds in any form of account or deposit insured by depositor insurance or in interest-bearing obligations issued by any domestic corporation, individual or the U.S. Government or any political subdivision thereof. Paying Agent will furnish periodic statements to Foundation Capital reflecting all receipts and disbursements from the sinking fund. Foundation Capital reserves the right to remove Reliance and appoint a successor Paying Agent or to act as its own Paying Agent.

   Registrar. All Certificates will be deposited with Reliance as Registrar, for transfer promptly after execution of the Certificates as directed in the Trust Indenture. Registrar will deliver the Certificates to investors upon the written order from Foundation Capital, and upon receipt of full payment for said Certificates and such documentation as may be required in accordance with Registrar's normal procedures. All proceeds from the sale of Certificates received by Registrar will be deposited with the Escrow Agent. Foundation Capital reserves the right to remove Reliance and appoint a successor Registrar or to act as its own Registrar.

   Escrow Agent. Reliance will also serve as Escrow Agent and will hold funds received from the purchase of Certificates in an escrow fund to be disbursed in accordance with the purposes and uses of this offering. See "Use of Proceeds." Foundation Capital reserves the right to remove Reliance and appoint a successor Escrow Agent.

Modification

   Foundation Capital and the Trustee, without the consent of the Holders of any Certificates, may enter into one or more indentures supplemental hereto, for any of the following purposes: (i) to correct or amplify the description of any property at any time subject to the lien of the Indenture, or better to assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of the Indenture, or to subject to the lien of the Indenture additional property (and to provide for the method of valuation of the same); (ii) to add to the conditions, limitations and restrictions on the authorized amount, terms and purposes of the issuance, authentication and delivery of any Certificates, additional conditions, limitations and restrictions thereafter to be observed; to evidence the succession of another Person to Foundation Capital, and the assumption by any such successor of the covenants of Foundation Capital herein and in the Certificates contained; (iii) to add to the covenants of Foundation Capital, for the benefit of the Holders of all Certificates or to surrender any right or power herein conferred upon Foundation Capital; (iv) to provide for an alternative method of valuation of the Pledged Assets in order to adapt valuation methods provided in the Indenture to changes in generally accepted methods of valuation of such Pledged Assets, provided such action is not inconsistent with the purposes of the Indenture and, in such connection and otherwise, to amend the method of calculation of Market Value and the definitions of Eligible Collateral, and Basic Maintenance Amount, provided that such action shall not adversely affect the interests of the Holders of the Certificates; (v) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, which shall not be inconsistent with the provisions of the Indenture, provided that such action shall not adversely affect the interests of the Holders of the Certificates; (vi) to provide for additional Certificates issued by Foundation Capital.

   The Trustee may in its discretion determine whether or not the rights of the Holder of Certificates would be adversely affected by any supplemental indenture, and any such determination shall be conclusive upon the Holders of all Certificates, whether theretofore or thereafter authenticated and delivered hereunder. In making such determination, a supplemental indenture shall be conclusively deemed by the Trustee not to adversely affect the Certificates if the supplemental indenture effects no change in principal payment, interest rates, substitution of Pledged Assets, Payment Dates, Record Dates, or other payment terms. The Trustee shall not be liable for any such determination made in good faith.

   With the consent of the Holders of Certificates representing not less than two-thirds of the aggregate Principal Amount of the Certificates, Foundation Capital and the Trustee may enter into a supplemental indenture or indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of the Holders of the Certificates under the Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Certificate affected thereby: (i) change the Stated Maturity of the final installment of the principal of, or any installment of interest on, any Certificate or reduce the principal amount thereof or the Certificate Interest Rate thereon, change any place of payment where, or the coin or currency in which, any Certificate or any interest thereon is payable, or impair the right to institute suit for the enforcement of the payment of any installment of interest due on any Certificate on or after the Stated Maturity thereof or for the enforcement of the payment of the entire remaining unpaid principal amount of any Certificate on or after the Stated Maturity of the final installment of the principal thereof; (ii) reduce the percentage of the aggregate Principal Amount of the Certificates, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with provisions of this Indenture or Defaults hereunder and their consequences provided for in this Indenture; (iii) modify any of the provisions of this Indenture in such manner as to materially and adversely affect rights of the Holders of the Certificates to the benefits of any provisions for the mandatory redemption of Certificates contained herein.

   The Trustee may in its discretion determine whether or not the rights of the Holders of Certificates would be materially and adversely affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Certificates authenticated and delivered hereunder. The Trustee shall not be liable for any such determination made in good faith.

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   Future Certificates.  Foundation Capital shall have the right to issue additional Certificates to be secured hereby, provided Foundation Capital is not in default under any provision of the Trust Indenture. Such additional Certificates shall be issued pursuant to resolution duly adopted by the governing body of Foundation Capital; provided, however, that the additional Certificates are issued pursuant to a supplement to the Trust Indenture. An executed copy of said Supplemental Trust Indenture, signed by the Trustee, shall serve as a modification of this Indenture. Such additional Certificates shall be of equal standing and priority with the other series of Certificates secured hereby.

Release of Collateral

   The Trustee may, from time to time, so long as Foundation Capital is not in default, release from the lien of the Trust Indenture any of the Collateral covered by the Trust Indenture when in the Trustee's judgment, based upon the certificate of some disinterested person selected by the Trustee for the purpose of investigating the question, other property of equal value is substituted therefor and is subjected to the lien of the Trust Indenture.

Redemption of Certificates by Company

   The Trust Indenture provides that Foundation Capital may redeem any Certificate prior to the maturity date by paying to the owner of such Certificate the principal amount thereof plus accrued interest. The Trustee is required to give the owner of such Certificate 30 days written notice prior to early redemption. No interest will be paid on the Certificates after the maturity date.

                          INTEREST REINVESTMENT PLAN

   The Interest Reinvestment Plan (the "IRP") allows our Certificate holders to automatically reinvest interest payments on the Certificates originally purchased if they choose. Purchases under the IRP are not subject to selling commissions or other distribution-type fees and costs. If a Certificate holder elects to take part in the IRP, interest earned on the original Certificate, on each interest payment date, will be held and compounded until maturity at the interest rate of the original Certificate. Only Certificate holders who do not elect to receive monthly interest payments are eligible to participate in the IRP.

   The compounding of interest on the Certificates, under the IRP, will occur on the semi-annual dates simple interest payments are made. Each Certificate holder desiring to participate in the IRP must notify Foundation Capital in the subscription agreement that it completes. You may terminate your participation in the IRP at any time without penalty, by delivering written notice to us a minimum of 60 business days prior to the next interest payment date. Upon termination, future interest payments will be distributed to you.

   Upon a transfer of ownership of your Certificate, your participation in the IRP will terminate. If the transferee of your Certificate desires to participate in the IRP, it will be required to file its own election. Within approximately sixty (60) days after the transfer of your Certificate and termination of your participation in the IRP, we will forward to you the interest which we held for you under the IRP.

   The reinvestment of interest does not relieve you of income tax payable on such interest payments. Foundation Capital will report the amount of interest credited to your account. Participants in the IRP may not sell, pledge, hypothecate or otherwise assign or transfer their account, any interest therein or any cash or Certificates credited to the participant's account. No attempt at any such sale, pledge, hypothecation or other assignment or transfer will be effective.

   On an annual basis, Foundation Capital will provide you with an individualized report of your investment, including the purchase dates(s) and the amount of interest received during the prior fiscal year.


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                       FEDERAL INCOME TAX CONSIDERATIONS

   The following discussion summarizes the anticipated material federal income tax consequences of your purchase, ownership and disposition of our Certificates. This discussion only addresses such tax consequences for initial purchasers of Certificates who acquire their Certificates at the "issue price" (defined below). Womble Carlyle Sandridge & Rice, PLLC has provided an opinion that the statements set forth under this heading, "Federal Income Tax Considerations", to the extent they constitute matters of federal law or legal conclusions with respect thereto, are a fair and accurate summary of the matters discussed therein under existing law and based on the assumptions stated therein. In rendering such an opinion, counsel has relied upon representations contained in certificates of officers of Foundation Capital as well as the representations and warranties contained in, and the facts described in this prospectus, the Registration Statement, the Trust Indenture and any other document that is material to this offering. Any material defect in any assumption or representation on which such counsel has relied would adversely affect their opinion. The matters set forth herein are entirely qualified by such opinion.

   This discussion is based upon the IRS Code and related regulations, administrative rulings and court decisions in effect as of the date of this prospectus, all of which are subject to change, possibly with retroactive effect. This discussion does not address every aspect of the federal income tax laws that may be relevant to all categories of investors. The discussion below does not purport to deal with persons in special tax situations, such as banks or other financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting of securities holdings, tax-exempt entities, expatriates, persons holding Certificates in a tax-deferred or tax-advantaged account, persons holding Certificates as a hedge against currency or interest rate risks, as a position in a "straddle" or as part of a "hedging" or "conversion" transaction for tax purposes, holders who are "U.S. persons" (as defined below) whose functional currency for tax purposes is not the U.S. dollar, or holders who are not "U.S. persons" (as defined below). Further, this discussion assumes that the Certificates are being held by you as property held for investment (i.e., as a capital asset). Moreover, it does not address estate, state, local or foreign tax concerns. Accordingly, you are urged to consult your own tax advisor regarding the specific federal, estate, state, local and foreign tax consequences to you of investing in our Certificates.

   We do not address all of the tax consequences that may be relevant to a holder who is a "U.S. person" (as defined below). In particular, we do not address:

    -- the United States federal income tax consequences to shareholders in, or partners or beneficiaries of, an entity that is a holder of Certificates;

    -- the United States federal estate, gift or alternative minimum tax consequences of the purchase, ownership or disposition of Certificates; or

    -- any state, local or foreign tax consequences of the purchase, ownership or disposition of Certificates.

   A U.S. person is:

    -- a citizen or individual resident of the United States, as defined in
       Section 7701(b) of the IRS Code;

    -- a corporation, including any entity treated as a corporation for United
       States federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

    -- an estate if its income is subject to United States federal income taxation regardless of its source; or

    -- a trust if (1) a United States court can exercise primary supervision over its administration and (2) one or more United States persons have the authority to control all of its substantial decisions.

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   Please be advised that we have not received any rulings, and will not seek any rulings, from the Service with respect to the federal income tax consequences discussed below. Thus, there can be no assurance that the Service or a court will agree with our statements. You should also be aware that under applicable Treasury regulations a provider of advice on anticipated transactions is generally not considered an income tax return preparer. Accordingly, in preparing your tax return, you are advised to consult with your own tax advisor regarding the specific consequences to you of your purchase, ownership and disposition of our Certificates, including any potential changes in applicable tax laws.

Tax Classification of the Certificates

   Our tax counsel has advised us that, in their opinion, the Certificates will be classified for federal income tax purposes as debt of Foundation Capital. By your acceptance of a Certificate, and by virtue of any person's acquisition of a beneficial interest in a Certificate, you and or any such beneficial owner agree to treat the Certificates as debt for all tax purposes.

   Our characterization of the Certificates as debt is not binding on the Service and the Service could maintain that our Certificates represent an ownership interest in the equity of the Company or in the mortgage collateral. The Service's treatment of our Certificates as equity interests could adversely affect our ability to maintain our REIT status, assuming we achieve REIT status, could result in collateral tax consequences to our Certificate holders, including changes in the characterization and timing of income received with respect to the Certificates and could adversely affect our cash flow. The remainder of this discussion assumes that our Certificates are treated as debt for federal income tax purposes.

Tax Consequences to Certificate Holders

   Taxation of interest income on the Certificates. Interest paid or accrued on the Certificates generally will be treated as ordinary income to you and will be includible in your income in accordance with your regular method of accounting for federal income tax purposes, except as discussed below.

   Original Issue Discount. Holders of compound interest Certificates, with respect to which interest will be paid at maturity or earlier redemption, will be required to include in gross income for federal income tax purposes an amount of ordinary interest income as original issue discount ("OID") for each accrual period prior to and including the maturity date or earlier redemption of the Certificates that equals:

      (1) the product of (i) the adjusted issue price (as defined below) of the Certificates as of the beginning of the accrual period and (ii) the yield to maturity (as defined below) of the Certificates, adjusted for the length of the accrual period;

      (2) divided by the number of days in the accrual period; and

      (3) multiplied by the number of days during the accrual period that the holder held the Certificates.

   The inclusion in gross income of OID will be required of a compound interest Certificate holder regardless of such holder's normal method of accounting for federal income tax purposes.

   A Certificate's issue price is the first price at which a substantial amount of the Certificates having the same maturity date is sold to the public, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The adjusted issue price of a Certificate is its issue price increased by any interest income previously accrued and decreased by the amount of any interest payment previously made with respect to the Certificate.

   A Certificate's yield to maturity is the discount rate that, when used in computing the present value of all principal and interest payments to be made under the Certificate, produces an amount equal to the issue price of the Certificate. In the case of a compound interest Certificate, with respect to which the interest will be paid at maturity or earlier redemption, the yield to maturity will be equal to the Certificate's stated interest rate.

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   Sale of Notes.  Generally, if you sell or otherwise dispose of your
Certificate, you will recognize gain or loss in an amount equal to the difference between the amount you realize on the sale and your adjusted tax basis in your Certificate. In the case of a simple interest Certificate, a holder's adjusted tax basis is generally equal to the issue price. In the case of a compound interest Certificate, a holder's adjusted tax basis is generally equal to the issue price, increased by the amount of any OID included in the holder's gross income. Any such gain or loss recognized by you will be long term capital gain or loss if you hold your Certificate for more than one year as a "capital asset" (generally, property held for investment) with the meaning of IRS Code Section 1221, and will be short term capital gain or loss if you hold your Certificate for not more than one year. If, however, the sale or other disposition of a simple interest Certificate occurs between interest payment dates, then a portion of the amount realized will be characterized as interest income in an amount equal to the accrued but unpaid interest.

   Backup Withholding and Information Reporting. In general, if you are a noncorporate U.S. person holding Certificates, we are required to report to the Service all payments of principal, interest on, and any constructive distribution with respect to the Certificates, including amounts accruing under the OID rules. In addition, we are required to report to the Service any payment of proceeds of the sale of the Certificates within the United States before maturity. Additionally, United States federal backup withholding tax will apply at the rate of 30% to any payments, if you fail to provide an accurate taxpayer identification number, or you are notified by the Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

Taxation as a REIT

   The Board of Directors intends to cause Foundation Capital to operate in such a manner as to qualify for taxation as a REIT, under Sections 856 through 860 of the IRS Code, commencing with its taxable year ending December 31, 2002. The ability of Foundation Capital to qualify as a REIT for federal income tax purposes will depend, in part, on the timing and success of the Offering and nature of Foundation Capital's investments. Among other things, if Foundation Capital encounters difficulty in making the proposed investments, the time when Foundation Capital is able to qualify as a REIT may be delayed. There can be no assurance as to whether or when Foundation Capital will qualify to be taxed as a REIT.

Tax Classification of the Company

   If Foundation Capital qualifies for taxation as a REIT and distributes to its shareholders at least 90% of its REIT taxable income (excluding net capital gains), it generally will not be subject to federal corporate income tax on the portion of its ordinary income or capital gain that is timely distributed to shareholders. This treatment substantially eliminates the "double taxation" (i.e., taxation at the corporate and shareholder levels) generally applicable to most corporations. If Foundation Capital were to fail to qualify as a REIT, it would be taxed at rates applicable to corporations on all of its income, whether or not distributed to its shareholders. Even if Foundation Capital qualifies as a REIT, Foundation Capital may be subject to federal income or excise tax as follows:

      (i) Foundation Capital will be taxed at regular corporate rates on REIT taxable income and net capital gains not distributed to shareholders.

      (ii) Under certain circumstances, Foundation Capital may be subject to the "alternative minimum tax" on its items of tax preference, if any.

      (iii) If Foundation Capital has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business) such income will be subject to a 100% tax.

      (iv) If Foundation Capital should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the greater of the amount by which Foundation Capital fails the 75% or 95% test, multiplied by a fraction intended to reflect Foundation Capital's profitability.

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      (v) If Foundation Capital should fail to distribute during each calendar year at least the sum of: (a) 85% of its REIT ordinary income for such year,
   (b) 90% of its REIT capital gain net income for such year, and (c) any undistributed taxable income from prior years, it would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

      (vi) If Foundation Capital has (a) net income from the sale or other disposition of "foreclosure property" (which is, in general, property acquired by Foundation Capital by foreclosure or otherwise on default on a loan secured by such property) which is held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, it will be subject to tax on such income at the highest corporate rate.

Requirements for Qualification as a REIT

   General.  The IRS Code defines a REIT as a corporation, trust or association:

      (i) which is managed by one or more trustees or Directors;

      (ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates;

      (iii) which would be taxable as a domestic corporation but for provisions of Sections 856 through 860 of the IRS Code;

      (iv) which is neither a financial institution nor an insurance company subject to certain provisions of the IRS Code;

      (v) which has the calendar year as its taxable year;

      (vi) the beneficial ownership of which is held by 100 or more persons;

      (vii) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the IRS Code to include certain exempt entities);

      (viii) which meets certain income and asset tests, described below; and

      (ix) which elects to be taxed as a REIT or has in effect such an election made for a previous taxable year.

   Conditions (i) through (v), inclusive, must be met during the entire taxable year and condition (vi) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. However, conditions (vi) and (vii) will not apply until after the first taxable year for which an election is made to be taxed as a REIT.

   Asset Tests. In order for Foundation Capital to maintain its qualification as a REIT, at the close of each quarter of its taxable year, it must satisfy the following tests relating to the nature of its assets:

      (i) At least 75% of the value of Foundation Capital's total assets must be represented by any combination of interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items and certain government securities;

      (ii) Not more than 25% of Foundation Capital's total assets may be represented by securities other than those includible in the 75% asset class; and

      (iii) Of the investments included in the 25% class (excluding taxable REIT subsidiaries as defined in the Code), the value of any one company's securities owned by Foundation Capital may not exceed 5% of the value of Foundation Capital's total assets, and, Foundation Capital may not own more than 10% of any one company's outstanding voting securities or more than 10% of the value of any one company's outstanding securities. The 5% test must generally be met for any quarter in which a REIT acquires securities of a company.

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      (iv) Not more than 20% of the value of its total assets is represented by securities of one or more taxable REIT subsidiaries.

   The mortgage loans in which the Company will invest will constitute qualified assets for purposes of the 75% asset test. Foundation Capital expects that more than 75% of the value of its assets will be real estate assets.

   After initially meeting the asset tests at the close of any quarter, Foundation Capital will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. Foundation Capital intends to maintain adequate records of the value of its assets to insure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance.

   Income Tests. In order for Foundation Capital to maintain its qualification as a REIT, it must satisfy two separate percentage tests relating to the source of its gross income in each taxable year.

      (i) The 75% Test. At least 75% of Foundation Capital's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from specified real estate sources, including rents from real property and interest and certain other income earned from mortgages on real property, gain from the sale of real property or mortgages (other than in prohibited transactions), dividends from other REITs, gain from the sale of REIT shares, refunds and abatements of real property taxes, income and gain from foreclosure property, commitment and certain other fees, or income from qualified types of temporary investments.

      (ii) The 95% Test. At least 95% of Foundation Capital's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from the same items which qualify under the 75% income test (other than qualified temporary investment income) or from dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.

   If Foundation Capital fails to satisfy one or both of the 75% or 95% gross income test for any taxable year, it may still qualify as a REIT in such year if (i) it attaches a schedule of the amount and nature of each item of its gross income to its federal income tax return for such year, (ii) the inclusion of any incorrect information in its return was not due to fraud with intent to evade tax, and (iii) Foundation Capital's failure to meet such tests is due to reasonable cause and not due to willful neglect. It is not possible, however, to state whether in all circumstances Foundation Capital would be entitled to the benefit of these relief provisions. Even if these relief provisions apply, Foundation Capital will still be subject to a 100% tax imposed with respect to the excess net income.

   Annual Distribution Requirements. Foundation Capital, in order to qualify as a REIT, is required to distribute dividends (other than capital gain distributions) to its shareholders in an amount at least equal to (A) the sum of (i) 90% of Foundation Capital's "REIT taxable income" (computed without regard to the dividends paid deduction and the REIT's net capital gain), and
(ii) 90% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of noncash income. Such dividends must generally be paid in the taxable year to which they relate. However, dividends may be paid the following taxable year if (i) the dividend is declared before Foundation Capital timely files its tax return for such year, (ii) Foundation Capital elects in its tax return to have a specified dollar amount of such dividend treated as if paid in the prior year, and (iii) if paid on or before the first regular dividend payment after such declaration, or if (i) the dividends are declared by Foundation Capital in October, November, or December,
(ii) the dividends are payable to shareholders of record for one of such months, and (iii) the dividends are actually paid during January of the following year. To the extent that Foundation Capital does not distribute all of its net capital gain or distributes at least 90%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax on the undistributed amount generally at regular capital gains and ordinary corporate tax rates. Moreover, if Foundation Capital should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 90% of its REIT net capital gain income for such year, and
(iii) any undistributed taxable income from prior periods, Foundation Capital will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

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   Foundation Capital intends to make timely dividends sufficient to satisfy the annual distribution requirements. It is possible that Foundation Capital, from time to time, may not have sufficient cash or other liquid assets to meet the 90% distribution requirement due primarily to the expenditure of cash for nondeductible expenses such as principal amortization or capital expenditures. In order to avoid any problem with the 90% distribution requirement, Foundation Capital will closely monitor the relationship between its REIT taxable income and cash flow and, if necessary, will borrow funds in order to satisfy the distribution requirements.

   If Foundation Capital fails to satisfy the 90% distribution requirement as a result of an adjustment to Foundation Capital's tax return by the Service, Foundation Capital may be permitted to remedy such a failure by paying a "deficiency dividend" (plus applicable interest and penalties) within a specified time.

   Failure to Qualify. If Foundation Capital fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, Foundation Capital will be subject to tax (including any applicable corporate alternative minimum tax) on its taxable income at regular corporate rates. Dividends to shareholders in any year in which Foundation Capital fails to qualify will not be deductible by Foundation Capital, nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all dividends to shareholders will be taxable to them as ordinary income, and, subject to certain limitations of the IRS Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, Foundation Capital also will be ineligible for qualification as a REIT for the four taxable years following the year during which qualification was lost.

   Our tax counsel has advised us in connection with our intended election to be taxed as a REIT. Whether we will in fact so qualify as a REIT will depend on actual operating results and compliance with the various tests for qualification as a REIT relating to our income, assets, distributions, ownership and certain administrative matters, the results of which may not be reviewed by our tax counsel. Moreover, certain aspects of our method of operations and structure for compensating our manager have not been considered by the courts or the Service. There can be no assurance that the courts or the Service will agree that Foundation Capital will qualify as a REIT. In addition, qualification as a REIT depends on future transactions and events that cannot be known at this time. Accordingly, our tax counsel is unable to opine whether Foundation Capital will in fact qualify as a REIT under the Code in all events.

                      STATE AND LOCAL TAX CONSIDERATIONS

   In addition to the federal income tax consequences described above, you should also consider the potential state and local income tax consequences of any investment in the Certificates. State and local income tax laws may differ substantially from the corresponding federal tax laws and the above discussion does not purport to describe any state or local income tax consequences of investing in the Certificates. Accordingly, as a prospective Certificate holder, you should consult your own tax advisers concerning state and local tax matters applicable to your investment in the Certificates.

                                ERISA INVESTORS

   A fiduciary of a pension, profit-sharing, stock bonus plan or individual retirement account, including a plan for self-employed individuals and their employees or any other employee benefit plan subject to the prohibited transaction provisions of the code or the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, know as "ERISA" and, collectively, a "plan," should consider:

      (a) whether the ownership of our Certificates is in accordance with documents and instruments governing the plan,

      (b) whether the ownership of our Certificates is consistent with the fiduciary's responsibilities and satisfies the applicable requirements of ERISA, in particular, the diversification, prudence and liquidity requirements of section 404 of ERISA,

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      (c) the prohibitions under ERISA on improper delegation of control over, or responsibility for "plan assets" and ERISA's imposition of co-fiduciary liability on a fiduciary who participates in, or permits, by action or inaction, the occurrence of, or fails to remedy, a known breach of duty by another fiduciary with respect to plan assets, and

      (d) the need to value the assets of the plan annually.

   You should understand the illiquid nature of your investment in our Certificates and that no secondary market will exist for them.

                    SUMMARY OF THE ORGANIZATIONAL DOCUMENTS

   Each shareholder shall be bound by and deemed to have agreed to the terms of the organizational documents by his, her or its election to become a shareholder. The organizational documents, consisting of the Articles and Bylaws, were reviewed and ratified by all of the Directors. The following is a summary of certain provisions of the organizational documents and does not purport to be complete. This summary is qualified in its entirety by specific reference to the organizational documents that are exhibits to this prospectus.

Certain Articles and Bylaws Provisions

   Shareholders' rights and related matters are governed by the Georgia Code and the Articles and Bylaws. Certain provisions of the Articles and Bylaws, which are summarized below, may make it more difficult to change the composition of the Board and may discourage or make more difficult any attempt by a person or group to obtain control of Foundation Capital.

Board of Directors

   The Bylaws provide that the number of Directors of Foundation Capital may not be fewer than three nor more than eleven, a majority of which (prior to an election to be taxed as a REIT) will be independent directors. This provision may only be amended by a vote of a majority of the Board. A vacancy in the Board caused by the death, resignation or incapacity of a Director or by an increase in the number of Directors (within the limits described above) may be ratified by the vote of a majority of the remaining Directors. With respect to a vacancy created by the death, resignation or incapacity of an independent director, the remaining independent directors shall nominate a replacement. Vacancies occurring as a result of the removal of a Director by shareholders shall be filled by a majority vote of the shareholders. Any Director may resign at any time and may be removed with or without cause by the shareholders owning at least a majority of the voting shares of Foundation Capital.

   A Director shall have had at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by Foundation Capital.

Amendment of the Organizational Documents

   The Articles and the Bylaws may be amended by the affirmative vote of a majority of the then outstanding shares of voting stock, without the necessity for concurrence by the Directors. The Bylaws may also be amended by a majority vote of the Directors, provided that (i) the amendment does not adversely affect the rights, preferences and privileges of the shareholders, (ii) the amendment of any matter which requires greater than a majority vote of the Directors is amended by the requisite vote and (iii) the Bylaws provide that the amendment may be made without a shareholder vote.

Dissolution or Termination of the Company

   Foundation Capital has an infinite life and may be dissolved pursuant to the procedures set forth in the Georgia Code at any time by the affirmative vote of a majority of the shareholders.

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Transactions with Affiliates

   The Bylaws impose certain restrictions upon dealings between Foundation Capital, the executive officers, any Director, the Manager or Affiliates. In approving any transaction or series of transactions between Foundation Capital and the Manager, officer or any Director or Affiliate of such persons, a majority of the Directors not otherwise interested in the transaction, including a majority of the independent directors must determine that:

      (i) the transaction as contemplated is fair and reasonable to Foundation Capital and its shareholders and is at least as favorable to Foundation Capital as the terms of a comparable transaction made at arms length;

      (ii) if the transaction involves compensation to any Manager or its affiliates for services rendered in a capacity other than contemplated by the management arrangements, such compensation, to the knowledge of the Directors, is not greater than the customary charges for comparable services generally available from other competent unaffiliated persons and is not in excess of compensation paid to any advisor and its affiliates for any comparable services;

      (iii) if the transaction involves the purchasing of loans, the making of loans (other than in the ordinary course of Foundation Capital's business) or the borrowing of money, the transaction is fair, competitive, and commercially reasonable and no less favorable to Foundation Capital than loans between unaffiliated lenders and borrowers under the same circumstances; and

      (iv) if the transaction involves the investment in a joint venture, the transaction is fair and reasonable and no less favorable to Foundation Capital than to other joint ventures.

Restrictions on Borrowing

   Foundation Capital may not incur indebtedness to enable it to make distributions except as necessary to satisfy the requirement that Foundation Capital distribute at least 90% of its REIT Taxable Income, or otherwise as necessary or advisable to assure that Foundation Capital maintains its qualification as a REIT for federal income tax purposes. The aggregate borrowing of Foundation Capital, secured and unsecured, shall be reasonable in relation to the net assets of Foundation Capital and shall be reviewed by the Board of Directors at least quarterly. It is Foundation Capital's policy that the maximum amount of borrowing in relation to net assets shall, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, not exceed 300% of net assets of Foundation Capital and the limited partnerships. Any borrowing in excess of such 300% level shall only occur with the consent of a majority of the independent directors.

                             PLAN OF DISTRIBUTION

   Foundation Capital has entered into an Underwriting Agreement with Rives, Leavell & Co. (the "Underwriter"). Mr. Roland Q. Leavell is the President of the Underwriter. Pursuant to the Underwriting Agreement, the Underwriter will offer the Certificates for sale on a "best efforts" basis. Accordingly, the Underwriter will not have any obligation to purchase any Certificates from Foundation Capital in the event it is unable to effect the sale of part or all of the Certificates. The Underwriter may enter into one or more Selected Dealer Agreements with other broker/dealer firms which are members of the National Association of Securities Dealers, Inc. (the "NASD"), pursuant to which such other broker/dealers may offer part of the Certificates for sale. This offering will be conducted on a continuous basis pursuant to applicable rules of the Securities and Exchange Commission and will terminate not later than June 1, 2004 (approximately two (2) years from the date hereof), or upon completion of the sale of all Certificates, whichever first occurs. We may terminate this offering at any time, however, there will be no extensions.

   Foundation Capital has agreed to indemnify the Underwriter and such broker/dealers participating in the offering against certain civil liabilities, including certain liabilities under the Securities Act of 1933, as amended.

   Foundation Capital will pay to the Underwriter a sales commission equal to 0.25% of the purchase price of Certificates due January 1, 2003, 1% of the purchase price of Certificates due January 1, 2005, 1.5% of the purchase price of Certificates due January 1, 2007, 2% of the purchase price of Certificates due January 1, 2009 and 2% of the purchase price of Certificates due January 1, 2012 which are sold by the Underwriter or participating broker/dealers. Further, in the case of those Certificates whose holder has made an election to renew the Certificates at the time of purchase, Foundation Capital will pay the Underwriter, upon the respective maturity and renewal of such Certificates, a renewal fee equal to .5% of the aggregate gross amount of Certificates due January 1, 2003, .5% of the aggregate gross amount of Certificates due January 1, 2005, .5% of Certificates due January 1, 2009, .5% of Certificates due January 1, 2009 sold in the offering and .5% of Certificates due January 1, 2012.

   Subscription payments for the Certificates should be made payable to Reliance. Payments received by the Underwriter or participating broker/dealers will be transmitted to Reliance, by noon of the next business day, where they will be held for subscribers in a segregated escrow account. The funds in the escrow account (including interest earned thereon but after deducting commissions due to the Underwriter) will be delivered to Foundation Capital.

Subscription Process

   Our Certificates will be offered to the public through the Underwriter, and they are being sold when, as and if we receive and accept subscriptions therefor, subject to our satisfaction. We have the unconditional right to accept or reject any subscription. We will accept or reject subscriptions within four business days. If we accept your subscription, we will mail you a confirmation within two weeks of acceptance of your subscription. If we reject your subscription, your funds will be returned to the Underwriter, without interest, and they will be returned to you within thirty (30) business days from the date of rejection. We will not accept initial subscriptions for less than the minimum amount of $5,000.

   The Underwriter may offer the Certificates only through its own registered representatives and broker-dealers who are members of the NASD.

   A sale will be deemed to have been made on the date reflected in the written confirmation. The confirmation will be sent to each purchaser by the Underwriter on the first business day following the date upon which we advise the Underwriter in writing that a subscription has been accepted. The Underwriter must receive payment of the purchase price by the settlement date set forth in the confirmation. No sale of the Certificates offered hereby may be completed until at least five (5) business days after you receive a final prospectus.

   The foregoing discussion of the material terms and provisions of the Underwriting Agreement is qualified in its entirety by reference to the detailed terms and provisions of the Underwriting Agreement, a copy of which has been filed as an exhibit to the Registration Statement of which this prospectus is a part.

   There is no market for the shares. We do not expect that a market will develop during or immediately after the offering period. The public offering price is not an indication of the actual value of the Certificates.

Suitability Standards for Investment

   Our Certificates are suitable only for investment by persons who have adequate financial means and can commit their investment for the full term of the Certificates purchased. You will be required to provide us with certain financial information in your subscription form. To purchase in excess of $5,000 of Certificates, you must meet one of the following standards: (i) a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and estimated gross income during the current year (without regard to investment in the Certificates) of at least $45,000; or (ii) a net worth (excluding home, home furnishings and automobiles) of at least $150,000. In the case of gifts to minors or purchases in trusts, the suitability standards must be met by the custodian or the grantor. By acceptance of the confirmation of purchase or delivery of the Certificates, you will represent satisfaction of the applicable suitability standards.

                                    EXPERTS

   The financial statements of Foundation Capital Resources, Inc. as of and for the fiscal year ended December 31, 2001 and as of and for the six months ended December 31, 2000, included in this prospectus, have been audited by BKD, LLP, independent accountants, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

   Certain legal matters, including certain federal income tax matters, are being passed upon for us by Womble Carlyle Sandridge and Rice, PLLC.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

   We expect to file annual, quarterly and special reports, and other information with the SEC. Our SEC filings will be available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0300 for further information on the public reference rooms.

   This prospectus is part of a registration statement on Form S-11 which we have filed with the SEC (Registration No. 333-81298). You may request a free copy of any of the above filings by writing or calling:

                      Foundation Capital Resources, Inc.
                            733 North State Street
                          Jackson, Mississippi 39202

   You should rely only on the information provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus.

                               SALES LITERATURE

   In addition to this prospectus, a brochure may be prepared by us for use in the solicitation of offers to purchase Certificates. When so utilized, such brochure must be accompanied or preceded by this prospectus. The offering of the Certificates is made only by means of this prospectus.

                                   GLOSSARY

   As used in the prospectus, the capitalized terms listed below have the meanings indicated.

   "Affiliate" shall mean (i) any person directly or indirectly controlling, controlled by or under common control with another person, (ii) any person owning or controlling 10% or more of the outstanding voting securities or beneficial interests of such other person, (iii) any officer, Director, trustee, general partner of such person, and (iv) if such other person is an officer, Director, trustee or partner of another entity, then the entity for which that person acts in any such capacity.

   "Average Invested Assets" shall mean for any period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during such period.

   "Best Efforts" means a method of underwriting whereby the underwriter is committed to use its best efforts to sell the shares on our behalf, but is not required to purchase the shares or otherwise guarantee their sale.

   "Code" means the Internal Revenue Code of 1986, as amended.

   "Company" means Foundation Capital Resources, Inc.

   "DownREIT" means a REIT that forms a partnership with an owner/developer and the DownREIT contributes cash and/or property for a general partnership interest whereas the owner/developer contributes properties for a limited partnership interest, which can be converted into REIT shares in the future. The REIT's cash contribution is used to pay down debt encumbering the property.

   "ERISA" means the Employee Retirement Income Security Act of 1974.

   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

   "Interest Reinvestment Plan" means our interest reinvestment plan for Certificate holders pursuant to which any interest payments otherwise payable in cash are instead are held and compounded until maturity at the interest rate of the original Certificate.

   "Manager" shall mean, initially, One Capital Advisors, LLC, or its successors, and generally the person(s) or entity responsible for directing or performing the day-to-day business affairs of the corporation, including a person or entity to which the Manager subcontracts substantially all such functions.

   "Pledged Assets" shall mean church mortgage loans and mortgage bonds that collateralize the Certificates.

   "Net Income" shall mean for any period, total revenues applicable to such period, less the expenses applicable to such period other than additions to reserves for depreciation or bad debts or similar non-cash reserves.

   "REIT" means a real estate investment trust as defined under Section 856 of the Code.

   "Securities Act" means the Securities Act of 1933, as amended.

   "Service" means the Internal Revenue Service.

   "Taxable Income" means for any year the taxable income of Foundation Capital Resources, Inc. for such year subject to certain adjustments provided in
Section 857 of the Code.

   "Total Operating Expenses" shall mean all operating, general and administrative expenses of Foundation Capital, as determined under generally accepted accounting principals, except the expenses of raising capital, interest payments, taxes, non-cash expenditures (e.g., depreciation, amortization and bad debt reserve), fees and the costs related directly to asset acquisition, operation and disposition. For purposes of the foregoing definition, general and administrative costs include, without limitation, rent, depreciation, utilities, capital equipment, salaries, fringe benefits, travel expenses and other administrative items.

                      FOUNDATION CAPITAL RESOURCES, INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                Page
                                                                                                ----
Independent Accountants' Report................................................................  F-2
Consolidated Balance Sheets at December 31, 2000 and December 31, 2001.........................  F-3
Consolidated Statements of Income for the six months ended December 31, 2000 and the year ended
  December 31, 2001............................................................................  F-4
Consolidated Statements of Changes in Stockholder's Equity for the six months ended December 31, 2000 and the year ended December 31, 2001..................................  F-5
Consolidated Statements of Cash Flows for the six months ended December 31, 2000 and the year ended December 31, 2001..............................................................  F-6
Notes to Financial Statements..................................................................  F-7
Independent Accountants' Report on Consolidated Financial Statement Schedule................... F-12
Schedule of Mortgage Loans on Real Estate...................................................... F-13

                        INDEPENDENT ACCOUNTANTS' REPORT

Board of Directors
Foundation Capital Resources, Inc.
Jackson, Mississippi

   We have audited the accompanying consolidated balance sheets of Foundation Capital Resources, Inc. as of December 31, 2001 and 2000, and the related statements of income, stockholders' equity and cash flows for the year ended December 31, 2001 and the six months ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Foundation Capital Resources, Inc. as of December 31, 2001 and 2000, and the results of its operations and its cash flows for year ended December 31, 2001 and the six months ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

                                          /s/ BKD, LLP

Springfield, Missouri
February 2, 2002

                      FOUNDATION CAPITAL RESOURCES, INC.

                          CONSOLIDATED BALANCE SHEETS


                                                                      March 31,   December 31, December 31,
                                                                        2002          2001         2000
                                                                    ------------  ------------ ------------
                                                                     (unaudited)
                            A S S E T S
                            ------
Cash and cash equivalents.......................................... $ 41,421,525  $ 7,046,063  $ 1,624,014
Accounts receivable................................................           --       51,459       16,504
Interest receivable................................................    1,234,651    1,053,166      262,959
Loans receivable, net of allowance for loan losses and unamortized discounts of $973,572, $915,176 and $397,426 in 2002, 2001
  and 2000, respectively...........................................   74,582,606   72,328,695   37,678,735
Held-to-maturity securities........................................    2,082,883    2,082,210           --
Other..............................................................      136,999       99,500        2,387
                                                                    ------------  -----------  -----------
       Total assets................................................ $119,458,664  $82,661,093  $39,584,599
                                                                    ============  ===========  ===========
L I A B I L I T I E S  A N D  S T O C K H O L D E R S'  E Q U I T Y
---------------------------------
LIABILITIES
   Accounts payable and accrued expenses........................... $    137,636  $   168,507  $    73,267
   Income taxes payable............................................        4,000       11,500        3,600
                                                                    ------------  -----------  -----------
       Total current liabilities...................................      141,636      180,007       76,867
                                                                    ------------  -----------  -----------
LIMITED PARTNERSHIP MINORITY INTEREST..............................  118,069,498   81,289,161   38,547,427
                                                                    ------------  -----------  -----------
STOCKHOLDERS' EQUITY
   Class I preferred stock, 7.25% cumulative and .50%
     noncumulative; $10 par value; authorized 10,000,000
     shares; issued and outstanding 2001--200 shares, 2000--0
     shares........................................................        2,000        2,000           --
   Class II preferred stock, 8.25% noncumulative; $10 par value;
     authorized 10,000,000 shares; issued and outstanding
     2001--0 shares,
     2000--105,100.................................................           --           --    1,051,000
   Common stock; $10 par value; authorized 20,000,000 shares;
     issued and outstanding 2001--143,876.3 shares, 2000--
     150 shares....................................................    1,502,263    1,438,763        1,500
   Excess Stock; $10 par value; authorized 20,000,000 shares;
     none issued and outstanding...................................           --           --           --
   Additional paid-in capital (deficit)............................     (160,000)    (160,000)     (80,000)
   Retained earnings (deficit).....................................      (96,733)     (88,838)     (12,195)
                                                                    ------------  -----------  -----------
       Total stockholders' equity..................................    1,247,530    1,191,925      960,305
                                                                    ------------  -----------  -----------
       Total liabilities and stockholders' equity.................. $119,458,664  $82,661,093  $39,584,599
                                                                    ============  ===========  ===========


                See Notes to Consolidated Financial Statements

                      FOUNDATION CAPITAL RESOURCES, INC.

                       CONSOLIDATED STATEMENTS OF INCOME


                                                             Three Months Three Months Fiscal Year   Six Months
                                                                Ended        Ended        Ended        Ended
                                                              March 31,    March 31,   December 31, December 31,
                                                             ------------ ------------ ------------ ------------
                                                                 2002         2001         2001         2000
                                                             ------------ ------------ ------------ ------------
                                                                    (unaudited)
INTEREST INCOME
   Loans....................................................  $1,734,417      901,486   $4,774,215   $1,393,938
   Held-to-maturity securities..............................      50,084           --       51,365           --
   Deposits with banks......................................      40,345      107,960      286,637       94,914
                                                              ----------   ----------   ----------   ----------
                                                               1,824,846    1,009,446    5,112,217    1,488,852
                                                              ----------   ----------   ----------   ----------
INTEREST INCOME.............................................   1,824,846    1,009,446    5,112,217    1,488,852
PROVISION FOR LOAN LOSSES...................................          --        3,847       92,085       39,698
                                                              ----------   ----------   ----------   ----------
INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES.............   1,824,846    1,005,599    5,020,132    1,449,154
OTHER INCOME................................................          --       17,465       21,246        6,552
                                                              ----------   ----------   ----------   ----------
                                                               1,824,846    1,023,064    5,041,378    1,455,706
OTHER EXPENSE...............................................     304,458      176,041      756,149      182,515
                                                              ----------   ----------   ----------   ----------
INCOME BEFORE INCOME TAXES..................................   1,520,388      847,023    4,285,229    1,273,191
PROVISION FOR INCOME TAXES..................................          --           --       11,500        3,600
                                                              ----------   ----------   ----------   ----------
INCOME BEFORE PREFERRED PAYMENTS TO LIMITED PARTNERSHIP AND
  MINORITY INTEREST.........................................   1,520,388      847,023    4,273,729    1,269,591
PREFERRED PAYMENTS TO LIMITED PARTNERSHIP...................   1,571,400      850,027    4,437,621    1,249,785
                                                              ----------   ----------   ----------   ----------
INCOME (LOSS) BEFORE MINORITY INTEREST......................     (51,012)      (3,004)    (163,892)      19,806
MINORITY INTEREST...........................................     (43,117)     (26,344)    (195,887)      11,376
                                                              ----------   ----------   ----------   ----------
NET INCOME..................................................      (7,895)      23,340       31,995        8,430
LESS: CASH DIVIDENDS ACCRUED ON NONCUMULATIVE CLASS II
  PREFERRED STOCK...........................................          --           --       80,200       20,625
                                                              ----------   ----------   ----------   ----------
NET INCOME ALLOCABLE TO COMMON STOCKHOLDERS.................  $   (7,895)  $   23,340   $  (48,205)  $  (12,195)
                                                              ==========   ==========   ==========   ==========
BASIC AND DILUTED LOSS PER COMMON SHARE.....................  $     (.01)  $   155.60   $    (1.36)  $   (81.30)
                                                              ==========   ==========   ==========   ==========



                See Notes to Consolidated Financial Statements

                      FOUNDATION CAPITAL RESOURCES, INC.

          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
      Six Months ended December 31, 2000 and Year Ended December 31, 2001

                                                                          Additional
                                  Class I   Class II                       Paid-In   Retained
                                 Preferred  Preferred     Common   Excess  Capital   Earnings
                                   Stock      Stock       Stock    Stock  (Deficit)  (Deficit)    Total
                                 --------- -----------  ---------- ------ ---------- --------- ----------
BALANCE, JUNE 30, 2000..........  $   --   $        --  $    1,500  $--   $      --  $     --  $    1,500
Net Income......................      --            --          --   --          --     8,430       8,430
Issuance of Class II Preferred
  Stock.........................      --     1,051,000          --   --     (80,000)       --     971,000
Dividends on Class II Preferred
  Stock.........................      --            --          --   --          --   (20,625)    (20,625)
                                  ------   -----------  ----------  ---   ---------  --------  ----------
BALANCE, DECEMBER 31,
  2000..........................      --     1,051,000       1,500   --     (80,000)  (12,195)    960,305
Net Income......................      --            --          --   --          --    31,995      31,995
Issuance of Class I Preferred
  Stock.........................   2,000            --          --   --          --        --       2,000
Issuance of Class II Preferred
  Stock.........................      --       357,825          --   --          --        --     357,825
Issuance of Common Stock........      --            --      28,438   --     (80,000)       --     (51,562)
Conversion of Class II Preferred
  Stock to Common Stock.........      --    (1,408,825)  1,408,825   --          --        --          --
Dividends on Common Stock.......      --            --          --   --          --   (28,438)    (28,438)
Dividends on Class II Preferred
  Stock.........................      --            --          --   --          --   (80,200)    (80,200)
                                  ------   -----------  ----------  ---   ---------  --------  ----------
BALANCE, DECEMBER 31,
  2001..........................  $2,000   $         0  $1,438,763  $ 0   $(160,000) $(88,838) $1,191,925
                                  ======   ===========  ==========  ===   =========  ========  ==========



                See Notes to Consolidated Financial Statements

                      FOUNDATION CAPITAL RESOURCES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                  Three Months Three Months Fiscal Year    Six Months
                                                     Ended        Ended        Ended         Ended
                                                   March 31,    March 31,   December 31,  December 31,
                                                      2002         2001         2001          2000
                                                  ------------ ------------ ------------  ------------
                                                         (unaudited)
OPERATING ACTIVITIES
 Net income...................................... $    (7,895) $    23,340  $     31,995  $      8,430
 Items not requiring (providing) cash:
   Provision for loan losses.....................          --        3,847        92,085        39,698
   Accretion of discounts on loans and held-to-
     maturity securities.........................     (47,989)     (17,406)      (72,365)       (8,130)
   Deferred origination fees.....................     163,226           --       (28,506)       59,263
 Changes in:
   Interest receivable...........................    (181,485)    (170,117)     (790,207)     (262,959)
   Other assets..................................      13,959      (26,173)      (32,568)      (18,891)
   Accounts payable and accrued expenses.........     (30,871)     (33,878)      115,865        52,642
   Income taxes payable..........................      (7,500)          --         7,900         3,600
                                                  -----------  -----------  ------------  ------------
       Net cash used in operating activities.....     (98,555)    (220,387)     (675,801)     (126,347)
                                                  -----------  -----------  ------------  ------------
INVESTING ACTIVITIES
 Originations of loans...........................  (2,745,000)  (6,125,000)  (46,025,411)  (18,462,380)
 Proceeds from principal payments on loans.......     375,180    1,671,553    11,383,547     6,573,434
 Proceeds from sale of loans.....................          --           --            --     1,375,000
 Purchases of held-to-maturity securities........          --           --    (2,081,520)           --
                                                  -----------  -----------  ------------  ------------
   Net cash used in investing activities.........  (2,369,820)  (4,453,447)  (36,723,384)  (10,513,946)
                                                  -----------  -----------  ------------  ------------
FINANCING ACTIVITIES
 Proceeds from issuance of Common and Class II
   Preferred Stock...............................      63,500      250,000       359,825     1,051,000
 Payments of financing costs related to issuance
   of stock......................................          --           --      (179,500)      (80,000)
 Dividends paid..................................          --           --      (100,825)           --
 Increase in minority interest...................  36,780,337   14,822,074    42,741,734    11,291,807
                                                  -----------  -----------  ------------  ------------
   Net cash provided by financing activities.....  36,843,837   15,072,074    42,821,234    12,262,807
                                                  -----------  -----------  ------------  ------------
INCREASE IN CASH AND CASH
  EQUIVALENTS....................................  34,375,462   10,398,240     5,422,049     1,622,514
CASH AND CASH EQUIVALENTS,
  BEGINNING OF PERIOD............................   7,046,063    1,624,014     1,624,014         1,500
                                                  -----------  -----------  ------------  ------------
CASH AND CASH EQUIVALENTS, END OF
  PERIOD......................................... $41,421,525  $12,022,254  $  7,046,063  $  1,624,014
                                                  ===========  ===========  ============  ============
SUPPLEMENTAL CASH FLOWS
  INFORMATION
 Loans transferred for limited partnership
   minority interest.............................          --           --            --  $ 27,255,620
 Dividends declared on Class II Preferred Stock..          --           --            --  $     20,625
 Reinvestment of preferred payments to limited
   partnership minority interest................. $ 1,571,400  $   848,418  $  4,437,621  $  1,249,785
 Income taxes paid...............................       7,500           --  $      2,971            --



                See Notes to Consolidated Financial Statements.

                      FOUNDATION CAPITAL RESOURCES, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 2001 and 2000

NOTE 1:  Nature of Operations and Summary of Significant Accounting Policies

  Nature of Operations

   The Company was formed as a Georgia corporation to invest primarily in the work of churches and other nonprofit organizations by making mortgage loans to such entities and to acquire indebtedness secured by mortgages issued by such entities. Foundation Capital plans to qualify as an infinite life real estate investment trust (REIT) under the requirements of the Internal Revenue Code, but has not yet done so and will be taxed as a "C" corporation until such time as REIT status is attained.

  Principles of Consolidation

   The consolidated financial statements include the accounts of Foundation Capital and two limited partnerships, Foundation Capital Partners I, LLLP and Foundation Capital Partners II, LLLP, which are controlled by Foundation Capital in its capacity of sole general partner. All significant interentity accounts and transactions have been eliminated in consolidation.

  Use of Estimates

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses. In connection with the determination of the allowance for loan losses, management obtains independent appraisals for significant properties.


  Basis of Presentation



   The accompanying unaudited interim financial statements of Foundation Capital Resources, Inc. (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information. The financial statements presented herein reflect all adjustments which are, in the opinion of management, necessary to fairly present the financial position, results of operations and cash flows for the periods presented. Those adjustments consist only of normal recurring adjustments.




  Cash Equivalents

   The Fund considers all liquid investments with original maturities of three months or less to be cash equivalents. At December 31, 2001 and 2000, cash equivalents consisted of a money market fund.

  Securities

   Held-to-maturity securities, which include any security for which Foundation Capital has the positive intent and ability to hold until maturity, are carried at historical cost adjusted for amortization of premiums and accretion of discounts. Premiums and discounts are amortized and accreted, respectively, to interest income using the level-yield method over the period to maturity. All of Foundation Capital's securities are classified as held to maturity.

   Interest on investments in debt securities are included in income when earned on the accrual basis. The accrual of interest discontinued, and any previously accrued interest is reversed, when in the opinion of management, the full timely collection of principal and interest is in doubt.

  Capital Stock

   Under its Articles of Incorporation, which were revised October 1, 2001, the Company may issue up to 50,000,000 shares of capital stock. Of these total shares, 10,000,000 shares are designated as Class I Preferred Stock, 20,000,000 shares are designated as Common Stock and 20,000,000 shares are designated as Excess Stock.

                      FOUNDATION CAPITAL RESOURCES, INC.

   Holders of Common Stock are entitled to one vote for each share owned.

   Holders of Class I Preferred Stock are entitled to vote on matters only if their 7.25% dividends are in arrears for one year or longer. Class I Preferred Stock may be redeemed at the option of Foundation Capital at a price per share equal to $10 plus any accumulated dividends.

   Excess stock includes any Class I Preferred Stock or Common Stock for which there is a purported issuance or transfer in violation of Foundation Capital's Articles of Incorporation.

   The deficit additional paid-in capital relates to costs incurred in conjunction with equity resulting from private placement offerings, including the one discussed in Note 11.

  Dividend Rights

   The holders of shares of Class I Preferred Stock and Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors of Foundation Capital, cash dividends at the following rates and in the following order of preference and priority:

      (i) Holders of shares of Class I Preferred Stock shall receive any cash dividends on a cumulative basis at a rate of seven and 25/100s percent (7.25%) of par value per share per annum;

      (ii) Holders of shares of Common Stock shall receive any cash dividends at rates determined by the Board of Directors

Holders of shares of Excess Stock shall not be entitled to any dividends.

  Loans Receivable

   Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoffs are reported at their outstanding principal balances adjusted for any charge-offs, the allowance for loan losses, any deferred fees or costs on originated loans and unamortized premiums or discounts on loans collateralized by church bonds.

   Discounts and premiums on loans collateralized by church bonds are amortized to income using the interest method over the remaining period to contractual maturity.

   Interest on loans receivable is included in income when earned on the accrual basis. The accrual of interest is discontinued and any previously accrued interest is reversed, when, in the opinion of management, the full timely collection if principal and interest is in doubt. Interest is recognized for impaired loans only upon receipt, and only after all principal amounts are current according to the terms of the contract.

   The loans receivable primarily represent loans made by Foundation Capital to churches and are generally secured by mortgages on the properties and/or bonds issued by the church which are secured by the properties.

  Allowance for Loan Losses

   The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

   The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

                      FOUNDATION CAPITAL RESOURCES, INC.

   A loan is considered impaired when, based on current information and events, it is probable that Foundation Capital will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price or the fair value of the collateral if the loan is collateral dependent.

   Loans not evaluated for impairment on an individual basis are collectively evaluated for impairment, and losses are estimated based on management's evaluation of the portfolio and considering other factors, like past due trends, historical charge-off ratios of entities with similar loan portfolio characteristics and other factors.

  Minority Interest

   Foundation Capital is the sole general partner of Foundation Capital Partners I, LLLP and Foundation Capital Partners II, LLLP (the "Limited Partnerships") which will be operated as what are commonly referred to as Down REIT's once Foundation Capital attains REIT status. The Limited Partnerships are recorded as minority interest on Foundation Capital's balance sheet, since, as the sole general partner, Foundation Capital effectively controls the limited partnerships.

   The Foundation Ministries Loan Fund (FMLF), which is managed by Assemblies of God Financial Services Group ("AGFSG"), initially transferred a portfolio of loans secured primarily by church buildings at the then outstanding loan balances value net of FMLF's related allowance for loan losses, which approximated fair value, to Foundation Capital during 2000 to establish Foundation Capital Partners I, LLLP. AGFSG initially invested $10,000,000 to establish Foundation Capital Partners II, LLLP in 2001, which had been formed by the Company on October 31, 2000. FMLF receives preferred payments of 7.25%. AGFSG receives preferred payments at the same rate as dividends paid on common stock, as determined periodically by the Board of Directors. AGFSG directly or indirectly held approximately 75% of the outstanding common stock of the Company at December 31, 2001.

  Earnings Per Common Share

   Earnings per share have been computed based upon the weighted-average common shares outstanding during each year. Because there are no potentially dilutive shares outstanding, diluted earnings per share is the same as basic earnings per share.

  Fee Income

   Loan origination fees, net of direct origination costs, are recognized as income using the level-yield method over the terms of the loans.

  Segment Information

   The principal business of Foundation Capital is making mortgage loans to churches and other nonprofit organizations. The lending operation is Foundation Capital's only reportable segment. The lending segment is

                      FOUNDATION CAPITAL RESOURCES, INC.

principally engaged in the business of originating mortgage loans secured by mortgages on church properties and/or bonds issued by the entity which are secured by the properties. These loans are funded primarily through investments by limited partners. Selected information is not presented separately for Foundation Capital's reportable segment, as there is no material difference between that information and the corresponding information in the consolidated financial statements.

  Impact of New Accounting Pronouncements

   The Financial Accounting Standards Board (FASB) recently adopted Statement of Financial Accounting Standards (SFAS) 141, Business Combinations. This Statement establishes new standards for financial accounting and reporting for business combinations. This Statement eliminates the pooling-of-interests method and requires that all business combinations be accounted for using the purchase method. The provisions of this Statement apply to all business combinations initiated after June 30, 2001, and to all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001, or later. Initial adoption of SFAS 141 had no effect on Foundation Capital's financial statements.

   The FASB recently adopted SFAS 142, Goodwill and Other Intangible Assets. This Statement establishes new financial accounting and reporting standards for acquired goodwill and other intangible assets. The Statement addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. It also addresses how goodwill and other intangible assets (including those acquired in a business combination) should be accounted for after they have been initially recognized in the financial statements. SFAS 142 is effective for fiscal years beginning after December 15, 2001. Foundation Capital will first apply SFAS 142 in the first quarter of its year ending December 31, 2002. Initial adoption of SFAS 142 will have no effect on Foundation Capital's financial statements.

   The FASB recently adopted SFAS 144, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. This Statement addresses how and when to measure impairment on long-lived assets and how to account for long-lived assets that an entity plans to dispose of either through sale, abandonment, exchange or distribution to owners. The Statement also requires expected future operating losses from discontinued operations to be recorded in the period in which the losses are incurred rather than at the measurement date. SFAS 144 is effective for fiscal years beginning after December 15, 2001. Foundation Capital will first apply SFAS 144 in the first quarter of its year ending December 31, 2002. Initial adoption SFAS 144 will have no effect on Foundation Capital's financial statements.

  Reclassifications

   Certain reclassifications have been made to the 2000 financial statements to conform to the 2001 financial statement presentation. These reclassifications had no effect on net earnings.

NOTE 2:  Investments

   The amortized cost and approximate fair values of securities classified as held to maturity are as follows:

                                     December 31, 2001
                        --------------------------------------------
                                     Gross      Gross
                        Amortized  Unrealized Unrealized Approximate
                          Cost       Gains     (Losses)  Fair Value
                        ---------- ---------- ---------- -----------
           Church bonds $2,082,210  $11,294    $28,504   $2,065,000
                        ==========  =======    =======   ==========

                      FOUNDATION CAPITAL RESOURCES, INC.

   Maturities of held-to-maturity debt investments at December 31, 2001:

                                           Amortized  Approximate
                                             Cost     Fair Value
                                           ---------- -----------
              After five through ten years $   83,185 $   94,000
              After ten years.............  1,999,025  1,971,000
                                           ---------- ----------
                                           $2,082,210 $2,065,000
                                           ========== ==========

NOTE 3:  Loans Receivable and Allowance for Loan Losses

   Categories of loans at December 31, 2001 and 2000, include:

                                                 2001        2000
                                              ----------- -----------
           Mortgage loans.................... $38,905,119 $32,564,674
           Church bond loans.................  33,011,000   5,570,750
           Construction loans................   1,132,250          --
           Other.............................     160,000          --
                                              ----------- -----------
              Total loans....................  73,208,369  38,135,424
                                              ----------- -----------
           Less
              Allowance for loan losses......     336,283     244,198
              Unamortized discounts..........     512,634     153,228
              Deferred origination fees, net.      30,757      59,263
                                              ----------- -----------
                                                  879,674     456,689
                                              ----------- -----------
                                              $72,328,695 $37,678,735
                                              =========== ===========

   Activity in the allowance for loan losses is summarized as follows:

                                                          2001     2000
                                                        -------- --------
       Balance, beginning of period.................... $244,198 $     --
       Transferred from Foundation Ministries Loan Fund       --  204,500
       Provision for loan losses.......................   92,085   39,698
                                                        -------- --------
       Balance, end of period.......................... $336,283 $244,198
                                                        ======== ========

   For the year ended December 31, 2001 and the six months ended December 31, 2000, Foundation Capital did not have any loan charge-offs.

   As of and for the year ended December 31, 2001, and as of and for the six months ended December 31, 2000, there were no impaired loans.

NOTE 4:  Income Taxes

   The provision for income taxes includes these components:

                                              2001    2000
                                             ------- ------
                     Taxes currently payable $11,500 $3,600
                                             ======= ======

                      FOUNDATION CAPITAL RESOURCES, INC.

   A reconciliation of income tax expense at the statutory rate to Foundation Capital's actual income tax expense is shown below:

                                                                         2001        2000
                                                                     -----------  ---------
Computed at the statutory rate (34%)................................ $ 1,456,978  $ 432,885
Increase (decrease) resulting from
   Limited partnership preferred payments and minority share of net income or loss taxable to limited partners.....................  (1,442,190)  (428,795)
   Other............................................................      (3,288)      (490)
                                                                     -----------  ---------
Actual tax expense.................................................. $    11,500  $   3,600
                                                                     ===========  =========

NOTE 5:  Limited Partnership Minority Interest

   The Limited Partnership Minority Interest represents the limited partnership interests of Foundation Capital Partners I, LLLP and Foundation Capital Parties II, LLLP. Foundation Capital is the general partner of each of the limited partnerships. The Limited Partnership Agreements for both Foundation Capital Partners, I and Foundation Capital Partners, II state that the limited partners cannot voluntarily withdraw from the partnership and cannot take part in the management of the business, transact business for the partnership, or have the power to sign for or to bind the partnership to any agreement or document, as these powers belong only to the general partner. Additionally, the limited partners can sell their interest in the partnership only with the general partner's permission. The Limited Partnership Minority Interest activity is summarized as follows:


                                                         2001        2000
                                                     -----------  -----------
   Foundation Capital Partners I, LLLP
      Balance, beginning of period.................. $38,547,427  $        --
      Transfer of loans, net of related
        allowance for loan losses...................          --   32,436,266
      Cash contributions............................   5,500,000    4,850,000
      Reinvestment of preferred payments............   3,172,095    1,249,785
      Allocation of earnings........................       7,793       11,376
                                                     -----------  -----------
      Balance, end of period........................  47,227,315   38,547,427
                                                     -----------  -----------

   Foundation Capital Partners II, LLLP
      Balance, beginning of period..................          --           --
      Cash contributions............................  33,000,000           --
      Reinvestment of preferred payments............   1,265,526           --
      Allocation of loss............................    (203,680)          --
                                                     -----------  -----------
      Balance, end of period........................  34,061,846           --
                                                     -----------  -----------
          Limited partnership minority interest..... $81,289,161  $38,547,427
                                                     ===========  ===========

NOTE 6:  Management Services

   Foundation Capital does not have any employees and instead has contracted with an entity affiliated with certain of its common stockholders to manage the operations of Foundation Capital. The management company in turn has contracted with an entity affiliated with certain common stockholders to perform certain of the administrative duties. Foundation Capital recognized $718,735 and $152,308 of expense related to these

                      FOUNDATION CAPITAL RESOURCES, INC.

arrangements during the year ended December 31, 2001 and the six months ended December 31, 2000, respectively. The amount due to the management company at December 31, 2001, was $37,765.

NOTE 7:  Disclosures About Fair Value of Financial Instruments

   The following table presents estimated fair values of Foundation Capital's financial instruments. The fair values of certain of these instruments were calculated by discounting expected cash flows, which method involves significant judgments by management and uncertainties. Fair value is the estimated amount at which financial assets or liabilities could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Because no market exists for certain of these financial instruments and because management does not intend to sell these financial instruments, Foundation Capital does not know whether the fair values shown below represent values at which the respective financial instruments could be sold individually or in the aggregate.

                                              December 31, 2001       December 31, 2000
                                           ----------------------- -----------------------
                                            Carrying                Carrying
                                             Amount    Fair Value    Amount    Fair Value
                                           ----------- ----------- ----------- -----------
Financial assets
   Cash and cash equivalents.............. $ 7,046,063 $ 7,046,063 $ 1,624,014 $ 1,624,014
   Held-to-maturity securities............   2,082,210   2,065,000          --          --
   Interest receivable....................   1,053,166   1,053,166     262,959     262,959
   Loans receivable.......................  72,328,695  76,140,000  37,678,735  37,320,000
Unrecognized financial instruments (net of
  contract amount)
   Commitments to extend credit...........          --          --          --          --

   The following methods and assumptions were used to estimate the fair value of each class of financial instruments.

  Cash and Cash Equivalents

   For these short-term instruments, the carrying amount approximates fair value.

  Investment Securities

   Fair values for investment securities equal quoted market prices, if available. If quoted market prices are not available, fair value is estimated based on quoted market prices of similar securities.

  Loans and Interest Receivable

   The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. Loans with similar characteristics were aggregated for purposes of the calculations. The carrying amount of accrued interest approximates its fair value.

  Commitments to Extend Credit

   The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the

                      FOUNDATION CAPITAL RESOURCES, INC.

counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates.

NOTE 8:  Commitments and Credit Risk

  Commitments to Originate Loans

   Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since a portion of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Each customer's creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management's credit evaluation of the counterparty. Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment and commercial real estate.

   At December 31, 2001, Foundation Capital had outstanding commitments to originate loans aggregating approximately $5,376,000, all at fixed rates of interest. The commitments extended over varying periods of time with the majority being disbursed within a one-year period. There were no outstanding commitments to originate loans at December 31, 2000.

  Loans Receivable

   Foundation Capital extends credit for real estate mortgage loans and church bond loans primarily to churches and affiliated organizations. The majority of the loans transferred by FMLF were originated to churches in the Northwest section of the United States. Foundation Capital evaluates creditworthiness on a loan-by-loan basis and generally requires collateral in the form of first mortgages on the related property, or that the bonds collateralizing church bond loans are secured by first mortgages on the related property. The loans are expected to be repaid from operations of and/or contributions to the borrowers. Foundation Capital also controls credit risk through regular evaluations and monitoring procedures.

   At December 31, 2001, there were no outstanding loans that individually had principal balances in excess of 5% of total assets. At December 31, 2000, Foundation Capital had five outstanding loans that individually had principal balances in excess of 5% of total assets. Together these five loans comprised approximately 34% of total assets at December 31, 2000. These five loans are not interrelated and none individually exceeded 10% of total assets.

NOTE 9:  Earnings Per Share

   Earnings per share (EPS) were computed as follows:

                                               Year Ended December 31, 2001
                                           -----------------------------------
                                                     Weighted-Average Per Share
                                            Income    Common Shares    Amount
                                           --------  ---------------- ---------
 Net income............................... $ 31,995
                                           ========
 Basic and diluted earnings per share.....
    Loss allocable to common stockholders. $(48,205)      35,570       $(1.36)
                                           ========       ======       ======

                      FOUNDATION CAPITAL RESOURCES, INC.

                                                Year Ended December 31, 2000
                                             ----------------------------------
                                                     Weighted-Average Per Share
                                             Income   Common Shares    Amount
                                             ------- ---------------- ---------
 Net income................................. $ 8,430
                                             =======
 Basic and diluted earnings per share
    Income available to common stockholders. $12,195       150         $81.30
                                             =======       ===         ======

NOTE 10:  Significant Estimates and Concentrations

   Generally accepted accounting principles require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Estimates related to the allowance for loan losses are reflected in Notes 1 and 3. Current vulnerabilities due to certain concentrations of credit risk are discussed in Note 8.

NOTE 11:  Private Placement Offering

   Foundation Capital is continuing its private placement offering of up to 2,500,000 shares of its $10 par value Common Stock at a purchase price of $10 per share. At December 31, 2001, 143,876.3 shares had been sold to investors.

NOTE 12:  Planned Debt Offering

   Foundation Capital is in the process of finalizing plans to attempt to raise funds through a public offering of up to $55,000,000 of unsecured debt obligations with terms varying from one to ten years with interest at rates ranging from 4.0% to 7.0%.

                      Independent Accountants' Report on
                   Consolidated Financial Statement Schedule

Board of Directors
Foundation Capital Resources, Inc.
Jackson, Mississippi

   In connection with our audit of the consolidated financial statements of Foundation Capital Resources, Inc. as of and for the year ended December 31, 2001, we have also audited the following financial statement schedule. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audit of the basic financial statements. The schedule is presented for purposes of complying with the Securities and Exchange Commission's rules and regulations and is not a required part of the consolidated financial statements.

   In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

Springfield, Missouri
February 2, 2002

                      FOUNDATION CAPITAL RESOURCES, INC.

                         MORTGAGE LOANS ON REAL ESTATE
                               December 31, 2001


               Column A                        Column B   Column C Column D  Column E Column F     Column G     Column H
               --------                       ----------  -------- --------- -------- ---------- ------------  ----------
                                                                                                               Principal
                                       Number              Final   Periodic             Face       Carrying    Amount of
                                         Of    Interest   Maturity Payment    Prior   Amount of    Amount of     Loans
Range of Carrying Amounts of Mortgages Loans     Rate       Date    Terms     Liens   Mortgage     Mortgage    Delinquent
-------------------------------------- ------ ----------  -------- --------- -------- ---------- ------------  ----------
   Mortgage Loans
   Less than $2,169,861(3)............   58    7.4-10.50%  Various       N/A   N/A           N/A $ 23,929,092  $1,902,676
   Loan in Prattville, AL.............    1        10.50  11/06/20 Level Pay   N/A    $2,525,500    2,495,758   2,495,758
   Loan in Bothell, WA................    1         7.40  11/03/20 Level Pay   N/A    $3,167,828    3,093,440          --
   Loan in Stockton, CA...............    1         8.40  01/01/24 Level Pay   N/A    $2,924,050    2,801,369          --
   Loan in Riverside, CA..............    1         7.50  11/28/02 Level Pay   N/A    $3,886,000    3,885,460          --
   Loan in Meza, AZ...................    1         7.40  12/28/04 Level Pay   N/A    $2,700,000    2,700,000          --
                                        ---                                                      ------------  ----------
                                         63                                                        38,905,119   4,398,434
                                        ---                                                      ------------  ----------
   Investment in Church Bond Loans
   Less than $2,169,861(3)............   50   6.50-10.50   Various       N/A   N/A           N/A   30,286,000          --
   Loan in Contra Costa County........    1         9.50  06/30/20   Varying   N/A    $2,725,000    2,725,000          --
                                        ---                                                      ------------  ----------
                                         51                                                        33,011,000          --
                                        ---                                                      ------------  ----------
   Construction Loans.................
   Less than $2,169,861(3)............    1         7.50  11/24/03   Varying   N/A    $1,132,250    1,132,250          --
                                        ---                                                      ------------  ----------
   Other..............................
   Less than $2,169,861(3)............    2    7.50-8.50   Various   Varying   N/A    $  160,000      160,000          --
                                        ---                                                      ------------  ----------
   Unamortized discount...............                                                               (512,634)         --
   Allowance for loan losses(2).......                                                               (336,283)         --
   Other..............................                                                                (30,757)         --
                                                                                                 ------------  ----------
                                        117                                                      $72,328,695   $4,398,434
                                        ===                                                      ============  ==========

                      FOUNDATION CAPITAL RESOURCES, INC.

                         MORTGAGE LOANS ON REAL ESTATE
                               December 31, 2001

Notes
-----
(1) Reconciliation of the carrying amounts of loans

Balance at December 31, 2000............................              $37,678,735
   Additions during 2001................................
   Loan originations and purchases of church bond loans. $26,985,250
   Loan originations and purchases of mortgage loans....  19,040,161
   Accretion of discounts...............................      71,675
                                                         -----------
                                                                       46,097,086
Deductions during 2000..................................
   Collections of principal.............................  11,383,547
   Provision for losses.................................      92,085
   Other................................................     (28,506)
                                                         -----------
                                                                       11,447,126
                                                                      -----------
                                                                      $72,328,695
                                                                      ===========

--------
(2) The provision for losses is based on management's assessment of various factors.
(3) $2,169,861 is 3% of the total amount of loans at December 31, 2001.
(4) The geographic distribution of the Company's whole loan portfolio at December 31, 2001, is as follows:

                                               Number of   Carrying
                   State or Territory            Loans      Amount
                   ------------------          --------- -----------
          Arizona.............................      9    $ 6,936,446
          California..........................     21     25,060,121
          Florida.............................      7      4,159,261
          North Carolina......................      7      4,164,500
          Texas...............................      7      3,693,828
          Washington..........................     46     19,435,866
          Other states, less than 5 loans each     20      9,758,347
          Unamortized discount................     --       (336,283)
          Allowance for loan losses...........     --       (512,634)
          Other...............................     --        (30,757)
                                                  ---    -----------
                                                  117    $72,328,695
                                                  ===    ===========

                                  APPENDIX I
                            PRIOR PERFORMANCE TABLE

   The prior performance table, Appendix I of the prospectus, contains certain information about the mortgage loan projects conducted by the Company as of January 31, 2002. The purpose of the table is to provide certain information on the prior performance of the mortgage programs so as to allow prospective investors a basis upon which to evaluate the experience of the Company.

                   BALANCE OF PAGE INTENTIONALLY LEFT BLANK

   The table sets forth the interest rates, maturity dates, status, percentage of total assets, collateral, type of loan, originator and duration of all of the Company's loans.


                                                                                                                      Acquired
                                                                                                                        from
                                                                                                              Perm      FMLF
                                                                                                             Interim Originated
 List of all oustanding loans   Balance @   Interest  Maturity           % of   IF (greater than)            Constr.  by FCR/
       as of 1-31-2002          1/31/2002     Rate      Date    Status  Assets         5%         Collateral   BCL      OCA
 ----------------------------  ------------ -------- ---------- ------- -------        --         ---------- ------- ----------
Bethany Community Church,        302,000.00   8.76%  03/15/2021 Current 0.3637%         --         Mortgage    BCL      OCA
 Laurel, MD                                                                                        Bonds
Family Life Church,              122,000.00   9.50%  03/15/2013 Current 0.1469%         --         Mortgage    BCL      OCA
 Kingwood, TX                                                                                      Bonds
Abundant Life Christian           72,750.00   7.87%  07/01/2015 Current 0.0876%         --         Mortgage    BCL      OCA
 Fellowship, Groveville, NJ                                                                        Bonds
Bethany Community Church,        192,500.00  10.00%  07/10/2018 Current 0.2319%         --         Mortgage    BCL      OCA
 Laurel, MD                                                                                        Bonds
Bethany Hills Baptist Church,    500,000.00   9.63%  09/01/2009 Current 0.6022%         --         Mortgage    BCL      OCA
 Raleigh, NC                                                                                       Bonds
Bethany Lutheran Church,       1,225,000.00  10.50%  11/27/2010 Current 1.4755%         --         Mortgage    BCL      OCA
 Austin, TX                                                                                        Bonds
Calvary Chapel of Rancho         267,500.00   9.15%  12/15/2021 Current 0.3222%         --         Mortgage    BCL      OCA
 Cucamonga, CA                                                                                     Bonds
Calvary Chapel of Rancho         332,500.00   8.12%  12/15/2014 Current 0.4005%         --         Mortgage    BCL      OCA
 Cucamonga, CA                                                                                     Bonds
Capital City Baptist Church,     666,750.00   9.50%  07/01/2020 Current 0.8031%         --         Mortgage    BCL      OCA
 Sacramento, CA                                                                                    Bonds
Carrolton Christian Fellowship   220,000.00   8.25%  08/01/2006 Current 0.2650%         --         Mortgage    BCL      OCA
 AOG, Carrollton, TX                                                                               Bonds
Family Life Church,              247,500.00   9.50%  11/01/2011 Current 0.2981%         --         Mortgage    BCL      OCA
 Kingwood, TX                                                                                      Bonds
First Baptist Church,            247,000.00  10.00%  09/01/2012 Current 0.2975%         --         Mortgage    BCL      OCA
 Maumelle, AR                                                                                      Bonds
First Baptist Church,          1,062,750.00   9.50%  11/30/2019 Current 1.2800%         --         Mortgage    BCL      OCA
 Woodland, CA                                                                                      Bonds
First Assembly of God,           155,000.00   7.50%  11/05/2002 Current 0.1867%         --         Mortgage    BCL      OCA
 Eagle Lake, FL                                                                                    Bonds
First Assembly of God,            72,000.00  10.50%  07/25/2011 Current 0.0867%         --         Mortgage    BCL      OCA
 Arcadia, FL                                                                                       Bonds
First Southern Baptist Church,   450,000.00   7.38%  06/20/2006 Current 0.5420%         --         Mortgage    BCL      OCA
 Scottsdale, AZ                                                                                    Bonds
Gold Creek Community             400,000.00   9.00%  10/22/2021 Current 0.4818%         --         Mortgage    BCL      OCA
 Church, Mill Creek, WA                                                                            Bonds
Gold Creek Community             559,000.00   8.33%  10/22/2013 Current 0.6733%         --         Mortgage    BCL      OCA
 Church, Mill Creek, WA                                                                            Bonds
Highland Hills Baptist Church, 1,309,500.00   9.50%  03/28/2020 Current 1.5773%         --         Mortgage    BCL      OCA
 Henderson, NV                                                                                     Bonds
House of Prayer                  275,000.00   8.25%  09/16/2006 Current 0.3312%         --         Mortgage    BCL      OCA
 Baptist Church, Worcester,                                                                        Bonds
 MA
La Vina En Los Angeles, Los      326,000.00   8.35%  10/01/2013 Current 0.3927%         --         Mortgage    BCL      OCA
 Angeles, CA                                                                                       Bonds
La Vina En Los Angeles,          240,000.00   9.00%  10/01/2021 Current 0.2891%         --         Mortgage    BCL      OCA
 Los Angeles, CA                                                                                   Bonds
Lasung World Evangelical       1,016,250.00   9.27%  09/01/2019 Current 1.2240%         --         Mortgage    BCL      OCA
 Church, Los Angeles, CA                                                                           Bonds
Lincoln City Church,             123,750.00   9.50%  04/01/2006 Current 0.1491%         --         Mortgage    BCL      OCA
 Lincoln, NE                                                                                       Bonds
Marlton Assembly of God,         417,000.00   9.50%  11/25/2010 Current 0.5023%         --         Mortgage    BCL      OCA
 Marlton, NJ                                                                                       Bonds
Pacific Christian Center,      1,295,250.00   8.60%  06/05/2013 Current 1.5601%         --         Mortgage    BCL      OCA
 Tacoma, WA                                                                                        Bonds

                                                 Short (less than)
                                                        1yr
                                                      Medium
                                                      1 to 3
                                                        yrs
                                          Short        Long
 List of all oustanding loans             Medium      over 3
       as of 1-31-2002                     Long        yrs.
 ----------------------------             ------ -----------------
Bethany Community Church,      01/31/2002 19.12        Long
 Laurel, MD
Family Life Church,            01/31/2002 11.12        Long
 Kingwood, TX
Abundant Life Christian        01/31/2002 13.41        Long
 Fellowship, Groveville, NJ
Bethany Community Church,      01/31/2002 16.44        Long
 Laurel, MD
Bethany Hills Baptist Church,  01/31/2002  7.58        Long
 Raleigh, NC
Bethany Lutheran Church,       01/31/2002  8.82        Long
 Austin, TX
Calvary Chapel of Rancho       01/31/2002 19.87        Long
 Cucamonga, CA
Calvary Chapel of Rancho       01/31/2002 12.87        Long
 Cucamonga, CA
Capital City Baptist Church,   01/31/2002 18.41        Long
 Sacramento, CA
Carrolton Christian Fellowship 01/31/2002  4.50        Long
 AOG, Carrollton, TX
Family Life Church,            01/31/2002  9.75        Long
 Kingwood, TX
First Baptist Church,          01/31/2002 10.58        Long
 Maumelle, AR
First Baptist Church,          01/31/2002 17.83        Long
 Woodland, CA
First Assembly of God,         01/31/2002  0.76        Short
 Eagle Lake, FL
First Assembly of God,         01/31/2002  9.48        Long
 Arcadia, FL
First Southern Baptist Church, 01/31/2002  4.38        Long
 Scottsdale, AZ
Gold Creek Community           01/31/2002 19.72        Long
 Church, Mill Creek, WA
Gold Creek Community           01/31/2002 11.72        Long
 Church, Mill Creek, WA
Highland Hills Baptist Church, 01/31/2002 18.15        Long
 Henderson, NV
House of Prayer                01/31/2002  4.62        Long
 Baptist Church, Worcester,
 MA
La Vina En Los Angeles, Los    01/31/2002 11.67        Long
 Angeles, CA
La Vina En Los Angeles,        01/31/2002 19.67        Long
 Los Angeles, CA
Lasung World Evangelical       01/31/2002 17.58        Long
 Church, Los Angeles, CA
Lincoln City Church,           01/31/2002  4.16        Long
 Lincoln, NE
Marlton Assembly of God,       01/31/2002  8.82        Long
 Marlton, NJ
Pacific Christian Center,      01/31/2002 11.34        Long
 Tacoma, WA



                                                                                                                     Acquired
                                                                                                                       from
                                                                                                             Perm      FMLF
                                                                                                            Interim Originated
List of all oustanding loans   Balance @   Interest  Maturity           % of   IF (greater than)            Constr.  by FCR/
      as of 1-31-2002          1/31/2002     Rate      Date    Status  Assets         5%         Collateral   BCL      OCA
----------------------------  ------------ -------- ---------- ------- -------        --         ---------- ------- ----------
Park Springs Presbyterian       582,250.00   7.95%  12/08/2014 Current 0.7013%         --        Mortgage   BCL        OCA
 Church, Coconut Creek, FL                                                                       Bonds
Pflugerville Community          431,250.00   7.95%  12/15/2014 Current 0.5194%         --        Mortgage   BCL        OCA
 Church, Pflugerville, TX                                                                        Bonds
Temple Baptist Church,          765,000.00  10.00%  09/15/2010 Current 0.9214%         --        Mortgage   BCL        OCA
 Fayetteville, NC                                                                                Bonds
Tree of Life AOG, Lancaster,    299,750.00   8.40%  07/20/2014 Current 0.3610%         --        Mortgage   BCL        OCA
 NY                                                                                              Bonds
University City Presbyterian  1,000,000.00   7.60%  06/10/2012 Current 1.2045%         --        Mortgage   BCL        OCA
 Church, Charlotte, NC                                                                           Bonds
Bascomb UMC, Woodstock,         572,750.00   8.25%  08/07/2002 Current 0.6899%         --        Mortgage   Interim    OCA
 GA                                                                                              Bonds
Berean Baptist Church of      1,500,000.00   9.50%  12/20/2007 Current 1.8067%         --        Mortgage   BCL        OCA
 Orange Park, FL                                                                                 Bonds
Calvary Temple Church,          419,750.00   9.50%  09/20/2014 Current 0.5056%         --        Mortgage   BCL        OCA
 Belingham, WA                                                                                   Bonds
Campus Baptist Church,          406,500.00   9.63%  03/15/2011 Current 0.4896%         --        Mortgage   BCL        OCA
 Fresno, CA                                                                                      Bonds
Cleveland Community Church,     600,000.00   8.50%  06/08/2010 Current 0.7227%         --        Mortgage   BCL        OCA
 Garner, NC                                                                                      Bonds
Contra Costa County Harvest   2,725,000.00   9.50%  06/30/2020 Current 3.2822%         --        Mortgage   BCL        OCA
 Church, CA                                                                                      Bonds
Emmanuel Baptist Church,      2,156,000.00   8.75%  07/15/2013 Current 2.5968%         --        Mortgage   BCL        OCA
 Milpatas, CA                                                                                    Bonds
Estrella Mountain Church,     1,132,250.00   7.50%  05/24/2002 Current 1.3638%         --        Real       Constr.    OCA
 Goodyear, AZ                                                                                    Estate
Family Christian Center,        666,500.00   9.50%  10/15/2020 Current 0.8028%         --        Mortgage   BCL        OCA
 Orangevale, CA                                                                                  Bonds
First Baptist Church,           149,250.00   9.75%  05/01/2012 Current 0.1798%         --        Mortgage   BCL        OCA
 Gainesville, VA                                                                                 Bonds
First Indian Baptist Church,    115,000.00   9.65%  08/01/2012 Current 0.1385%         --        Mortgage   BCL        OCA
 Phoenix, AZ                                                                                     Bonds
Good Stewards Church,         1,540,000.00   9.24%  12/15/2019 Current 1.8549%         --        Mortgage   BCL        OCA
 Rowland Heights, CA                                                                             Bonds
Hanareum Church, Los            628,500.00   9.50%  04/27/2020 Current 0.7570%         --        Mortgage   BCL        OCA
 Angeles, CA                                                                                     Bonds
Hillcrest Baptist Church,       100,000.00   7.50%  05/13/2002 Current 0.1204%         --        Unsecured  Interim    OCA
 Jackson, MS
Las Brisas Bible Fellowship,  1,132,500.00   9.50%  06/27/2020 Current 1.3641%         --        Mortgage   BCL        OCA
 Murrieta, CA                                                                                    Bonds
Lincoln City Church, Lincoln,   145,000.00   9.75%  10/15/2013 Current 0.1746%         --        Mortgage   BCL        OCA
 NE                                                                                              Bonds
Logos Evangelical Church,       184,750.00   9.50%  04/15/2014 Current 0.2225%         --        Mortgage   BCL        OCA
 Pasadena, CA                                                                                    Bonds
New Song Community              447,500.00   9.50%  11/15/2012 Current 0.5390%         --        Mortgage   BCL        OCA
 Church, Oceanside, CA                                                                           Bonds
Orange Avenue Church of         327,250.00   8.50%  05/25/2011 Current 0.3942%         --        Mortgage   BCL        OCA
 Christ, FL                                                                                      Bonds
Park Lake Baptist Church,       219,750.00   9.72%  11/15/2019 Current 0.2647%         --        Mortgage   BCL        OCA
 Sachse, TX                                                                                      Bonds
Pines Baptist Church,           212,000.00   8.25%  07/10/2011 Current 0.2553%         --        Mortgage   BCL        OCA
 Pembroke Pines, FL                                                                              Bonds
Pines Baptist Church,           198,500.00   9.75%  11/15/2013 Current 0.2391%         --        Mortgage   BCL        OCA
 Pembroke Pines, FL                                                                              Bonds

                                                Short (less than)
                                                       1yr
                                                     Medium
                                                     1 to 3
                                                       yrs
                                         Short        Long
List of all oustanding loans             Medium      over 3
      as of 1-31-2002                     Long        yrs.
----------------------------             ------ -----------------
Park Springs Presbyterian     01/31/2002 12.85        Long
 Church, Coconut Creek, FL
Pflugerville Community        01/31/2002 12.87        Long
 Church, Pflugerville, TX
Temple Baptist Church,        01/31/2002  8.62        Long
 Fayetteville, NC
Tree of Life AOG, Lancaster,  01/31/2002 12.47        Long
 NY
University City Presbyterian  01/31/2002 10.36        Long
 Church, Charlotte, NC
Bascomb UMC, Woodstock,       01/31/2002  0.51        Short
 GA
Berean Baptist Church of      01/31/2002  5.88        Long
 Orange Park, FL
Calvary Temple Church,        01/31/2002 12.64        Long
 Belingham, WA
Campus Baptist Church,        01/31/2002  9.12        Long
 Fresno, CA
Cleveland Community Church,   01/31/2002  8.35        Long
 Garner, NC
Contra Costa County Harvest   01/31/2002 18.41        Long
 Church, CA
Emmanuel Baptist Church,      01/31/2002 11.45        Long
 Milpatas, CA
Estrella Mountain Church,     01/31/2002  0.31        Short
 Goodyear, AZ
Family Christian Center,      01/31/2002 18.70        Long
 Orangevale, CA
First Baptist Church,         01/31/2002 10.25        Long
 Gainesville, VA
First Indian Baptist Church,  01/31/2002 10.50        Long
 Phoenix, AZ
Good Stewards Church,         01/31/2002 17.87        Long
 Rowland Heights, CA
Hanareum Church, Los          01/31/2002 18.24        Long
 Angeles, CA
Hillcrest Baptist Church,     01/31/2002  0.28        Short
 Jackson, MS
Las Brisas Bible Fellowship,  01/31/2002 18.40        Long
 Murrieta, CA
Lincoln City Church, Lincoln, 01/31/2002 11.70        Long
 NE
Logos Evangelical Church,     01/31/2002 12.20        Long
 Pasadena, CA
New Song Community            01/31/2002 10.79        Long
 Church, Oceanside, CA
Orange Avenue Church of       01/31/2002  9.31        Long
 Christ, FL
Park Lake Baptist Church,     01/31/2002 17.79        Long
 Sachse, TX
Pines Baptist Church,         01/31/2002  9.44        Long
 Pembroke Pines, FL
Pines Baptist Church,         01/31/2002 11.79        Long
 Pembroke Pines, FL


                                                                                                                      Acquired
                                                                                                                        from
                                                                                                              Perm      FMLF
                                                                                                             Interim Originated
List of all oustanding loans   Balance @   Interest  Maturity            % of   IF (greater than)            Constr.  by FCR/
      as of 1-31-2002          1/31/2002     Rate      Date     Status  Assets         5%         Collateral   BCL      OCA
----------------------------  ------------ -------- ---------- -------- -------        --         ---------- ------- ----------
Redemption World Outreach       275,000.00   9.50%  08/27/2002 Current  0.3312%         --         Real      Interim     OCA
 Center, Raleigh, NC                                                                               Estate
Rio West Community              232,000.00   9.50%  09/01/2013 Current  0.2794%         --         Mortgage  BCL         OCA
 Church, Rio Rancho, NM                                                                            Bonds
Riverside Baptist Church,     1,017,750.00   9.50%  03/15/2020 Current  1.2258%         --         Mortgage  BCL         OCA
 Parker, CO                                                                                        Bonds
Stockton Christian Life       2,303,000.00   7.50%  06/30/2002 Current  2.7739%         --         Real      Constr.     OCA
 Center, Stockton, CA                                                                              Estate
Tacoma New Life Church,         500,500.00   8.50%  07/15/2013 Current  0.6028%         --         Mortgage  BCL         OCA
 Tacoma, WA                                                                                        Bonds
Trinity Sam Sung              1,499,750.00   9.50%  02/01/2019 Current  1.8064%         --         Mortgage  BCL         OCA
 Presbyterian, La Habra                                                                            Bonds
 Heights, CA
Vineyard Christian              433,250.00   8.31%  10/01/2012 Current  0.5218%         --         Mortgage  BCL         OCA
 Fellowship, Clovis, CA                                                                            Bonds
Cornerstone Baptist Church,     134,048.41  10.50%  12/13/2005 Current  0.1615%         --         Real      Perm        OCA
 Phoenix, AZ                                                                                       Estate
Lincoln City Church, Li         264,719.73  10.50%  01/25/2011 Current  0.3188%         --         Real      Perm        OCA
 coln, NE                                                                                          Estate
Fellowship Church at             45,718.87   8.50%  01/11/2006 Current  0.0551%         --         Real      Constr.     OCA
 Anthem, AZ                                                                                        Estate
Church on the Word,             461,050.86   7.50%  05/16/2002 Current  0.5553%         --         Real      Constr.     OCA
 Glendale, AZ                                                                                      Estate
Fellowship Church at            505,939.93  10.50%  01/11/2006 Current  0.6094%         --         Real      Perm        OCA
 Anthem, AZ                                                                                        Estate
Myong Song Presbyterian         485,802.57  10.00%  01/31/2021 Current  0.5851%         --         Real      Perm        OCA
 Church, Shoreline, WA                                                                             Estate
Calvary Temple Church of        428,191.27   7.90%  12/29/2005 Current  0.5157%         --         Real      Perm        OCA
 God in Christ, Oakland,                                                                           Estate
 CA
Faith, Victory, and Freedom     523,925.59   8.00%  11/29/2008 Current  0.6311%         --         Real      Perm        OCA
 Ministries, Sanford, NC                                                                           Estate
Life Church of God in Christ, 3,885,459.68   7.50%  12/27/2002 Current  4.6799%         --         Real      Perm        OCA
 Riverside, CA                                                                                     Estate
Victory Christian Church,     2,680,594.07   7.40%  01/01/2005 Current  3.2287%         --         Real      Perm        OCA
 Mesa, AZ                                                                                          Estate
Palm Vista Southern Baptist   1,388,752.13   8.00%  09/28/2006 Current  1.6727%         --         Real      Perm        OCA
 Church, Surprise, AZ                                                                              Estate
River of Glory, Plano, TX       991,119.30   7.75%  09/09/2004 Current  1.1938%         --         Real      Perm        OCA
                                                                                                   Estate
Fairview Baptist Church,        500,000.00   8.25%  08/24/2006 Current  0.6022%         --         Real      Perm        OCA
 Apex, NC                                                                                          Estate
Southeast Valley Baptist        149,532.96   7.75%  01/18/2005 Current  0.1801%         --         Real      Perm        OCA
 Church, Chandler, AZ                                                                              Estate
Daystar Assembly of God,      2,495,758.13  10.50%  11/06/2020 Past Due 3.0061%         --         Real      Perm        OCA
 Prattville, AL                                                108 days                            Estate
First Assembly of God,        1,490,265.79   8.75%  09/01/2020 Past Due 1.7950%         --         Real      Perm        OCA
 Bayonne, NJ                                                   52 days                             Estate
School of Urban Missions,     1,315,887.42   8.95%  11/08/2007 Current  1.5849%         --         Real      Perm       FMLF
 Oakland, CA                                                                                       Estate
Trinity Church Assembly of      483,403.72   8.50%  02/01/2025 Current  0.5822%         --         Real      Perm       FMLF
 God, Sacramento, CA                                                                               Estate
Lakeview Assembly of God,     2,798,683.20   8.40%  01/01/2024 Current  3.3709%         --         Real      Perm       FMLF
 Stockton, CA                                                                                      Estate

                                                Short (less than)
                                                       1yr
                                                     Medium
                                                     1 to 3
                                         Short      yrs Long
List of all oustanding loans             Medium      over 3
      as of 1-31-2002                     Long        yrs.
----------------------------             ------ -----------------
Redemption World Outreach     01/31/2002  0.57       Short
 Center, Raleigh, NC
Rio West Community            01/31/2002 11.58        Long
 Church, Rio Rancho, NM
Riverside Baptist Church,     01/31/2002 18.12        Long
 Parker, CO
Stockton Christian Life       01/31/2002  0.41       Short
 Center, Stockton, CA
Tacoma New Life Church,       01/31/2002 11.45        Long
 Tacoma, WA
Trinity Sam Sung              01/31/2002 17.00        Long
 Presbyterian, La Habra
 Heights, CA
Vineyard Christian            01/31/2002 10.67        Long
 Fellowship, Clovis, CA
Cornerstone Baptist Church,   01/31/2002  3.87        Long
 Phoenix, AZ
Lincoln City Church, Li       01/31/2002  8.98        Long
 coln, NE
Fellowship Church at          01/31/2002  3.95        Long
 Anthem, AZ
Church on the Word,           01/31/2002  0.29       Short
 Glendale, AZ
Fellowship Church at          01/31/2002  3.95        Long
 Anthem, AZ
Myong Song Presbyterian       01/31/2002 19.00        Long
 Church, Shoreline, WA
Calvary Temple Church of      01/31/2002  3.91        Long
 God in Christ, Oakland,
 CA
Faith, Victory, and Freedom   01/31/2002  6.83        Long
 Ministries, Sanford, NC
Life Church of God in Christ, 01/31/2002  0.90       Short
 Riverside, CA
Victory Christian Church,     01/31/2002  2.92       Medium
 Mesa, AZ
Palm Vista Southern Baptist   01/31/2002  4.66        Long
 Church, Surprise, AZ
River of Glory, Plano, TX     01/31/2002  2.61       Medium

Fairview Baptist Church,      01/31/2002  4.56        Long
 Apex, NC
Southeast Valley Baptist      01/31/2002  2.97       Medium
 Church, Chandler, AZ
Daystar Assembly of God,      01/31/2002 18.77        Long
 Prattville, AL
First Assembly of God,        01/31/2002 18.58        Long
 Bayonne, NJ
School of Urban Missions,     01/31/2002  5.77        Long
 Oakland, CA
Trinity Church Assembly of    01/31/2002 23.00        Long
 God, Sacramento, CA
Lakeview Assembly of God,     01/31/2002 21.92        Long
 Stockton, CA


                                                                                                                       Acquired
                                                                                                                         from
                                                                                                               Perm      FMLF
                                                                                                              Interim Originated
 List of all oustanding loans   Balance @   Interest  Maturity            % of   IF (greater than)            Constr.  by FCR/
       as of 1-31-2002          1/31/2002     Rate      Date     Status  Assets         5%         Collateral   BCL      OCA
 ----------------------------  ------------ -------- ---------- -------- -------        --         ---------- ------- ----------
New Life Worship Center,         201,261.31  7.90%   06/14/2020 Current  0.2424%         --          Real      Perm      FMLF
 Toppenish, WA                                                                                       Estate
Blue Mountain Assembly of         25,486.28  8.65%   06/08/2013 Current  0.0307%         --          Real      Perm      FMLF
 God, Dayton, WA                                                                                     Estate
South Pacific Samoan A/G,        141,622.10  8.15%   06/16/2025 Current  0.1706%         --          Real      Perm      FMLF
 Burien, WA                                                                                          Estate
New Harvest A/G, WA              147,348.70  8.25%   06/29/2020 Past Due 0.1775%         --          Real      Perm      FMLF
                                                                55 days                              Estate
Camas Assembly of God,           632,645.06  8.90%   02/01/2026 Current  0.7620%         --          Real      Perm      FMLF
 Camas, WA                                                                                           Estate
North Seattle Christian,         734,367.05  8.50%   06/01/2005 Current  0.8845%         --          Real      Perm      FMLF
 Seattle, WA                                                                                         Estate
Idaho City Christian Center,      34,320.93  8.50%   08/01/2003 Current  0.0413%         --          Real      Perm      FMLF
 Idaho City, ID                                                                                      Estate
Ahtanum Valley A/G, Yakima,      147,161.53  8.50%   09/01/2003 Current  0.1773%         --          Real      Perm      FMLF
 WA                                                                                                  Estate
Spanaway Assembly of God,        549,804.65  8.50%   09/01/2005 Current  0.6622%         --          Real      Perm      FMLF
 Tacoma, WA                                                                                          Estate
Coupeville Good Shepherd         152,574.05  8.50%   04/01/2019 Current  0.1838%         --          Real      Perm      FMLF
 A/G, Coupeville, WA                                                                                 Estate
Ukrainian Pentecostal A/G,       369,927.46  8.40%   12/01/2023 Current  0.4456%         --          Real      Perm      FMLF
 Kent, WA                                                                                            Estate
North Thurston Life Center,      531,327.69  8.40%   03/01/2019 Current  0.6400%         --          Real      Perm      FMLF
 Lacey, WA                                                                                           Estate
Connell Christian Center,         17,711.31  7.90%   05/01/2009 Current  0.0213%         --          Real      Perm      FMLF
 Connell, WA                                                                                         Estate
Winlock Assembly of God,          24,194.52  7.90%   05/01/2019 Current  0.0291%         --          Real      Perm      FMLF
 Winlock, WA                                                                                         Estate
Maple Grove Assembly of          273,168.96  8.40%   06/01/2019 Current  0.3290%         --          Real      Perm      FMLF
 God, Battle Ground, WA                                                                              Estate
Valley Christian A/G, Fall       304,655.09  8.15%   06/01/2019 Current  0.3669%         --          Real      Perm      FMLF
 City, WA                                                                                            Estate
Riverside Assembly of God,        30,028.51  7.65%   06/01/2019 Current  0.0362%         --          Real      Perm      FMLF
 Orofino, ID                                                                                         Estate
Yelm Prairie Christian Center,   119,718.93  8.50%   06/01/2014 Current  0.1442%         --          Real      Perm      FMLF
 Yelm, WA                                                                                            Estate
Eastridge Christian Assembly,  1,348,702.08  7.90%   07/01/2024 Current  1.6245%         --          Real      Perm      FMLF
 Issaquah, WA                                                                                        Estate
Lakewood Mountain View            76,159.91  8.40%   08/01/2014 Current  0.0917%         --          Real      Perm      FMLF
 A/G, Arlington, WA                                                                                  Estate
Cedar Park Assembly of God,    3,079,937.92  8.15%   11/03/2020 Current  3.7097%         --          Real      Perm      FMLF
 Bothell, WA                                                                                         Estate
Calvary Assembly of God,         127,131.21  7.65%   08/05/2019 Current  0.1531%         --          Real      Perm      FMLF
 West Richland, WA                                                                                   Estate
Faith Family Church              523,718.40  7.90%   08/01/2014 Current  0.6308%         --          Real      Perm      FMLF
 Assembly, Hilton, WA                                                                                Estate
Suncrest Family Worship          259,990.75  8.50%   10/01/2019 Current  0.3132%         --          Real      Perm      FMLF
 Center, Nine Mile Falls,                                                                            Estate
 WA
Eastern Washington Bible         233,881.93  7.40%   10/01/2019 Current  0.2817%         --          Real      Perm      FMLF
 Camp, Medical Lake, WA                                                                              Estate
South Tacoma Assembly of         210,435.11  8.50%   09/01/2009 Current  0.2535%         --          Real      Perm      FMLF
 God, Tacoma, WA                                                                                     Estate
Word of Life Christian           436,290.55  7.40%   10/01/2019 Current  0.5255%         --          Real      Perm      FMLF
 Fellowship, Tacoma, WA                                                                              Estate

                                                 Short (less than)
                                                        1yr
                                                      Medium
                                                      1 to 3
                                          Short      yrs Long
 List of all oustanding loans             Medium      over 3
       as of 1-31-2002                     Long        yrs.
 ----------------------------             ------ -----------------
New Life Worship Center,       01/31/2002 18.37        Long
 Toppenish, WA
Blue Mountain Assembly of      01/31/2002 11.35        Long
 God, Dayton, WA
South Pacific Samoan A/G,      01/31/2002 23.37        Long
 Burien, WA
New Harvest A/G, WA            01/31/2002 18.41        Long

Camas Assembly of God,         01/31/2002 24.00        Long
 Camas, WA
North Seattle Christian,       01/31/2002  3.33        Long
 Seattle, WA
Idaho City Christian Center,   01/31/2002  1.50       Medium
 Idaho City, ID
Ahtanum Valley A/G, Yakima,    01/31/2002  1.58       Medium
 WA
Spanaway Assembly of God,      01/31/2002  3.58        Long
 Tacoma, WA
Coupeville Good Shepherd       01/31/2002 17.16        Long
 A/G, Coupeville, WA
Ukrainian Pentecostal A/G,     01/31/2002 21.83        Long
 Kent, WA
North Thurston Life Center,    01/31/2002 17.08        Long
 Lacey, WA
Connell Christian Center,      01/31/2002  7.25        Long
 Connell, WA
Winlock Assembly of God,       01/31/2002 17.25        Long
 Winlock, WA
Maple Grove Assembly of        01/31/2002 17.33        Long
 God, Battle Ground, WA
Valley Christian A/G, Fall     01/31/2002 17.33        Long
 City, WA
Riverside Assembly of God,     01/31/2002 17.33        Long
 Orofino, ID
Yelm Prairie Christian Center, 01/31/2002 12.33        Long
 Yelm, WA
Eastridge Christian Assembly,  01/31/2002 22.41        Long
 Issaquah, WA
Lakewood Mountain View         01/31/2002 12.50        Long
 A/G, Arlington, WA
Cedar Park Assembly of God,    01/31/2002 18.76        Long
 Bothell, WA
Calvary Assembly of God,       01/31/2002 17.51        Long
 West Richland, WA
Faith Family Church            01/31/2002 12.50        Long
 Assembly, Hilton, WA
Suncrest Family Worship        01/31/2002 17.66        Long
 Center, Nine Mile Falls,
 WA
Eastern Washington Bible       01/31/2002 17.66        Long
 Camp, Medical Lake, WA
South Tacoma Assembly of       01/31/2002  7.58        Long
 God, Tacoma, WA
Word of Life Christian         01/31/2002 17.66        Long
 Fellowship, Tacoma, WA


                                                                                                                      Acquired
                                                                                                                        from
                                                                                                              Perm      FMLF
                                                                                                             Interim Originated
List of all oustanding loans    Balance @   Interest  Maturity           % of   IF (greater than)            Constr.  by FCR/
      as of 1-31-2002           1/31/2002     Rate      Date    Status  Assets         5%         Collateral   BCL      OCA
----------------------------  ------------- -------- ---------- ------- -------        --         ---------- ------- ----------
Woodside New Life Assembly,      371,741.16  7.90%   10/01/2024 Current 0.4478%         --          Real      Perm      FMLF
 Marysville, WA                                                                                     Estate
Neighborhood Church               26,881.64  8.50%   11/01/2021 Current 0.0324%         --          Real      Perm      FMLF
 Assembly of God, La Conner,                                                                        Estate
 WA
Bethel Assembly of God,          821,454.55  7.90%   11/01/2014 Current 0.9894%         --          Real      Perm      FMLF
 Chehalis, WA                                                                                       Estate
New Life Assembly of God,         94,873.13  8.50%   12/01/2019 Current 0.1143%         --          Real      Perm      FMLF
 Ilwaco, WA                                                                                         Estate
Eatonville Living Word A/G,       63,395.69  8.65%   02/01/2020 Current 0.0764%         --          Real      Perm      FMLF
 Eatonville, WA                                                                                     Estate
Woodland Assembly of God,        104,418.04  8.75%   01/01/2020 Current 0.1258%         --          Real      Perm      FMLF
 Woodland, WA                                                                                       Estate
Maltby Christian Assembly of     450,193.46  8.15%   04/01/2020 Current 0.5422%         --          Real      Perm      FMLF
 God, Snohomish, WA                                                                                 Estate
Maranatha Assembly of God,       467,758.48  7.65%   04/01/2025 Current 0.5634%         --          Real      Perm      FMLF
 Maple Valley, WA                                                                                   Estate
Bethlehem Chapel Assembly of      90,097.56  8.65%   06/01/2015 Current 0.1085%         --          Real      Perm      FMLF
 God, Ephrata, WA                                                                                   Estate
Sound Life Assembly of God,      245,827.90  8.50%   04/30/2003 Current 0.2961%         --          Real      Perm      FMLF
 Tacoma, WA                                                                                         Estate
South Pacific Samoan A/G,        200,299.09  8.15%   06/01/2025 Current 0.2413%         --          Real      Perm      FMLF
 Burien, WA                                                                                         Estate
Shores Fellowship Church A/G,    179,882.00  7.65%   06/01/2020 Current 0.2167%         --          Real      Perm      FMLF
 Ocean Shores, WA                                                                                   Estate
Love Tabernacle Assembly of    1,366,057.12  8.65%   07/19/2020 Current 1.6454%         --          Real      Perm      FMLF
 God, West Palm Beach, FL                                                                           Estate
                              -------------
                              73,260,555.44
                              =============

                                                Short (less than)
                                                       1yr
                                                     Medium
                                                     1 to 3
                                         Short      yrs Long
List of all oustanding loans             Medium      over 3
      as of 1-31-2002                     Long        yrs.
----------------------------             ------ -----------------
Woodside New Life Assembly,   01/31/2002 22.67        Long
 Marysville, WA
Neighborhood Church           01/31/2002 19.75        Long
 Assembly of God, La Conner,
 WA
Bethel Assembly of God,       01/31/2002 12.75        Long
 Chehalis, WA
New Life Assembly of God,     01/31/2002 17.83        Long
 Ilwaco, WA
Eatonville Living Word A/G,   01/31/2002 18.00        Long
 Eatonville, WA
Woodland Assembly of God,     01/31/2002 17.92        Long
 Woodland, WA
Maltby Christian Assembly of  01/31/2002 18.17        Long
 God, Snohomish, WA
Maranatha Assembly of God,    01/31/2002 23.16        Long
 Maple Valley, WA
Bethlehem Chapel Assembly of  01/31/2002 13.33        Long
 God, Ephrata, WA
Sound Life Assembly of God,   01/31/2002  1.24       Medium
 Tacoma, WA
South Pacific Samoan A/G,     01/31/2002 23.33        Long
 Burien, WA
Shores Fellowship Church A/G, 01/31/2002 18.33        Long
 Ocean Shores, WA
Love Tabernacle Assembly of   01/31/2002 18.46        Long
 God, West Palm Beach, FL




                               Up to $55,000,000

                      Foundation Capital Resources, Inc.

                    Redeemable Certificates of Indebtedness


                               -----------------

                                  PROSPECTUS

                               -----------------


                              ____________, 2002

   You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, Certificates only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Certificates.

   No action is being taken in any jurisdiction outside the United States to permit a public offering of our Certificates or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

                                    PART II

Item 31.  Other Expenses of Issuance and Distribution

          Securities and Exchange Commission registration fee $  5,060
          National Association of Securities Dealers, Inc.... $  6,000
          Accountant's fees and expenses..................... $ 30,000
          Legal fees and expenses............................ $125,000
          Blue Sky Qualification fees and expenses........... $  5,000
          Trustee Fees and Expenses.......................... $ 15,000
          Printing and engraving expenses.................... $ 50,000
          Miscellaneous...................................... $ 13,940
                                                              --------
             Total Expenses.................................. $250,000

   All fees other than the SEC registration fees are estimated.

Item 32.  Sales to Special Parties

   Not applicable.

Item 33.  Recent Sales of Unregistered Securities

   In an offering completed in September 2001, we sold an aggregate 1,408,825 shares of our Class II Preferred Stock, $10.00 par value, to certain accredited investors at a per share offering price of $10.00.

   On September 30, 2001, we issued 200 shares of our Class I Preferred Stock, $10.00 par value, at a per share offering price of $10.00. Of this amount, we issued 100 shares each to Randall K. Barton and to A.J. Braswell, our President and Chief Executive Officer.

   Concurrently with this offering, we are conducting a private offering to sell 2,500,000 shares of common stock, $10.00 par value at $10 per share to accredited investors.

   We issued these shares of Class I Preferred Stock, Class II Preferred Stock and common stock in reliance on the exemption from registration provided for by
Section 4(2) of the Securities Act and Rules 504 and 506 of Regulation D promulgated thereunder as transactions not involving any public offering. Recipients of securities in these transactions represented their intention to acquire the securities for investment purposes only and not with a view to or for the sale in connection with any distribution of those securities, and we affixed appropriate legends to the share certificates issued in those transactions. All recipients of these securities had adequate access, through their relationships with us or otherwise, to information about us.

Item 34.  Indemnification of Directors and Officers

   Consistent with the duties and obligations of, and limitations on, the Board of Directors as set forth in the Articles and Bylaws and under the laws of the State of Georgia, the Board of Directors are accountable to the shareholders as fiduciaries and are required to perform their duties in good faith and in a manner each Director believes to be in the best interest of Foundation Capital and the shareholders, with such care, including reasonable inquiry, as a prudent person in a like position would use under similar circumstances. In addition, the independent directors must review at least annually the relationship of Foundation Capital with the Manager and the Manager's performance of its duties under the Management Agreement and must determine that the compensation paid to the Manager is reasonable in relation to the nature and quality of the services performed. The Manager also has a fiduciary duty to Foundation Capital and its shareholders.

   The liability of the Board of Directors and officers of Foundation Capital is limited by the Articles, Bylaws and the Georgia Code. The Board of Directors and officers shall not be liable to Foundation Capital or its shareholders if such officer or Director acted in a manner he believed in good faith to be in or not opposed to the best interests of Foundation Capital and with respect to any criminal proceeding if he had no reasonable cause to believe his conduct was unlawful. Foundation Capital will not indemnify any Director or officer in connection with any proceeding by or in the right of Foundation Capital in which said person was adjudged liable to Foundation Capital or in which he was adjudged liable on the basis that personal benefit was improperly received by him. To the extent that a Director or officer has been successful on the merits or otherwise in the defense of any proceeding to which he was a party Foundation Capital shall indemnify him against expenses actually and reasonably incurred by him in connection therewith. Except where an officer or Director has been successful on the merits or otherwise in the defense of any proceeding and except as ordered by the court, Foundation Capital shall not indemnify any Director or officer unless authorized by the Bylaws and a determination has been made that indemnification of the Director or officer is proper in the circumstances because he has met the applicable standard of conduct. Reasonable expenses (including attorneys' fees) incurred by a Director or officer who is a party to a proceeding shall be paid by Foundation Capital in advance of the final disposition of such proceeding if the Director or officer furnishes Foundation Capital with a written affirmation of his good faith belief that he has met the applicable standard of conduct and the Director or officer furnishes Foundation Capital with a written undertaking to repay any advances if it is ultimately determined that he is not entitled to indemnification.

Item 35.  Treatment of Proceeds From Certificates Being Registered

   Not applicable.

Item 36.  Financial Statement and Exhibits

   (a) Financial Statement

   See "Index to Financial Statements" and the financial statements appearing thereafter in Part I of the registration statement.

   (b) Exhibits. The following is a list of exhibits filed as part of the Registration Statement.


 Exhibit No.                                            Description
 -----------                                            -----------
 1.1+         Form of Underwriting Agreement between the Company and Rives, Leavell & Co.
 3.1+         Second Amended and Restated Articles of Incorporation
 3.2+         Bylaws
 4.1+         Form of Indenture between the Company and Reliance Trust Company
 5.1+         Form of Opinion of Womble Carlyle Sandridge & Rice, PLLC, as to legality (including consent of such firm)
 8.1+         Form of Opinion of Womble Carlyle Sandridge & Rice, PLLC, as to certain tax matters (including consent of such firm)
10.1+         Form of Escrow Agreement
10.2+         Form of Management Agreement between the Registrant and One Capital Advisors, LLC
10.3+         Form of Collateral Assignment Agreement
10.4+         Interest Reinvestment Plan
12.1+         Statement regarding Computation of Ratio of earnings and Fixed Charges
23.1(degrees) Consent of BKD, LLP
23.2+         Consent of Womble Carlyle Sandridge & Rice, PLLC (included in Exhibit 5.1).
24.1+         Power of Attorney (included on signature page).
25.1+         Statement of Eligibility and Qualification Under the Trust Indenture Act of 1939 on Form T-1 by
              Reliance Trust Company

--------


+ Previously filed.
(degrees) Filed herewith.

Item 37.  Undertakings

   The undersigned registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi on the 5th day of July, 2002.



                                              FOUNDATION CAPITAL RESOURCES, INC.

                                              BY:      /s/  A.J. BRASWELL
                                                  _____________________________
                                                          A.J. Braswell
                                                   Chief Executive Officer and
                                                            President

   Pursuant to the requirements of the Securities and Exchange Commission, this Form S-11 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                        Title                  Date
          ---------                        -----                  ----

      /s/ A.J. BRASWELL        Chief Executive Officer,       July 5, 2002
-----------------------------    President and Director
        A.J. Braswell            (Principal Executive
                                 Officer)

    /s/ BARRY S. WINFORD       Treasurer (Principal           July 5, 2002
-----------------------------    Financial and Accounting
      Barry S. Winford           Officer)

    /s/ JAMES L. ROBERTS*      Director                       July 5, 2002
-----------------------------
      James L. Roberts

     /s/ WAYNE SHIRLEY*        Director                       July 5, 2002
-----------------------------
        Wayne Shirley

    /s/ KENNETH C. BRAY*       Director                       July 5, 2002
-----------------------------
       Kenneth C. Bray

   /s/ K. MILTON HIGGINS*      Director                       July 5, 2002
-----------------------------
      K. Milton Higgins

     /s/ SALLY M. HILL*        Director                       July 5, 2002
-----------------------------
        Sally M. Hill

-----------------------------  Director                       July 5, 2002
         Clay Corvin


*By:     /s/ A.J. BRASWELL
     _________________________
           A.J. Braswell
         Attorney-in-Fact